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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
DSI Toys, Inc.
(Name of Registrant as Specified in its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
Common Stock, par value $0.01 per share
	2)	Aggregate number of securities to which transaction applies:
3,315,006*
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
$0.47
	4)	Proposed maximum aggregate value of transaction:
$1,558,053
	5)	Total Fee Paid
$311.61
*Includes shares of the Company's common stock to be converted to cash. Excludes shares held by the Buyer Group (as defined herein), which shall remain outstanding after the transaction.
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

DSI TOYS, INC.

Dear Shareholder:

              You are cordially invited to attend a Special Meeting of Shareholders of DSI Toys, Inc. (the "Company") on Tuesday, May 13, 2003, at 1:30 p.m., local time. The meeting will be held at the Company's corporate offices, 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099.

              At this important meeting, you will be asked to consider and vote upon the merger of DSI Acquisition, Inc. ("DSI Acquisition") with and into the Company (the "Merger"). Pursuant to the Merger, you will receive $0.47 for each share of the Company's common stock that you own if you are not a member of the Buyer Group (as defined in the proxy statement). If you are a member of the Buyer Group, you shall remain as a shareholder of the Company subsequent to the Merger.

              A special committee of the Company's board of directors negotiated the per share consideration and the other terms of the transaction with DSI Acquisition. The Company's board of directors approved the merger agreement with DSI Acquisition (the "Merger Agreement") and has determined that its terms are fair to, and in the best interests of, the Company and its shareholders. Accordingly, the board recommends that the Company's shareholders vote "FOR" approval of the Merger Agreement.

              We cannot complete the Merger unless the holders of a majority of the outstanding shares of the Company vote to approve the Merger Agreement and Merger. Whether or not you plan to attend the meeting, please fill out, sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be represented at the meeting. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

              Your vote is very important. If you fail to return the proxy card or vote in person at the special meeting, it will have the same effect as a vote against the Merger.

              The accompanying notice of meeting and proxy statement explain the proposed Merger and provide specific information concerning the special meeting. Please read these materials carefully. On behalf of the Company, thank you for your cooperation and continued support.

Sincerely,
Joseph S. Whitaker Chief Executive Officer and President

April    , 2003

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction contemplated in this proxy statement, passed upon the merits or fairness of the transaction, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

DSI TOYS, INC.
10110 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 150
HOUSTON, TEXAS 77099
TELEPHONE (713) 365-9900

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 13, 2003

              A special meeting of the shareholders of DSI Toys, Inc., a Texas corporation (the "Company"), will be held on Tuesday, May 13, 2003, at 1:30 p.m., local time. The meeting will be held at the Company's corporate offices, 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099, for the following purposes:

  (1)
  To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of March 27, 2003, by and between DSI Acquisition, Inc., a Texas corporation ("DSI Acquisition") and the Company (the "Merger Agreement"), and the related merger, pursuant to which DSI Acquisition will be merged with and into the Company (the "Merger"). You will receive $0.47 per share in cash for each share you own of the Company's common stock at the time of the Merger if you are not a member of the Buyer Group (as defined in the proxy statement). If you are a member of the Buyer Group, you shall remain as a shareholder of the Company subsequent to the Merger.

  (2)
  To vote to adjourn the special meeting if necessary.

              The Company's board of directors has fixed the close of business on            , 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. Only shareholders of record at the close of business on                        , 2003 are entitled to notice of, and to vote at, such meeting. As of the record date, there were 10,866,365 shares outstanding, held of record by approximately 111 holders.

              A complete list of shareholders entitled to vote at the meeting will be available for examination at 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099, for ten days prior to the meeting. This Notice of Special Meeting of Shareholders is first being mailed to shareholders entitled to notice of, and to vote at, the special meeting on or around                        , 2003.

              Approval of the Merger Agreement and the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting. The board of directors of the Company has approved the Merger Agreement and recommends that you vote "FOR" approval of the Merger Agreement and the related Merger.

              The Merger Agreement and the Merger are explained in the accompanying proxy statement, which you are urged to read carefully. A copy of the Merger Agreement is attached as Appendix A to the proxy statement. Under Texas law, you are entitled to appraisal rights in the Merger. A copy of the relevant sections of the Texas statutes relating to dissenting shareholders' appraisal rights is attached as Appendix C to the accompanying proxy statement.

              Whether or not you plan to attend the special meeting in person, you are encouraged to fill out, sign, date and mail promptly the enclosed proxy in the accompanying envelope. No postage is required if mailed in the United States. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them.

BY ORDER OF THE BOARD OF DIRECTORS,
Thomas V. Yarnell Secretary

Houston, Texas
April    , 2003

SUMMARY TERM SHEET

This summary highlights information from this proxy statement, but does not contain all information that may be important to consider when evaluating the merits of the Merger Agreement and the Merger. We encourage you to read this proxy statement and the attached appendices before voting. The actual terms and conditions of the Merger are contained in the Merger Agreement, which we have attached to this proxy statement as Appendix A.

The Parties

DSI Toys, Inc. is a Texas corporation engaged in the business of designing, developing, marketing and distributing dolls, toys and consumer electronic products. The Company is publicly traded over the over-the-counter Bulletin Board electronic quotation system, and as of April    , 2003, had outstanding 10,866,365 shares of common stock held of record by approximately 111 shareholders. Throughout this proxy statement, we will refer to DSI Toys, Inc. as "the Company."

DSI Acquisition, Inc. is a privately-held Texas corporation, with 100% of its outstanding shares owned by E. Thomas Martin, the Chairman of the Company's board of directors, and certain other members of the Buyer Group (as defined immediately below). Throughout this proxy statement, we will refer to DSI Acquisition, Inc. as "DSI Acquisition."

The "Buyer Group" consists of the following shareholders, directors and executive officers of the Company: Mark and Bonnie Barnes, Linda Black, Jess Blann, Jacob Bowler, Jocean Bowler, John Bowler, Sarah Bowler, Debbie Cariaga, Brad Davis, Bob Dexter, Chris Ford, John Hays, Charles Kolligian, E. Thomas Martin, John Mirolla, Greg Morris, Joseph Nargie, Walter S. Reiling, Sausal Corp., Paul Wallace, Jim Ward, Donald Westfall, Joseph S. Whitaker, Thomas Wood, and MVII, LLC ("MVII"). MVII is the largest shareholder of the Company and is controlled by Mr. Martin. Robert L. Burke, John McSorley and Joseph S. Whitaker, directors of the Company, own minority interests in MVII.

For more information on the parties to the Merger, see "The Parties," beginning on page    of the proxy statement.

The Merger

If the Merger Agreement is approved by the shareholders of the Company, DSI Acquisition will merge with and into the Company, with the Company surviving the Merger. Holders of the Company's common stock, except for members of the Buyer Group, will receive $0.47 per share for each share of common stock that they own immediately before the Merger. Members of the Buyer Group will not receive any cash compensation for their outstanding shares of the Company's common stock but will instead remain as shareholders of the Company subsequent to the Merger. The shareholders of DSI Acquisition will receive one share of the Company's common stock for each share of DSI Acquisition common stock that they own immediately prior to the Merger. At the closing of the Merger, the Company's shares will be delisted from the over-the-counter Bulletin Board electronic quotation system and its common stock will be deregistered under the Securities Exchange Act of 1934, as amended. The Company will continue in business as a privately-held Texas corporation. DSI Acquisition will cease to exist as a separate entity.

For more information on the Merger, see "Special Factors – Certain Effects of the Merger," beginning on page     of the proxy statement, and "The Merger Agreement – Structure and Completion of the Merger" beginning on page    of the proxy statement and "The Merger Agreement – Effect of the Merger on Capital Stock," beginning on page    of the proxy statement.

i

Date, Time and Place of the Special Meeting

The special meeting to vote on the Merger will be held on Tuesday, May 13, 2003, at 1:30 p.m., local time. The meeting will be held at the Company's corporate offices, 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099. See "Special Meeting – Date, Time and Place" on page    of the proxy statement.

Purposes of the Special Meeting

At the special meeting, you will be asked:

•
To consider and vote upon a proposal to approve the Merger Agreement and the related Merger.

•
To vote to adjourn the special meeting if necessary.

If the Merger Agreement is approved, DSI Acquisition will be merged with and into the Company. You will receive $0.47 per share in cash for each share you own of the Company's common stock at the time of the Merger if you are not a member of the Buyer Group. If you are a member of the Buyer Group, you will remain as a shareholder of the Company subsequent to the Merger.

See "Special Meeting – Date, Time and Place" on page    of the proxy statement, and "Special Factors – Purpose and Reasons for the Merger," beginning on page    of the proxy statement.

Voting

The board of directors has set the close of business on                        , 2003, as the record date for determining the shareholders entitled to notice of, and to vote at, the special meeting. At the special meeting, each share of common stock, par value $0.01 per share, of the Company will be entitled to one vote. As of the record date, there were 10,866,365 shares of common stock outstanding and entitled to vote, and there were approximately 111 holders of record.

Any proxy given by you may be revoked by you at any time before it is voted by:

•
delivering a written notice of revocation to the Secretary of the Company,

•
executing and delivering a later-dated proxy, or

•
attending the meeting and giving oral notice of your intention to vote in person. However, your attendance at the special meeting if you have executed and delivered a proxy to the Company will not in and of itself constitute a revocation of such proxy.

Unless you instruct us otherwise on the proxy, all shares of common stock represented by your valid proxy will be voted for the approval and adoption of the Merger Agreement and the related Merger and for adjournment of the special meeting if the directors present determine that there are not enough votes present to constitute a quorum or to adopt the Merger Agreement.

Please sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares can be represented at the meeting. You should not send in your stock certificates now. If the Merger is completed, written instructions for exchanging stock certificates for the Merger consideration will be sent to you. See "The Special Meeting – Record Date; Voting at the Meeting; Quorum," "The Special Meeting – Required Vote; Effect of Abstentions and Non-Votes," and "The Special Meeting – Action to Be Taken Under the Proxy," beginning on page     of the proxy statement.

Required Vote

Under the Company's articles of incorporation and bylaws, approval of the Merger Agreement and the Merger requires the affirmative vote of holders of at least a majority of the outstanding shares of common stock. The separate approval of the shareholders who are not members of the Buyer Group is not required in order to approve and adopt the Merger Agreement and the Merger. Members of the Buyer Group

beneficially own 7,551,359 shares, or 69.5%, of the outstanding common stock of the Company, which we expect to be voted in favor of the Merger Agreement and the Merger. See "The Special Meeting – Required Vote; Effect of Abstentions and Non-Votes" on page    of the proxy statement.

What You Will Receive in the Merger

Each holder of common stock (other than members of the Buyer Group and any shareholder that properly perfects his or her appraisal rights under Texas law) will receive $0.47 per share in cash. Members of the Buyer Group will not receive any consideration and will instead remain as shareholders of the Company subsequent to the Merger. See "Special Factors – Background of the Merger," beginning of page    of the proxy statement, and "The Merger Agreement – Structure and Completion of the Merger" beginning on page    of the proxy statement and "The Merger Agreement – Effect of the Merger on Capital Stock," beginning on page    of the proxy statement.

Appraisal Rights

Any shareholder who does not wish to accept the Merger consideration has the right under Article 5.11 of the Texas Business Corporation Act to have the "fair value" of his or her shares of common stock determined by a Texas court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, to exercise appraisal rights, a shareholder must:

•
file a written objection with the Company before the special meeting;

•
vote against the Merger Agreement or abstain from voting;

•
deliver a written demand for payment of the fair value of his or her shares within ten days of receiving notice from the Company of the effectiveness of the Merger;

•
surrender his or her share certificates to the Company within 20 days of the written demand for payment of the fair value of the shares for the purpose of permitting the Company to make a notation on the shares that such demand has been made; and

•
file a court petition seeking determination of the fair value of the shares within 60 and 120 days of the effectiveness of the Merger if the Company and the shareholder fail to agree on the fair value of the shares.

Merely voting against the Merger Agreement and the Merger will not protect your right of appraisal. Please read Appendix C to this proxy statement, which contains the provisions of the Texas Business Corporation Act regarding appraisal rights.

See also "The Merger Agreement – Dissenters' Rights," beginning on page    of the proxy statement, and "Dissenters' Rights of Appraisal," beginning on page    of the proxy statement.

Background of the Merger

The Company completed its initial public offering on May 29, 1997. The price of the Company's common stock reached its all time high in October 1997, trading at $10.125 per share. After the Company announced an anticipated loss for 1997 on December 3, 1997, the stock price declined, closing the year at $1.88 per share. The stock price remained at that approximate level (or lower) throughout 1998 and into 1999.

On April 15, 1999, the Company entered into a Stock Purchase and Sale Agreement with MVII, pursuant to which MVII purchased from the Company 566,038 shares of common stock for $1.2 million on April 15, 1999, and an additional 1,792,453 shares of common stock for $3.8 million on June 1, 1999. On April 21, 1999, MVII commenced a tender offer for 1.6 million shares of the Company's outstanding common stock at $4.38 per share, which offer was fully subscribed to and consummated on May 26, 1999.

On June 28, 1999, the price of the Company's common stock reached $4.75 per share. Since that time, the price of the Company's common stock has steadily declined. On November 21, 2002, the stock closed at $0.27 per share and has subsequently closed trading no higher than $0.51 per share during the period between November 21, 2002, and the execution of the Merger Agreement on March 27, 2003.

In January 2003, after other alternatives for the Company had been exhausted, Mr. Martin and certain other officers, directors and shareholders of the Company began serious consideration of a going-private transaction. On January 27, 2003, the board of directors invited this group of persons to submit an offer to the Company for a going-private transaction.

On January 28, 2003, MVII (or an affiliated entity) proposed to purchase the Company's common stock for $0.44 per share. Subsequently, DSI Acquisition, an entity affiliated with MVII, was formed as the acquisition vehicle to effectuate the Merger, and the Buyer Group was formed. The Buyer Group consists of certain existing shareholders of the Company who have preexisting business or personal relationships with Mr. Martin. All of the members of the Buyer Group shall retain their existing shares of the Company subsequent to the Merger. Mr. Martin and those members of the Buyer Group who are shareholders of DSI Acquisition shall receive additional shares of the Company in exchange for their shares of DSI Acquisition pursuant to the Merger. All of the members of the Buyer Group have been provided with the opportunity to own shares in DSI Acquisition.

In anticipation of receiving the initial buyout proposal, the Company's board of directors formed a special committee to protect the interests of the shareholders who are not members of the Buyer Group and to negotiate the terms of the transaction. The special committee engaged its own legal counsel and financial advisor to assist it in evaluating the terms of the proposed Merger. After several weeks of negotiation, a price of $0.47 per share was agreed upon by representatives of DSI Acquisition and the special committee, subject to negotiation of final terms of the Merger Agreement.

In addition to considering the opinion of its financial advisor, the special committee examined trends in the market for small cap securities, previous negotiations to purchase all or a portion of the Company, and the market position of the Company. Based on these and other factors set forth in more detail in "Special Factors – Recommendation of the Special Committee, Board of Directors and Buyer Group; Fairness of the Merger," beginning on page    of the proxy statement, the special committee recommended that the board of directors approve the Merger. The board of directors of the Company approved the Merger Agreement on March 26, 2003, and recommended approval of the Merger Agreement to the Company's shareholders.

Purpose and Reasons for the Merger

The Company has determined that, in light of the financial condition and prospects of the Company and for a variety of other reasons, considered in detail in the proxy statement, it is in the best interest of the Company and its shareholders for the Company to be privately held. The Company believes that the Merger is the most expeditious and economical way of liquidating the holdings of the shareholders who are not members of the Buyer Group and changing the Company's status from that of a reporting company to that of a closely held, non-reporting company.

The Company believes that the Merger will relieve the Company of certain expenses incident with being a public company, eliminate various obligations applicable to a public company, and increase management's flexibility to consider and initiate actions that may not be appropriate for a public company.

In connection with the Merger, the outstanding common stock held by shareholders who are not members of the Buyer Group will be purchased at a price determined to be fair by both the special committee and the board of directors in order to (i) eliminate the cost of maintaining numerous shareholder accounts, (ii) permit shareholders who are not members of the Buyer Group to receive a fair price for their shares without having to pay brokerage commissions or find a private purchaser, (iii) allow the Buyer Group to own the Company and (iv) relieve the Company of the administrative burden, costs and competitive disadvantages associated with complying with the requirements of a public company under the Securities Exchange Act of 1934, as amended.

For additional information on the purposes and reasons for the Merger, see "Special Factors – Purpose and Reasons for the Merger," beginning on page    of the proxy statement and "Special Factors – Recommendation of the Special Committee, Board of Directors and Buyer Group; Fairness of the Merger," beginning on page    of the proxy statement.

Opinion of Independent Financial Advisor

The special committee of the board of directors retained Chaffe & Associates, Inc. ("Chaffe") as its financial advisor in connection with its evaluation of the Merger. On March 26, 2003, Chaffe delivered to the special committee its opinion that, as of that date and based upon and subject to the various limitations, qualifications and assumptions stated in the opinion, the total Merger consideration of $0.47 per share of common stock to be received by the Company's shareholders, other than members of the Buyer Group, in connection with the Merger is fair to them from a financial point of view. A copy of Chaffe's written opinion, which describes the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is included as Appendix B to this proxy statement. You should read Chaffe's opinion carefully and in its entirety. See also "Special Factors – Opinion of Financial Advisor to the Special Committee," beginning on page    of the proxy statement.

Approval of the Special Committee and Board of Directors

The special committee of the board of directors unanimously recommended to the board of directors that the board of directors approve the Merger Agreement. Based on the recommendation of the special committee, the board of directors, taking into account the opinion of Chaffe, unanimously determined that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, the Company and its shareholders. See "Special Factors – Purpose and Reasons for the Merger," beginning of page     of the proxy statement, and "Special Factors – Approval of the Special Committee, Board of Directors and Buyer Group; Fairness of the Merger," beginning on page     of the proxy statement.

Interests of Certain Persons in the Merger; Consideration of Fairness by Buyer Group

Several of the directors and executive officers of the Company have interests in the Merger that are different from and in addition to the interests of other shareholders. These officers and directors are members of the Buyer Group and will receive certain benefits in the Merger that other shareholders will not receive. For further information on these interests, see "Special Factors – Interests of Certain Persons in the Merger," beginning on page    of the proxy statement.

Representatives of DSI Acquisition have negotiated with the special committee for the purpose of reaching an agreement that is fair to the shareholders of the Company. The special committee has determined that a price of $0.47 per share for the Company's common stock is fair to the shareholders of the Company. For more information on the factors considered by the special committee in making such determination, see "Special Factors – Recommendations of the Special Committee, Board of Directors and Buyer Group; Fairness of the Merger," beginning on page    of the proxy statement.

v

Effects of the Merger

Following the Merger, the shareholders, except for members of the Buyer Group, will receive cash in exchange for each share of common stock they own. The members of the Buyer Group will not receive any cash consideration for the common stock they own but will instead remain as shareholders of the Company subsequent to the Merger. As a result of the Merger, DSI Acquisition will cease to exist as a separate entity and the shareholders thereof will receive one share of the Company's common stock for each share of DSI Acquisition common stock held by them immediately prior to the Merger. Following the Merger, the Company's shares will be delisted from the over-the-counter Bulletin Board electronic quotation system and its common stock will be deregistered under the Securities Exchange Act of 1934, as amended. The Company will remain as a privately-held Texas corporation immediately after the Merger.

The members of the Buyer Group and the shareholders of DSI Acquisition will be the sole beneficiaries of any future earnings and growth of the Company following the Merger. The shareholders of the Company who will have their shares purchased in the Merger will not benefit from any increase in the value of the Company. On the other hand, the shareholders of the Company who are not members of the Buyer Group will not bear the risk of any decrease in the value of the Company.

In addition, the Company's common stock will not be listed for trading on the over-the-counter Bulletin Board electronic quotation system or any other stock exchange. For members of the Buyer Group, a discussion of the risks associated with owning shares in a private company and the anticipated lack of liquidity of the Company's stock following the Merger begins on page    of this document. See "Special Factors – Certain Effects of the Merger," beginning on page     of the proxy statement, and "The Merger Agreement – Effect of the Merger on Capital Stock," beginning on page    of the proxy statement.

Conditions to the Merger

The obligations of each party to effect the Merger depend on the satisfaction, at or prior to the closing date, of a number of conditions, including:

•
the approval of the Merger Agreement and the Merger by no less than a majority of the holders of outstanding common stock of the Company;

•
no legal prohibitions may exist to the completion of the Merger;

•
all parties to the agreement must satisfactorily perform all covenants and other agreements under the Merger Agreement; and

•
the financial advisor to the special committee shall have orally reaffirmed its fairness opinion.

For a more complete description of the closing conditions, see "The Merger Agreement – Conditions," beginning on page     of the proxy statement.

Termination of the Merger Agreement

The Merger Agreement may be terminated if:

•
a majority of the shareholders of the Company do not vote to approve the Merger Agreement and the Merger;

•
a court or other regulatory body issues an order, decree or ruling (which action has become final and nonappealable) permanently restraining the Merger;

•
the Merger shall not have been consummated 90 days after the Company files its definitive proxy statement with the Securities and Exchange Commission, subject to extension upon the mutual agreement of the parties;

•
there has been a breach by either party of any material representation, warranty, covenant or agreement set forth in the Merger Agreement and the breach is not waived by the non-breaching party to the Merger Agreement; or

•
the board of directors or special committee of the board of directors finds, after consultation with outside legal counsel, that completing the Merger would be inconsistent with the board of directors' or special committee's fiduciary duty under applicable law.

See "The Merger Agreement – Termination" on page    of the proxy statement.

Federal Income Tax Consequences

The receipt of the cash Merger consideration will be a taxable transaction to shareholders for U.S. federal income tax purposes and may be a taxable transaction for foreign, state and local income tax purposes as well. For U.S. federal income tax purposes, shareholders will recognize gain or loss measured by the difference between (1) the amount of cash received in exchange for their shares of common stock and (2) the amount of their tax basis in such shares.

You should consult your own tax advisor regarding the U.S. federal income tax consequences of the Merger, as well as any tax consequences under state, local or foreign laws. See "Special Factors – U.S. Federal Income Tax Consequences of the Merger," beginning on page    of the proxy statement.

Expenses of the Merger

The Company expects to incur approximately $                        in expenses in connection with the Merger and related transactions. Except as disclosed in this proxy statement and as described in the Merger Agreement, all fees and expenses incurred in connection with the Merger, the Merger Agreement and any other transactions connected with the Merger will be paid by the party incurring such fees and expenses, regardless of whether the Merger is completed. See "Special Factors – Fees and Expenses of the Merger" on page    of the proxy statement, and "The Merger Agreement – Expenses" on page    of the proxy statement.

THE PARTIES	38
DSI Toys, Inc.	38
DSI Acquisition, Inc.	38
The Buyer Group	39
SECURITIES OWNERSHIP	40
Current Beneficial Ownership of the Company's Common Stock	40
Beneficial Ownership of the Company's Common Stock Upon Consummation of the Merger	43
DIRECTORS AND EXECUTIVE OFFICERS	47
THE MERGER AGREEMENT	49
Structure and Completion of the Merger	49
Effect of the Merger on Capital Stock	50
Payment Procedures	50
Dissenters' Rights	51
Representations and Warranties	51
Ordinary Course of Business Covenant	53
Actions to be Taken to Complete the Merger	54
Expenses	55
Conditions	55
Termination	56
Miscellaneous Conditions	57
DISSENTERS' RIGHTS OF APPRAISAL	57
INDEPENDENT ACCOUNTANTS	60
WHERE YOU CAN FIND MORE INFORMATION	60
SHAREHOLDER PROPOSALS	61
OTHER BUSINESS	62
APPENDIX A	Agreement and Plan of Merger, dated as of March 27, 2003, by and between DSI Toys, Inc. and DSI Acquisition, Inc.
APPENDIX B	Opinion of Chaffe & Associates, Inc.
APPENDIX C	Provisions of the Texas Business Corporation Act Regarding Appraisal Rights

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    What will happen in the Merger?

A:    If the Merger becomes effective, DSI Acquisition, Inc., a Texas corporation ("DSI Acquisition"), will be merged into the Company, with the Company surviving the Merger. DSI Acquisition will cease to exist as a separate entity and the shareholders thereof will receive one share of the Company's common stock for each share of DSI Acquisition common stock held immediately prior to the Merger. These former shareholders of DSI Acquisition along with certain of the current shareholders of the Company (called the "Buyer Group" and identified below) will own 100% of the outstanding shares of the Company's common stock after the Merger is completed.

Q:    Who are DSI Acquisition and the Buyer Group?

A:    DSI Acquisition is a privately-held Texas corporation, with 100% of its outstanding shares owned by E. Thomas Martin, the chairman of the Company's board of directors, and certain other members of the Buyer Group. The Buyer Group consists of the following shareholders, directors and executive officers of the Company: Mark and Bonnie Barnes, Linda Black, Jess Blann, Jacob Bowler, Jocean Bowler, John Bowler, Sarah Bowler, Debbie Cariaga, Brad Davis, Bob Dexter, Chris Ford, John Hays, Charles Kolligian, E. Thomas Martin, Megan Martin, John and Peg Mirolla, Greg Morris, Joseph Nargie, Walter S. Reiling, Sausal Corp., Paul Wallace, Jim Ward, Donald Westfall, Joseph S. Whitaker, Thomas Wood, and MVII, LLC ("MVII"). MVII is the largest shareholder of the Company and is controlled by Mr. Martin. Robert L. Burke, John McSorley and Joseph S. Whitaker, directors of the Company, own minority interests in MVII. For a more complete description of DSI Acquisition and the Buyer Group, see the sections entitled "The Parties," "Directors and Officers," and "Securities Ownership" in the proxy statement.

Q:    What will I receive in the Merger?

A:    If you are not a member of the Buyer Group, you will receive $0.47 in cash, without interest, in exchange for each share of the Company's common stock that you own immediately before the Merger. Members of the Buyer Group will not be entitled to cash compensation for their shares of common stock but will instead remain as shareholders of the Company subsequent to the Merger.

Q:    Will there be any changes as a result of the Merger?

A:    Yes. Upon completion of the Merger, all of the outstanding shares of common stock of the Company will be owned by the former shareholders of DSI Acquisition and the members of the Buyer Group. The Company's stock will be delisted from the over-the-counter Bulletin Board electronic quotation system and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Q:    What are the tax consequences of the Merger to me?

A:    If you exchange your shares for cash, the cash you receive will be considered a taxable transaction. Your tax consequences will depend on your personal situation. You are urged to consult your tax advisor for a full understanding of the tax consequences of the Merger to you. A summary of the federal income tax consequences of the Merger can be found beginning on page    of the proxy statement.

Q:    Why is the Company's board of directors recommending the Merger?

A:    The Board believes that in light of the financial condition of the Company and its working capital needs, that the Merger and the financing transactions contemplated to occur subsequent to the Merger offer the shareholders, other than the members of the Buyer Group, fair consideration for their shares and the Company

x

its best opportunity to continue as a going concern. A special committee of two independent directors evaluated the fairness of the Merger. The special committee negotiated the terms of the Merger and recommended that the full board of directors approve the Merger. For a more complete description of the factors considered by the special committee, see "Special Factors – Recommendation of the Special Committee, the Board of Directors and the Buyer Group; Fairness of the Merger," beginning on page    .

Q:    Why was the special committee formed?

A:    Five of the seven members of the board of directors are either members of the Buyer Group or members of MVII, which is a member of the Buyer Group, and therefore have a conflict of interest. Your board of directors formed the special committee of independent directors to protect your interests in evaluating and negotiating the terms of the Merger. The special committee independently selected and retained legal and financial advisors to assist it in the evaluation and negotiation. For a description of these events, see "Special Factors – Background of the Merger" beginning on page    .

Q:    Does DSI Acquisition have the financial resources to make payment?

A:    Yes. DSI Acquisition anticipates that it will have sufficient cash on hand on the effective date of the Merger to cover the total amount of funds required in connection with the Merger and related transactions.

Q:    Is the financial condition of DSI Acquisition relevant to my decision on how to vote?

A:    Your shares will be purchased in the Merger for cash and the Merger is not subject to any financing condition. Because DSI Acquisition will have sufficient cash to finance the Merger, we do not believe that its financial condition is relevant to your decision on how to vote.

Q:    When do you expect to complete the Merger?

A:    We are working toward completing the Merger as quickly as possible. We hope to complete the Merger on or shortly after the date of the special meeting. However, we cannot assure you as to when or if the Merger will occur.

Q:    What do I need to do now?

A:    After carefully reading and considering the information contained in the proxy statement, please complete, date and sign your proxy card. Then mail your completed, dated and signed proxy card in the enclosed prepaid return envelope as soon as possible so that your shares can be voted at the special meeting. If your shares are held in "street name" by your broker or other nominee, your broker or other nominee will provide you instructions on how to have your vote counted.

Q:    What happens if I don't return a proxy card?

A:    If you fail to return a proxy card, it will have the same effect as voting against the Merger Agreement.

Q:    May I change my vote after I have mailed my signed proxy card?

A:    Yes. You may change your vote by sending a written notice stating that you would like to revoke your proxy or by completing and submitting prior to the special meeting a new, later dated proxy card to the Secretary of the Company. You also can attend the special meeting and vote in person. If your shares are held in "street name," you must follow the directions provided by your broker to change your vote.

Q:    May I vote in person?

A:    Yes. You may attend the special meeting and vote your shares in person.

Q:    What is the date, time and place of the special meeting?

A.    The special meeting will be held on Tuesday, May 13, 2003, at 1:30 p.m., local time. The meeting will be held at the Company's corporate offices, 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099.

Q:    If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:    No. Your broker will not be able to vote your shares without instructions from you. You should follow the directions provided by your broker to vote your shares. If you do not provide instructions to your broker, your shares will not be voted.

Q:    Should I send in my stock certificates now?

A:    No. After the Merger is completed, the Company will send you written instructions for exchanging your shares of the Company's common stock. You must return your Company stock certificates as described in the instructions to receive the cash payment in connection with the Merger.

Q:    May I exercise dissenters' appraisal rights in the Merger?

A:    Yes. If you do not vote in favor of the Merger Agreement and you comply with the other requirements and procedures of Texas law, you will not be entitled to receive the $0.47 per share cash price in the Merger. Instead, you will be entitled to receive payment in cash of the appraised "fair value" of your shares of Company's common stock. A description of these rights, as well as the requirements and procedures for dissenting under Texas law, can be found beginning on page    of the proxy statement. In addition, the full text of the relevant sections of the Texas statute are reprinted in Appendix C.

Q:    Who can help answer my questions?

A:    If you have any questions about the Merger or would like additional copies of the proxy statement, you should contact:

Mr. Rob Weisgarber
10110 West Sam Houston Parkway South,
Suite 150
Houston, Texas 77099
(713) 365-9900
rweisgarber@dsitoys.com

THE SPECIAL MEETING

Date, Time, and Place

              This proxy statement is furnished to shareholders of the Company in connection with the solicitation of proxies on behalf of the board of directors for use at the special meeting to be held on Tuesday, May 13, 2003, at the time and place specified in the attached Notice of Special Meeting, or at any adjournments or postponements of the special meeting.

Purposes of the Special Meeting

              At the special meeting, the shareholders of the Company will be asked to consider and vote upon the approval of the Merger Agreement and the Merger and to adjourn the special meeting if necessary.

              Upon the unanimous recommendation of an independent special committee of the board of directors, the board of directors has unanimously approved the Merger Agreement and the Merger.

Record Date; Voting at the Meeting; Quorum

              The board of directors has fixed the close of business on                        , 2003, as the record date for the determination of the Company shareholders entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, the Company had outstanding 10,866,365 shares of common stock held of record by approximately 111 holders. Each outstanding share of common stock is entitled to one vote on all matters coming before the special meeting. The presence, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the meeting.

Required Vote; Effect of Abstentions and Non-Votes

              Under the Company's articles of incorporation, the Merger Agreement and the Merger must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock. Members of the Buyer Group holding approximately 69.5% of the outstanding shares of common stock of the Company intend to vote in favor of the Merger Agreement and the Merger. At a special meeting of the board of directors held on March 26, 2003, the terms of the Merger were unanimously approved by the board of directors upon the unanimous recommendation of a special committee of the board of directors. The special committee was comprised of two directors who were independent of DSI Acquisition and the Buyer Group and who do not serve as officers of the Company.

              The inspectors of election will treat shares of the Company's common stock represented by proxies that are marked "ABSTAIN" as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the special meeting and for purposes of determining the outcome of any question submitted to the shareholders for a vote. Broker's non-votes will be treated in a similar manner. Therefore, abstentions and broker's non-votes will have the same effect as votes against the approval of the Merger Agreement and the Merger.

Action to Be Taken Under the Proxy

              The enclosed proxy is solicited on behalf of the board of directors. The giving of a proxy does not mean that you cannot vote in person if you attend the special meeting and decide that you wish to vote personally. You have an unconditional right to revoke your proxy at any time prior to its exercise, either by filing with the Company's Secretary at the Company's principal executive offices a written revocation or a properly completed and signed proxy bearing a later date or by voting in person at the special meeting. Attendance at the special meeting without casting a ballot will not, by itself, constitute revocation of a proxy.

              All shares of common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, unless previously revoked, will be voted at the special meeting in the manner described on the proxies. Unless other instructions are given, proxies will be voted FOR the approval of the Merger Agreement and the Merger. As explained below in the section entitled "Dissenters' Rights of Appraisal," a vote in favor of the Merger Agreement and the Merger means that the shareholder owning those shares will not have the right to dissent and seek appraisal of the fair value of such shares.

              When considering a motion to adjourn the special meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger), the persons named in the enclosed form of proxy and acting by the authority in the proxy generally will have discretion to vote on adjournment using their best judgment. However, the persons named in the proxies will not use their discretionary authority to use proxies voting against the Merger Agreement to vote in favor of adjournment or postponement of the special meeting. No matters, other than as described in the Notice of Special Meeting of Shareholders, are to come before the special meeting.

Proxy Solicitation

              The cost of preparing, assembling and mailing this proxy statement, the Notice of Special Meeting of Shareholders and the enclosed form of proxy will be borne by the Company. The Company is requesting that any trustees, custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. The Company may reimburse those persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, facsimile, telegram or in person. These directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred.

              No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

              If the Merger Agreement is approved and the Merger is consummated, holders of the Company's common stock will be sent instructions and letters of transmittal regarding the surrender of their certificates representing shares of common stock. Holders should not send their stock certificates until they receive these instructions unless they plan to exercise their dissenters' rights, in which case they should follow the procedures set forth in the provisions of the Texas Business Corporation Act attached as Exhibit C.

SPECIAL FACTORS

Background of the Merger

              The Company completed its initial public offering on May 29, 1997. The price of the Company's common stock reached its all time high in October 1997, trading at $10.125 per share. After the Company announced an anticipated loss for 1997 on December 3, 1997, the stock price declined, closing the year at $1.88 per share. The stock price remained at that approximate level (or lower) throughout 1998 and into 1999.

              On April 15, 1999, the Company entered into a Stock Purchase and Sale Agreement with MVII, pursuant to which MVII purchased from the Company 566,038 shares of common stock for $1.2 million on April 15, 1999, and an additional 1,792,453 shares of common stock for $3.8 million on June 1, 1999. On April 21, 1999, MVII commenced a tender offer for 1.6 million shares of the Company's outstanding common stock at $4.38 per share, which offer was fully subscribed to and consummated on May 26, 1999.

              On June 28, 1999, the price of the Company's common stock reached $4.75 per share. Since that time, the price of the Company's common stock has steadily declined. On November 21, 2002, the stock closed at $0.27 per share and has subsequently closed trading no higher than $0.51 per share during the period between November 21, 2002, and the execution of the Merger Agreement on March 27, 2003. During the same time period, the financial condition of the Company deteriorated, and the Company's need to raise working capital from an outside source increased.

              On February 14, 2002, the Company received notice from The Nasdaq Stock Market, Inc. that the Company's common stock had closed below the minimum price of US$1.00 per share requirement for continued listing on the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(4) (the "Rule"). The Company was granted a 180 calendar day grace period to comply with the Rule, but was still not in compliance with the Rule on August 13, 2002, the final day of the grace period. However, at such time the Company was granted an additional 180 calendar day grace period to comply with the Rule because it did meet the initial listing criteria for the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A). The additional grace period expired on February 10, 2003, without the Company being in compliance with the Rule. On March 18, 2003, the Company received notification that its securities would be delisted from the Nasdaq SmallCap Market at the opening of business on March 27, 2003. The Company elected not to appeal the delisting determination and its common stock commenced trading on the over-the-counter Bulletin Board electronic quotation system effective with the opening of business on March 27, 2003, under the ticker symbol "DSIT."

              The Company's board of directors first addressed the possibility of a going-private transaction in October, 2001, as one of several alternatives for raising working capital for the Company. The board of directors decided to pursue alternatives other than a going-private transaction at that time. During 2002, the possibility of a going-private transaction continued to be a matter of limited discussion, although the board of directors continued to pursue other alternatives to address the financial needs of the Company.

              In October, November and December, 2002, as the financial condition of the Company worsened, the Company explored possible transactions with several third parties. See "Special Factors – Alternatives Considered."

              Following the termination of the Company's negotiations with a possible transaction partner on January 8, 2003, and with the Company still needing to raise working capital to continue as a going concern, Mr. Martin and certain other members of the Buyer Group began serious consideration of a going-private transaction. On January 27, 2003, at its regularly scheduled meeting, the board of directors invited MVII to submit an offer for a going-private transaction to the Company. In anticipation of such an offer, and upon consultation with the Company's outside legal counsel, the board of directors appointed directors M.D. Davis and Joseph N. Matlock as a special committee of independent, disinterested directors for the purpose of considering, evaluating and negotiating any proposed transaction on behalf of the shareholders who are not members of the Buyer Group and making a recommendation to the board of directors. The board of directors also authorized the special committee to retain, at the Company's expense, independent legal and financial advisors.

              On January 28, 2003, MVII (or an affiliate thereof) proposed to the Company a going-private transaction by way of a merger that would result in the purchase of shares of common stock held by the shareholders who are not members of the Buyer Group for $0.44 per share. As described below, DSI Acquisition, an entity affiliated with MVII, subsequently was formed as the acquisition vehicle to effectuate the Merger. In addition, at this point in time, the composition of the Buyer Group had not yet been fully determined. For purposes of describing the negotiations of the Merger and the Merger Agreement, the representatives of DSI Acquisition who negotiated the Merger and the Merger Agreement are referred to herein as the "Purchasing Group."

              On January 29, 2003, the Company issued a press release confirming receipt of MVII's proposal and announcing that its board of directors had formed a special committee of independent, disinterested directors.

              The special committee hired Haynes and Boone, LLP ("Haynes and Boone") as legal counsel to the special committee. Then, the special committee considered several investment bankers to serve as independent financial advisors to the special committee. On February 4, 2003, after evaluating, among other factors, each considered investment bank's expertise, responsiveness, knowledge of the Company, fees and toy industry experience, the special committee approved the retention of Chaffe & Associates, Inc. ("Chaffe") as its financial advisor in connection with the buyout proposal made by the Purchasing Group.

              On February 20, 2003, the special committee met with representatives of Chaffe and Haynes and Boone. The purpose of the meeting was to review and consider the $0.44 per share buyout proposal and to discuss with the special committee's financial and legal advisors a negotiating strategy. Chaffe reviewed with the special committee its evaluation of the Company and the $0.44 per share proposal based upon Chaffe's extensive, though not yet complete, investigation of the Company. The special committee concluded that, based on then-current information, it would not approve the $0.44 per share buyout proposal and discussed possible counteroffers to the proposal, including an alternative royalty structure.

              On February 28, 2003, the special committee again met with representatives of Chaffe and Haynes and Boone. At the meeting, Chaffe reviewed with the special committee its evaluation of the Company and the $0.44 per share buyout proposal in light of Chaffe's continuing investigation of the Company. The special committee concluded that, based on then-current information, it would not approve the $0.44 per share buyout proposal and discussed possible counteroffers to the proposal, including an alternative royalty structure. Legal counsel for the special committee was then directed to communicate the rejection of the proposal to Andre, Morris & Buttery, Inc. ("AMB"), legal counsel for the Purchasing Group, and to propose a counteroffer of $0.61 per share.

              On March 4, 2003, AMB informed the special committee by telephone that the Purchasing Group had rejected the special committee's counter offer of $0.61 per share but had increased its offer to $0.47 per share.

              On March 5, 2003, the special committee met with representatives of Chaffe and Haynes and Boone to review and consider the $0.47 per share counter offer by the Purchasing Group and chose to make another counteroffer of $0.50 per share. M.D. Davis communicated the $0.50 per share counter offer to the Purchasing Group.

              On March 5, 2003, in a letter to the special committee, the Purchasing Group rejected the special committee's latest counteroffer and reiterated its offer to purchase the common stock owned by the shareholders who are not members of the Buyer Group for $0.47. The same day, the special committee met with representatives of Chaffe and Haynes and Boone. Representatives of Chaffe delivered an oral opinion (which was subsequently confirmed in writing) that, on the basis of and subject to the matters discussed with the special committee, including final negotiation of the Merger Agreement, the proposed $0.47 per share cash price was fair, from a financial point of view, to the Company's shareholders, other than the members of the Buyer Group. The special committee then unanimously determined that the proposed Merger was fair to, advisable and in the best interests of the Company and its shareholders, subject to final negotiation of the terms of the Merger Agreement. Counsel for the special committee then advised counsel for the Purchasing Group that the special committee had recommended acceptance of the Purchasing Group's proposal of $0.47 per share, subject to final negotiation of the terms of the Merger Agreement.

              On March 20, 2003, DSI Acquisition, an entity affiliated with MVII, was formed as the acquisition vehicle to effectuate the Merger. The composition of the Buyer Group was subsequently finalized. The Buyer Group consists of certain existing shareholders of the Company who have preexisting business or personal relationships with Mr. Martin. As part of the proposed merger transaction, all of the members of the Buyer Group would retain their existing shares of the Company subsequent to the Merger, and Mr. Martin and those members of the Buyer Group who are shareholders of DSI Acquisition would receive additional shares of the Company in exchange for their shares of DSI Acquisition. DSI Acquisition has issued warrants to each member of the Buyer Group (including, in the case of MVII, its members) to acquire a specified number of shares of the common stock of DSI Acquisition at $0.47 per share (the "Warrants").

              Between March 5, 2003 and March 25, 2003, the special committee, DSI Acquisition (and the Purchasing Group prior to the formation of DSI Acquisition), the Company and representatives of Carrington, Coleman, Sloman & Blumenthal, LLP, legal counsel to the Company, AMB, and Haynes and Boone negotiated the non-price terms of the draft Merger Agreement.

              On March 26, 2003, the special committee met to review the terms of the Merger Agreement and the Merger. A representative of Chaffe made a presentation to the special committee describing the analysis supporting its opinion that the $0.47 per share cash consideration was fair, from a financial point of view, to the Company's shareholders who are not members of the Buyer Group. Based upon the opinion provided by Chaffe and its own investigation, the special committee unanimously voted to recommend that the board of directors approve the Merger Agreement and the Merger. Later that day, the Company's board of directors met, received a presentation from Chaffe, and received the recommendation of the special committee. Based upon the opinion of Chaffe and the recommendation of the special committee, the board of directors unanimously determined that the proposed Merger was fair to, advisable and in the best interests of the Company and its shareholders. The board of directors unanimously voted to approve the Merger Agreement and the Merger and recommended that the shareholders of the Company approve the Merger Agreement and the Merger.

              On March 27, 2003, the Merger Agreement was signed. The Company issued a press release announcing the Merger Agreement.

              On March 28, 2003, the Company reported its 2002 fiscal year-end earnings.

Alternatives Considered

              In the third quarter of 2002, the financial condition of the Company continued to decline, and its need to raise working capital increased, due to several factors. These factors included manufacturing delays for the Company's products, a general reluctance by the major toy retailers (Wal-Mart, Toys "R" Us, Target and Kmart) to commit to large orders leading into the holiday season, the Kmart bankruptcy filing, and the dock strike on the west coast of the United States. The combination of these factors and the overall competitive environment in the toy industry indicated to the management of the Company that the Company should explore possible business combinations involving the Company.

              At the meeting of the board of directors on October 17, 2002, Messrs. Martin, Whitaker and Reiling were directed to explore possible business combinations involving the Company.

              In mid-October, 2002, Tom Martin contacted an investment banker specializing in the toy industry. This investment banker was asked to consider possible acquirers for the Company. The investment banker indicated an overall lack of merger activity involving the toy industry, but agreed to explore possible scenarios. A single prospect was identified by the investment banker, but the prospect did not pursue a transaction with the Company.

              In late October, 2002, Tom Martin contacted the President of a domestic toy company ("Suitor 1") to explore possible business combinations between the two companies. On December 6, 2002, the President of Suitor 1 contacted Mr. Martin and indicated a possible willingness of Suitor 1 to acquire limited assets of the Company. Suitor 1 had no other interest in the Company.

              On October 22, 2002, Tom Martin placed a call to the Chairman of the Board of another domestic toy company ("Suitor 2"). Mr. Martin and the Chairman of the Board of Suitor 2 met on November 5, 2002. At the meeting, Suitor 2 indicated the possible willingness to acquire the Company for a value that would have resulted in no return to the shareholders of the Company. The negotiations were terminated.

              On October 8, 2002, Mr. Martin telephoned the President of a foreign company involved in the toy industry ("Suitor 3"). Suitor 3 had expressed an interest in a possible acquisition of the Company. Mr. Martin and the President of Suitor 3 spoke again by telephone on October 9, 2002.

              Following the execution of a confidentiality agreement, the Company began providing Suitor 3 and its advisors with information regarding the Company's business and financial condition. The Company continued to provide financial and other due diligence information over the next several weeks based upon requests by Suitor 3.

              On November 11, 2002, a meeting was held in Houston, Texas between Messrs. Martin, Reiling, Whitaker, Weisgarber and two representatives of Suitor 3. General operational and financial information of the Company was discussed and reviewed.

              On November 25, 2002, a letter was sent from Tom Martin to Suitor 3, outlining a possible transaction between the parties. On November 26, 2002, a reply was received from Suitor 3 confirming the proposal.

              On November 26, 2002, Mr. Martin replied to Suitor 3's proposal with a counterproposal.

              On December 5, 2002, a meeting was held in Vancouver, B.C., between E. Thomas Martin, Rob Weisgarber, Walter Reiling and a representative of Suitor 3.

              On December 6, 2002, the Company forwarded a proposed term sheet to Suitor 3. On December 10, 2002, Suitor 3 sent a counterproposal. On December 11, 2002, the Company countered the proposal. On December 13, 2002, Suitor 3 wrote to the Company and gave its final proposal for a transaction involving the Company.

              On December 13, 2002, the board of directors of the Company met at its regularly scheduled meeting and considered the term sheet presented by Suitor 3. The board of directors found the term sheet to be acceptable, subject to additional due diligence by the Company and clarification of the working capital commitments to be made by Suitor 3 to the go-forward entity. The Company signed and delivered the non-binding term sheet on December 13, 2002.

              A meeting was scheduled in Hong Kong to allow the parties to negotiate the substantive terms of definitive agreements pursuant to the term sheet. On January 7, 2003, a meeting was held in Hong Kong between Tom Martin, Walter Reiling, Rob Weisgarber, Todd Mirolla (counsel for MVII), and numerous representatives of Suitor 3. The meeting lasted for several hours. During the course of the meeting Suitor 3 presented a revised proposal, representing a significant departure from the term sheet signed by the parties. The proposal involved a reverse stock split by the Company, a new issuance of common stock by the Company to a new investment entity to be formed by representatives of Suitor 3, further discounts and alterations by MVII of its existing loans to the Company, and a lack of a firm commitment for ongoing working capital for the go-forward entity. Negotiations were held between the parties and their legal advisors throughout the day without mutual agreements being reached. Negotiations were terminated for the day and it was agreed that the parties would meet the next morning with the goal of exchanging final proposals for a possible transaction. The parties met the next morning at 9:00 a.m. A final proposal was presented by the Company and MVII. The proposal was rejected by Suitor 3. No new proposal was presented by Suitor 3. The parties then terminated their negotiations.

              On January 27, 2003, with the financial condition of the Company continuing to deteriorate, the board of directors of the Company met to consider its remaining options. During the meeting an invitation was made by the board of directors to Mr. Martin and MVII to make a proposal to the Company for a going-private transaction.

              On January 28, 2003, MVII made its written offer to the Company for a going-private transaction.

              Subsequent to the announcement of MVII's initial proposal on January 29, 2003, the special committee received preliminary inquiries from two other entities regarding a purchase of the Company or specified assets of the Company. Upon further investigation of the Company, however, both entities chose not to pursue a transaction.

              Continuing as a public company was not considered a viable option because of several factors, including the significant costs associated with being a public company and the delisting of the Company's common stock from the Nasdaq SmallCap Market. In addition, because the Company's common stock is thinly traded, shareholders are generally unable to sell any significant number of shares without a negative impact on the trading price of the common stock. Since the Company has no control over sales made by shareholders, any potential sale by one shareholder could decrease the trading price for all shareholders. In analyzing the Company's going-concern and liquidation values, the special committee and board of directors noted the fact that the Company is operating in an extremely competitive environment with companies possessing substantially greater resources and marketing capability than the Company.

              In addition, the Company's net losses for the period ended December 31, 2002, and its overall financial condition resulted in the Company being out of compliance with certain financial covenants required under its revolving line of credit with Sunrock Capital Corp. (the "Revolver"). Therefore, the Company's $7.0 million debt under the Revolver as of December 31, 2002, has been reclassified as a current liability. As a result, the Company's current liabilities exceeded its current assets by $6.5 million as of December 31, 2002. If Sunrock were to accelerate the Revolver, which it has the option to do, the $7.0 million debt would become immediately due and payable.

Purpose and Reasons For the Merger

              The Company's financial conditions and prospects have deteriorated for several years, and the Company requires an infusion of working capital if it is to continue as a going concern. As a result, and having exhausted other practical alternatives, the Company believes that the Merger and the financing transactions contemplated to occur subsequent to the Merger provide the shareholders that are not members of the Buyer Group with fair consideration per share while at the same time providing the Company with working capital necessary to continue as a going concern.

              As a result of the Company's initial public offering in May 1997, the Company's common stock became publicly traded. In recent years, the public marketplace has had little interest in public companies with a small market capitalization and a limited amount of securities available for trading in the public marketplace, such as the Company. During the 12 months prior to the announcement of the proposed Merger, the market capitalization of the Company has never exceeded $7.6 million and the average daily trading volume has been approximately 5,110 shares per day, at an average price of $0.513 per share. The lack of benefits of the public market and the burdens and costs of maintaining the Company as a public company caused DSI Acquisition and the Buyer Group to conclude that it would be in the best interest of the Company and its shareholders for the Company to be privately held. DSI Acquisition further believes that recent price levels of the Company's common stock have presented it with the opportunity to return the Company to the status of a private company while affording the shareholders who are not members of the Buyer Group the opportunity to receive a price for their shares that is more advantageous than the price that has been available in the public marketplace. In addition, the Merger would relieve the Company of certain expenses incident with being a public company, eliminate various obligations applicable to a public company, increase management's flexibility to consider and initiate actions that may not be feasible for a thinly capitalized public company, and provide needed working capital to the Company.

              The board of directors of the Company believes that the Company derives no material benefit from the Company's status as a public company and that the monetary expense and burden to the Company significantly outweigh any benefits that may be received by the Company. The board of directors has no present intention to raise capital through the sale of securities in a public offering or to acquire other business entities using stock as the consideration for any acquisition. Accordingly, the Company is not likely to make use of any potential advantage (such as for raising capital or effecting acquisitions) that the Company's status as a reporting company may offer. The Company presently has approximately 111 record holders and approximately            beneficial holders of its common stock. Approximately            record holders hold fewer than 1,000 shares, and approximately            beneficial shareholders hold fewer than 1,000 shares. The administrative burden and cost to the Company to maintain records in respect of these numerous accounts and the associated costs of printing and mailing information to them is, in the view of the board of directors, excessive given the Company's size. These expenditures result in no material benefit to the Company. The Merger will enable the Company to eliminate much of this cost.

              Of the 10,866,365 shares of the Company's common stock outstanding, only 3,315,006 shares are held by the shareholders who are not members of the Buyer Group. As a result, the trading volume of shares of common stock has been, and continues to be, limited. Because the stock is so thinly traded, many shareholders lack sufficient liquidity to sell their shares without a significant impact on the market price of the Company's common stock. The Merger offers the shareholders who are not members of the Buyer Group the opportunity to liquidate their common stock at a fair price without incurring any brokerage commissions.

              The Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. The Company estimates that it will realize a savings in direct operating costs of approximately $300,000 annually. In addition, the Company incurs substantial indirect costs as a result of, among other things, the executive time expended to prepare and review such filings and to communicate with the shareholders who are not members of the Buyer Group, which the Company estimates to be approximately 1,050 hours per year. Because the Company has relatively few executive personnel, these indirect costs can be substantial. In addition to the direct monetary savings, if the Merger is effected, the time currently devoted to public company requirements could be devoted to other purposes, such as sales, marketing and other operational projects to further promote the Company's business.

              The Company first considered the possibility of a going-private transaction in October 2001. After consulting with counsel, it concluded not to proceed with any proposal at that time. Mr. Martin and other members of the Buyer Group evaluated options that could accomplish the objective of taking the Company private in January 2003, following the termination of negotiations with Suitor 3. This led to consultations with legal counsel. Counsel for the Company and MVII provided an analysis of the Company's and MVII's options, respectively, which ultimately led to the development of the Merger proposal. The special committee was formed because it was appropriate and necessary to have the Merger proposal evaluated by directors who were independent and could retain independent legal and financial advisors.

              The board of directors of the Company has determined that the Merger is the most expeditious and economical way of liquidating the interests of the shareholders who are not members of the Buyer Group and changing the Company's status from that of a reporting company to that of a closely-held, non-reporting company. Several factors were considered in reaching this determination. See "Special Factors – Recommendation of the Special Committee, Board of Directors and Buyer Group; Fairness of the Merger" and "Special Factors – Opinion of Financial Advisor to the Special Committee."

              These factors include the following:

•
For the last few years, the trading market for the Company's common stock has been limited. Given the difficulty for shareholders to dispose of any significant number of shares of the common stock without a significant impact on the market price, DSI Acquisition chose to maximize the number of shareholders who would receive fair value for their shares.

•
DSI Acquisition and the board of directors believe that it is highly speculative whether the Company's common stock would ever achieve significant market value because of the Company's size and the nature of its competitive marketplace, as well as the delisting of the Company's stock from the Nasdaq SmallCap Market. Therefore, DSI Acquisition and the board of directors determined to provide value, which is higher than that which could be achieved in the open market, to as many of the holders of the Company's common stock as possible. In light of these objectives, the board of directors concluded that the Merger better accomplished its goals, as opposed to other alternatives.

•
The Company has not experienced significant growth during the last six years, and there is no assurance that the Company will experience profitable growth in the future. The Company believes that it is in the best interest of the shareholders of the Company's common stock to provide liquidity today to the maximum number of shareholders.

•
Given the market environment, the Company does not anticipate a significant change in its financial performance in the near future.

              The shareholders who are not members of the Buyer Group will no longer have any equity interest in the Company and will not participate in any future earnings of the Company or any increase in the value of the Company's assets or operations. Only the shareholders of DSI Acquisition and the Buyer Group will benefit from any future increase in the Company's earnings. The Buyer Group will continue to have a common equity interest in the Company after the Merger, but neither their shares nor the shares issued to the shareholders of DSI Acquisition will be freely tradable. See "Special Factors – Certain Effects of the Merger."

Advantages and Disadvantages of the Merger

              The Merger will present certain potential advantages and disadvantages to the Company, the shareholders of DSI Acquisition, the Buyer Group and the shareholders who are not members of the Buyer Group.

The Company, the Shareholders of DSI Acquisition and the Buyer Group

The possible advantages of the Merger to the Company, the shareholders of DSI Acquisition and the Buyer Group include the following:

•
Additional Financing. The transactions contemplated to occur subsequent to the Merger include financing transactions that will provide the Company with working capital necessary to permit the Company to continue as a going concern.

•
Eliminate Public Disclosure and Reporting Obligations. As a publicly held corporation, the Company's operations and financial situation are open to public scrutiny. Information concerning the Company, officers, directors, and certain shareholders (information not ordinarily disclosed by privately-held companies) will no longer be available to competitors once the Merger has been approved and consummated.

•
Eliminate Undue Management Demands. Once the Merger has been approved and consummated, top management will be able to focus on the Company's business rather than being consumed by preparing written information about financial results and other matters that must be reported to the public and the Securities and Exchange Commission.

•
Eliminate Certain Costs. The costs of administration, legal, accounting, and other fees associated with operating as a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, will be eliminated once the Merger has been approved and consummated.

The potential disadvantages of the Merger to the Company, the shareholders of DSI Acquisition and the Buyer Group include the following:

•
Limited Access to Capital Markets. The Company may have limited or reduced access to capital to finance future growth plans, meet working capital needs, acquire other businesses, invest in facilities and equipment or retire existing debt once the Merger has been approved and consummated.

•
Loss of Liquidity. Once the Merger has been approved and consummated, there will be no public market for any of the capital stock of the Company. Thus, the shareholders of the Company after the Merger may be unable to dispose of their shares because of the absence of a public market for the Company's shares.

•
Investment Risk. The Merger would result in investment risk associated with holding the Company's common stock. Such risks include: general economic conditions, the Company's ability to raise capital, volatility of earnings, the uncertainty of operating results, the competitive environment, and the Company's ability to attract and retain key management.

Shareholders Who Are Not Members of the Buyer Group

The potential advantages of the Merger to the shareholders who are not members of the Buyer Group include:

•
Fair Price Without Brokerage Commission. The shareholders who are not members of the Buyer Group will receive what the special committee and board of directors consider a fair purchase price, in cash, of $0.47 per share for each share of the Company's common stock they own with no commission or fees subtracted therefrom if the Merger is approved and consummated.

•
Liquidity. With some exceptions, the market for the common stock has been thin with little or no trading volume. As a result, it has become difficult for shareholders to dispose of any significant number of shares of common stock without significant impact on the market price. The limited trading volume, lack of institutional sponsorship, small public float of the common stock, small market capitalization of the Company and lack of research attention from market analysts have all continued to adversely affect the trading market for the Company's common stock for an extended period of time. If approved and consummated, the Merger will enable the shareholders who are not members of the Buyer Group to dispose of their common stock at a fair price, notwithstanding the thin market for the common stock, rather than continue to own these shares subject to the risks presented by the limited trading market.

•
No Investment Risk. The Merger would remove future investment risks associated with holding the Company's common stock. Such risks include: general economic conditions, the Company's ability to raise capital, volatility of earnings, the uncertainty of operating results, the competitive environment, and the Company's ability to attract and retain key management.

The potential disadvantages of the Merger to the shareholders who are not members of the Buyer Group are as follows:

•
No Benefit from the Company's Future Growth. If the Merger is consummated, the shareholders who are not members of the Buyer Group will not have the opportunity to benefit from the future growth, cash flows and earnings, if any, of the Company's business.

•
Taxable Event. The receipt of cash following the Merger by shareholders who are not members of the Buyer Group will constitute a taxable transaction for federal income tax purposes if the Merger is consummated.

•
No Benefits from Future Transactions. If the Merger is consummated, the shareholders who are not members of the Buyer Group will not have the opportunity to benefit from any potential future sale, merger or other transaction that could result in additional consideration to the Company's shareholders.

Recommendation of the Special Committee and Board of Directors; Fairness of the Merger

The Special Committee

              The special committee believes that the Merger is fair to and in the best interests of the Company's shareholders who are not part of the Buyer Group. The special committee unanimously recommended that the Company's board of directors approve the Merger. In reaching these conclusions, the special committee considered the following positive factors:

•
the belief that the $0.47 per share Merger consideration is attractive in light of the Company's historical and current financial performance, operations, prospects, business strategy, and competitive position in its industry and in light of general economic and stock market conditions;

•
the special committee's belief, based among other things on the detailed financial and valuation advice provided to the special committee by its financial advisor, that the $0.47 per share Merger consideration:
-
represented an attractive multiple of historical and projected earnings per share and cash flow per share,

-
was within the range of values implied by per share valuations based on recent acquisitions of companies engaged in the toy industry in the United States,

-
compared favorably to implied per share valuations based on asset valuation methodologies conventionally employed to value companies engaged in the toy industry in the United States, and

-
compared favorably to the ranges of value produced by a number of risk adjusted discounted cash flow analyses based on the Company's internal one-year forecast;
•
the opinion of the financial advisor to the special committee, described in detail under "– Opinion of Financial Advisor to the Special Committee" beginning on page    , that, as of March 26, 2003 and on the basis of and subject to the matters reviewed with the special committee, the $0.47 per share Merger price was fair from a financial point of view to the shareholders of the Company, other than the members of the Buyer Group;

•
the historical market prices of the Company's common stock and recent trading activity, including the premiums implied by the $0.47 per share Merger consideration over the recent prices of the Company's common stock;

•
that any increase in the market price of the Company's common stock following the initial buyout proposal may have reflected, in part, anticipation of a possible acquisition, rather than a higher intrinsic value for the Company's common stock;

•
the fact that the Company's common stock is thinly traded, thus resulting in a limitation on the volume of common stock that can be sold without any material impact on market price;

•
the fact that the Company has never paid cash dividends on its common stock and that the board of directors has no present intention of declaring or paying any dividends;

•
that the Company did not receive any other formal proposal to purchase the Company subsequent to the announcement of the initial buyout offer on January 29, 2003;

•
the fact that there are no unusual requirements or conditions to the Merger, that the consideration to be paid in the Merger is all cash, and that DSI Acquisition appears to have the financial resources to complete the Merger expeditiously; and

•
the availability of appraisal rights under Texas law for shareholders, as described below under "Dissenters' Rights of Appraisal," beginning on page     .

              The special committee also considered the following adverse factors associated with the Merger:

•
that because the Buyer Group desires to retain its approximate 69.5% equity interest in the Company, shareholders who are not members of the Buyer Group are not afforded an opportunity to participate in any control premium that might have been generated by the sale of the entire company to a third party;

•
that several members of the Buyer Group are on the board of directors of the Company; and

•
that the shareholders of the Company who are not members of the Buyer Group would have no ongoing equity participation in the surviving corporation following the Merger, meaning that the shareholders who are not members of the Buyer Group would cease to participate in the Company's future earnings or growth, if any, or to benefit from increases, if any, in the value of their stock.

              The special committee considered the following procedural issues with respect to the fairness of the transaction:

•
the special committee's arm's-length negotiations with DSI Acquisition (and the Purchasing Group prior to its formation), which resulted in an increase in the Merger consideration from $0.44 to $0.47 per share, and the judgment of the special committee that, based upon the negotiations that had transpired, a price higher than $0.47 per share could not likely be obtained;

•
the Buyer Group's ownership of approximately 69.5% of the Company's outstanding common stock and the fact that, as a practical matter, no alternative to the Merger could be effected without the support of the Buyer Group; and

•
the composition of the membership of the special committee and its empowerment by the Company to retain legal counsel and financial advisors it selected.

              The special committee also considered the advantages and disadvantages of the other apparently available alternatives to the acquisition of the interests of the shareholders who are not members of the Buyer Group by DSI Acquisition, which included a tender offer, an alternative third-party going-private proposal, continuing as a public company, a stock repurchase program, a sale of the Company to a third party and liquidation of the Company. See "Special Factors – Alternatives Considered."

              In view of the large number of factors considered by the special committee in connection with the evaluation of the Merger and the complexity of these matters, the special committee did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, nor did it evaluate whether these factors were of equal importance. In addition, each member of the special committee may have given different weight to the various factors. The special committee held extensive discussions with, and relied on the experience and expertise of, Chaffe when analyzing the quantitative and qualitative analysis of the financial terms of the Merger. The special committee conducted a discussion of, among other things, the factors described above, including asking questions of the special committee's financial and legal advisors, and reached the conclusion that the Merger was advisable and in the best interests of the Company and its shareholders.

The Board of Directors

              The board of directors unanimously approved the Merger Agreement, believes that the Merger is fair to and in the best interests of the shareholders of the Company, and unanimously recommends approval of the Merger Agreement and the Merger by the Company's shareholders at the special meeting. The board of directors considered the following factors in deciding to recommend that shareholders vote "FOR" the approval of the Merger Agreement and the Merger:

•
the unanimous recommendation of the special committee;

•
the factors referred to above as having been taken into account by the special committee; and

•
the procedural factors described below.

              The board of directors believes that the Merger is procedurally fair because, among other things:

•
the special committee consisted entirely of non-management, independent directors appointed by the board of directors to represent solely the interests of the Company's shareholders, other than the members of the Buyer Group;

•
the special committee retained and was advised by its own independent financial advisor, Chaffe, to assist it in evaluating the Merger and provide it with financial advice;

•
the special committee retained and was advised by its own independent legal counsel, Haynes and Boone;

•
the special committee engaged in extensive negotiations and deliberations in evaluating the Merger and Merger consideration;

•
the Merger consideration and the other terms and conditions of the Merger Agreement resulted from active arm's-length bargaining between the Company and the special committee with representatives of DSI Acquisition and their respective advisors;

•
even though the special committee consisted of directors of the Company and was therefore not completely unaffiliated with the Company, committees of independent directors are a commonly used mechanism recognized under applicable law to ensure fairness in transactions of this type; and

•
the ability of the special committee and the board of directors to consider any alternative proposal and terminate the Merger Agreement if they determine that the failure to do so would be inconsistent with their fiduciary duties under applicable law.

              In view of the foregoing, the board of directors believes that sufficient procedural safeguards exist to ensure the fairness of the Merger and to permit the special committee to effectively represent the interests of the Company's shareholders, other than the members of the Buyer Group. Therefore, the board of directors believes additional unaffiliated representatives to act on behalf of those shareholders are not necessary.

              In view of the variety of factors considered by the board of directors and the complexity of these matters, the board of directors did not find it practicable to, and it did not, quantify or otherwise attempt to assign relative weights to the factors considered in making its determination, nor did it evaluate whether these factors were of equal importance. In considering the factors described above, individual members of the board of directors may have given different weight to the various factors.

Opinion of Financial Advisor to the Special Committee

              The special committee retained Chaffe to act as financial advisor to the special committee and requested that Chaffe evaluate the fairness, from a financial point of view, of the Merger consideration provided in the Merger to shareholders who were not members of the Buyer Group. On February 20, 2003, the special committee met with Chaffe to evaluate terms of the initial proposal providing for Merger consideration of $0.44 per share. Subsequent to the February 20, 2003 meeting, the special committee made a counteroffer to the Purchasing Group of $0.61 per share. On March 4, 2003, the Purchasing Group declined the offer but increased its proposal to $0.47 per share. On March 5, 2003, the special committee met to discuss with Chaffe the Purchasing Group's increased proposal. Based on this discussion, the special committee proposed a counteroffer of $0.50 per share to the Purchasing Group. The Purchasing Group declined the special committee's offer of $0.50 per share and reiterated its offer of $0.47 per share. On March 6, 2003, at a meeting of the special committee, Chaffe delivered a report and oral opinion to the effect that, as of the date of the opinion and based upon and subject to the matters stated in the opinion, the revised Merger consideration of $0.47 per share was fair, from a financial point of view, to the holders of the Company's common stock, other than the members of the Buyer Group, subject to the negotiation of the terms of the definitive Merger Agreement. This opinion was confirmed by delivery of a written opinion dated March 26, 2003.

              In arriving at its opinion, Chaffe:

•
reviewed the Merger Agreement;

•
reviewed certain publicly available financial statements and other information of the Company;

•
reviewed and discussed with certain members of senior management of the Company and the Company's board of directors the past and current business operations, financial condition and future prospects of the Company;

•
reviewed certain internal financial projections of the Company prepared by Company management;

•
reviewed current and historical publicly reported prices of the common stock of the Company;

•
visited the headquarters of the Company;

•
compared certain financial information for the Company with similar publicly available information for certain other companies, the securities of which are publicly traded; and

•
reviewed the financial terms, to the extent publicly available, of certain business combinations that it deemed relevant.

              In rendering its opinion, Chaffe considered such other information, conducted such other analyses, and evaluated such other financial, economic, and market criteria as it deemed appropriate under the circumstances. In connection with the review, Chaffe relied upon and assumed the accuracy and completeness of the financial and other information publicly available or furnished to it by the Company or otherwise reviewed by them. Chaffe did not independently verify the accuracy or completeness of such information. It did not make or obtain any independent evaluations or appraisals of any of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial projections, Chaffe assumed, with the consent of the special committee, that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's senior management as to future financial performance of the Company, and it expressed no opinion with respect to such forecasts or the assumptions on which they were based. Chaffe further relied upon the assurance of the Company's senior managers that they are not aware of any facts that would render such information inaccurate, incomplete, or misleading. The opinion was necessarily based upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion.

              In addition, neither the Company nor the special committee authorized Chaffe to solicit any indications of interest from any third party with respect to any alternatives to the Merger. Chaffe expressed no view as to, and its opinion does not address, the relative merits of the Merger as compared to (i) any alternative business strategies that might exist for the Company, or (ii) the effect of any other transaction in which the Company might engage. Chaffe relied on the information provided by the Company regarding any prior inquiries or potential transactions with possible acquirers of the Company. Although Chaffe evaluated the Merger consideration from a financial point of view, it was not asked to and did not recommend the specific consideration payable in the Merger. The Merger consideration was determined through negotiation between the Purchasing Group and the special committee. Further, Chaffe expressed no opinion regarding the prices or trading ranges at which the Company stock will trade at any time. Chaffe noted that certain members of management are also members of the Purchasing Group or are affiliated with the Purchasing Group.

              The full text of Chaffe's written opinion dated March 26, 2003, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this document as Appendix B and should be read carefully in its entirety. Chaffe's opinion is directed to the special committee and relates only to the fairness of the Merger consideration from a financial point of view, does not address any other aspect of the Merger or any related transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special meeting with respect to the proposed Merger and the Merger Agreement. The summary of Chaffe's opinion included in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

              In preparing its opinion, Chaffe performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is difficult to summarize. Accordingly, Chaffe believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

              In its analyses, Chaffe considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion. Many of these factors are beyond the control of the Company. No company, transaction or business used in those analyses as a comparison is identical to the Company or the proposed Merger, nor is an evaluation of those analyses entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

              The estimates contained in Chaffe's analyses and the valuation ranges resulting from any particular analysis do not necessarily reflect actual values or future results or values. Those values may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

              Chaffe's opinion and analyses were only one of many factors considered by the special committee in its evaluation of the Merger and should not be viewed as determinative of the views of the special committee, board or management with respect to the Merger consideration or the proposed Merger.

              The following is a summary of the material financial analyses that Chaffe performed in connection with the rendering of its opinion dated March 26, 2003. The financial analyses summarized below include information presented in tabular format. In order to fully understand these financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below without considering the full narrative description of the financial analysis, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Chaffe's financial analyses.

Review of Company Financial Condition

              Chaffe reviewed the financial performance of the Company over the past five years, and noted, among other matters, that the Company has incurred losses from operations in four out of the last five years, including a loss of $8.0 million on revenues of $49.8 million in 2002, and that the Company is in violation of certain lending covenants, resulting in a severe working capital deficiency. Without an investment of additional capital in the near future, the Company could experience disruption in its relationships with its suppliers that could limit the Company in, or prevent it from, executing its plans for 2003. These factors raise substantial doubts about the Company's ability to continue as a going concern, absent an investment of additional capital.

              Despite the Company's financial condition, the special committee of the board of directors asked Chaffe to consider, among other matters, that the Company would continue as a going concern. As part of that analysis, Chaffe reviewed the Company's financial projections for 2003 prepared by the Company's senior management and discussed these projections with the Company's senior management, members of the special committee and certain other members of the board of directors. The Company's financial projections assumed that the Merger was consummated, that the Company became privately-held, and that an additional $5.0 million in equity was invested in the Company. In performing its analyses, Chaffe made numerous assumptions with respect to a pro forma investment of capital similar to the Company's assumptions, but assuming that the Company would remain public. These analyses necessarily assumed that an investment of equity would increase the number of shares of common stock outstanding on a pro forma basis, and where appropriate, these assumptions were incorporated into Chaffe's analyses below. Chaffe considered several scenarios for possible pricing of this pro forma equity investment in line with the counteroffers made by the special committee of the board of directors to representatives of the Purchasing Group. Chaffe noted that the different pricing scenarios made no difference to the overall analysis or to Chaffe's conclusion of fairness.

Comparable Companies Analysis

              Using publicly available information, Chaffe reviewed and compared the market values and trading multiples of the Company and a peer group of four selected publicly traded companies in the general line toy industry, most of which companies are significantly larger than the Company. The group consisted of Action Products International, Inc., Hasbro, Inc., JAKKS Pacific, Inc. and Mattel, Inc., which Chaffe referred to as the "Guideline Companies."

              The analysis compared information for the Company as of December 31, 2002, and the median data for the Guideline Companies as of the most recent period then available for each comparable company, either December 31, 2002 or September 30, 2002. The table below sets forth the comparative data.

	DSI Toys, Inc.	Guideline Companies Median
Total Assets (000)	$28,671	$1,779,188
Leverage Ratio	92.56%	38.77%
Current Ratio	0.72x	1.46x
Return on Sales	-11.53%	7.30%
Adjusted return in Assets	-16.09%	7.48%
Adjusted return on Equity	-112.05%	9.11%
1-Year Growth in Earnings	N/M	28.55%
4-Year Growth in Earnings	N/M	8.18%
Projected 5-Year Growth in Earnings	N/A	13.43%
Dividend Payout Ratio	N/A	15.87%

              Chaffe noted that none of the Guideline Companies was identical to the Company and that, accordingly, the analysis of comparable public companies necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies reviewed and other factors that would affect the market values of comparable companies.

              Chaffe reviewed the appropriate market values as a multiple of, among other things, latest 12 months earnings per share, estimated calendar year 2003 earnings per share, cash flow after tax, book value, revenue, and earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Guideline Companies. All multiples were based on closing stock prices on March 24, 2003. Earnings per share estimates for the Guideline Companies were based on publicly available research analysts' estimates, and earnings per share estimates for the Company were based on internal estimates of the management of the Company.

	DSI Toys, Inc.	Guideline Companies Median
Price to LTM Earnings	N/M	16.21x
Price to Projected Earnings First Year	N/A	20.95x
Price to Cash Flow After Tax	N/M	10.08x
Price to Book Value	4.42x	1.50x
Market Capitalization to Revenue	0.37x	1.04x
Market Capitalization to EBITDA	N/M	9.35x

              Chaffe then applied a range of selected multiples implied by the Guideline Companies to the latest 12 months earnings per share, estimated calendar year 2003 earnings per share, cash flow after tax, book value, revenue and EBITDA for the Company. Because the Company is smaller in financial terms, capabilities and market penetration than the Guideline Companies, Chaffe applied a discount of 20% to the value indicated by comparison to the Guideline Companies. As evidence of the applicability of this discount, Chaffe noted that MergerStat's review of acquisitions in 2001, the median price/earnings ratio paid for companies valued at $25 million or less were 18.64% less than those paid for companies valued at more than $100 million. This analysis resulted in the following implied per share median equity value indication for the Company, as compared to the per share Merger consideration for the Company:

Implied Median Equity Value Per Share for the Company		Per Share Merger Consideration For the Company
Peer Group-Historical Data	$0.13	$0.47
Peer Group-2003 Proj. Earnings	$0.56

Precedent Transactions Analysis

              Using publicly available information, Chaffe reviewed the purchase prices and implied transaction value multiples paid or proposed to be paid in the following eight selected transactions in the toy industry:

Acquirer	Target	Deal Date
JAKKS Pacific, Inc.	Toymax, Inc	10/25/02
JAKKS Pacific, Inc.	Kidz Biz Limited	12/27/01
Steroscope.com, Inc.	Marx Toys, Inc.	12/12/00
Action Products International, Inc.	Earth Lore, Ltd.	10/15/00
JAKKS Pacific, Inc.	Pentech International, Inc.	7/28/00
DSI Toys, Inc.	Meritus Industries, Inc.	1/07/00
JAKKS Pacific, Inc.	Flying Colors Toys, Inc.	9/22/99
JAKKS Pacific, Inc.	Berk Corporation	6/01/99

              Chaffe noted that no company utilized in the analysis of selected transactions is identical to the Company. All multiples for the selected transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market, company-specific and other conditions during the period in which the selected transactions occurred. Chaffe noted that information was limited on many transactions included in this analysis, and that the median multiple of the comparable transactions is often based on less than eight transactions. Chaffe also noted the absence of a significant number of recent transactions in the toy industry.

              Chaffe compared the transaction values implied by the purchase prices of the selected transactions as multiples of latest 12 months earnings per share, cash flow after tax, book value, revenue and EBITDA.

Median Selected Transactions
Price to LTM Earnings	34.82x
Price to Cash Flow After Tax	33.66x
Price to Book Value	3.80x
Market Capitalization to Revenue	0.82x
Market Capitalization to EBITDA	10.98x

              Chaffe then applied a median of selected multiples implied by the selected transactions to latest 12 months earnings per share, cash flow after tax, book value, revenue and EBITDA to corresponding financial data of the Company. This analysis resulted in the following implied per share equity value indication for the Company, as compared to the per share Merger consideration for the Company:

Implied Equity Value Per Share for the Company	Per Share Merger Consideration For the Company
$0.46	$0.47

Discounted Cash Flow Analysis

              Chaffe derived implied equity value indications for the Company by performing a four-year discounted cash flow analysis on the free cash flows of the Company for the years 2003 through 2006 using two earnings estimates. The first estimate was based on the internal estimate of free cash flow by the senior management of the Company for 2003 and discussion of this estimate with the special committee of the board of directors, and projected growth in free cash flow for 2004 through 2006 based on analysts' median growth rate estimate for industry SIC code 394, (encompassing dolls, stuffed toys, games, toys, children's vehicles and sporting goods) as shown in Ibbotson's Cost of Capital 2002 Yearbook. The second estimate assumed the same free cash flow for 2003 as the first estimate, and projected growth in cash flow for 2004 through 2006 on the basis of growth in earnings for that period at the same growth rate indicated by industry SIC code 394, assuming that certain expenses were held constant. The respective estimated terminal value for the Company was calculated by capitalizing the sustainable free cash flow in 2006 for each respective earnings estimate at a cost of capital based on the industry in which the Company operates. The cash flows and terminal values were discounted to present value using a discount rate of 18.74%. This analysis resulted in the following implied per share equity value indication for the Company, as compared to the per share Merger consideration for the Company:

Implied Median Equity Values Per Share for the Company	Per Share Merger Consideration For the Company
$0.00	$0.47
11.56% Growth in Free Cash Flow	$0.02
11.56% Growth in Earnings	$0.08

Breakup/Liquidation Analysis

              Chaffe derived an implied equity value indication for the Company by performing a breakup/liquidation analysis based on internal estimates of the management of the Company and on Chaffe's estimates. The analysis was based on an assessment of the liquidation/breakup value of balance sheet assets, net of liabilities of the Company. The analysis assumed certain federal tax impact or transaction costs such as legal, brokerage fees or other miscellaneous winding up expenses. This analysis resulted in the following implied per share equity value indication for the Company, as compared to the Merger consideration per share:

Implied Equity Value Per Share for the Company	Per Share Merger Consideration For the Company
$0.00	$0.47

Premiums Analysis

              Chaffe analyzed a summary of the various premiums paid in merger and acquisition transactions completed during the past five years as reported in Mergerstat Review 2002. Chaffe compared the premiums paid in these transactions relative to the premium to be paid based on the Company's stock price five business days before the initial announcement of the proposed offer by the Purchasing Group. The analysis by Mergerstat indicated between 1998 and 2002, the annual average merger and acquisition premium (calculated on the same five day pre-announcement basis) ranged from 40.7% to 57.2%, with a median range of 30.1% to 41.1%. A sample taken in the same analysis of premiums in merger and acquisition transactions of low priced stocks (defined as transactions where the seller's market price was less than $10.00 per share) provided a range of 33.2% to 51.5%. In each case Chaffe compared these premiums to a premium of 38% calculated based on the Merger consideration compared to the per share price of the Company five business days before the initial announcement of the proposed offer by the Purchasing Group.

              Additionally, Chaffe compared the Merger consideration per share to the closing price on January 23, 2003, the last trading day prior to the initial announcement, as well as the average prices for the one month, three months, six months, nine months and year prior to the announcement and provided the following analysis:

	Price per Share	Offer Price Premium (Discount)
Merger consideration per share	$0.47	0.0%
Price at closing on January 23, 2003	$0.34	38.2%
Average price for the month ended January 23, 2003	$0.43	9.3%
Average price for the three months ended January 23 2003	$0.44	6.8%
Average price for the six months ended January 23 2003	$0.44	6.8%
Average price for the nine months ended January 23, 2003	$0.48	(2.1)%
Average price for the 12 months ended January 23, 2003	$0.52	(10.6)%

Fee Arrangements

              Under the terms of its engagement, the Company agreed to pay Chaffe a fee of $17,000 at the time Chaffe delivered its opinion relating to the Purchasing Group's proposal. The Company has also agreed to (i) compensate Chaffe for any advisory services relating to the structure of the transaction that is provided to the Company, (ii) reimburse Chaffe for its reasonable out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred in connection with its opinion and any advisory services provided to the Company, and (iii) indemnify Chaffe and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

              The special committee selected Chaffe based on its experience, expertise, reputation and its submitted fee proposal. Chaffe is a nationally recognized investment banking firm that, as a customary part of its business, evaluates businesses and their securities in mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and provides valuations for estate, corporate and other purposes.

Certain Effects of the Merger

              The Merger will result in the Buyer Group (including, in the case of MVII, its members) owning 100% of the shares of the Company's common stock. DSI Acquisition will cease to exist as a separate entity. The Merger will also have the following effects:

              Participation in Future Growth.  If the Merger is completed and you are not a member of the Buyer Group, you will not have the opportunity to participate in the future earnings, profits and growth of the Company and will not have the right to vote on corporate matters relating to the Company. If the Merger is completed, you will not share in any increase in the Company's business. Similarly, the Buyer Group will bear the risk of any decrease in the value of the Company's business after the Merger, and you will not face the risk of a decline in its value after the completion of the Merger.

              Delisting of the Shares of the Company's Common Stock from the OTC Bulletin Board.  The shares of the Company's common stock are currently listed on the over-the-counter Bulletin Board electronic quotation system. If the Merger is completed, the number of shares of the Company's common stock that might otherwise trade publicly will be reduced to zero, and the Buyer Group shall be the sole holders of shares of the Company's common stock. The Company intends to seek to have its shares of common stock delisted from the over-the-counter Bulletin Board electronic quotation system as soon as possible after completion of the Merger.

              Deregistration of the Shares of the Company's Common Stock.  The shares of the Company's common stock are currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Registration may be terminated by the Company upon application to the Securities and Exchange Commission if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of shares. Termination of the registration of the shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and would make certain provisions of the Exchange Act no longer applicable to the Company. These include the short-swing profit recovery provisions of Section 16(b), the requirement to furnish proxy statements in connection with shareholders' meetings under Section 14(a) and the related requirement to furnish an annual report to shareholders. Application for termination of registration of the Company's common stock will be made as soon as possible after completion of the Merger.

              Buyer Group's Interest in Net Book Value and Net Earnings.  As of December 31, 2002, the net book value of the Company was $1,105,171, and the Company's net loss for the December 31, 2002 fiscal year was $8,012,226. Members of the Buyer Group collectively hold approximately 69.5% of the outstanding common stock of the Company. After giving effect to the Merger and as of December 31, 2002, the net book value of the Company would have been $1,105,171, and the Company's net loss for the December 31, 2002 fiscal year would have been $8,012,226.

              Upon consummation of the Merger, the Buyer Group (including, in the case of MVII, its members) will hold 100% of the capital stock of the Company. As a result of the Merger, the members of the Buyer Group will substantially increase their interests in the net book value of the Company's business and any future increases in the value of the Company's business. See "Special Factors – Interests of Certain Persons in the Merger."

              DSI Acquisition has issued Warrants to each member of the Buyer Group (or, in the case of MVII, its members) to acquire a specified number of shares of the common stock of DSI Acquisition at $0.47 per share. The term of the Warrants is 45 days. The following table shows the pro forma net book value of the Company as of December 31, 2002, after giving effect to the Merger and with the assumption that none of the Warrants were exercised. In such event, Mr. Martin would own all of the outstanding shares of DSI Acquisition immediately prior to the Merger.

Member of Buyer Group	Net Book Value at December 31, 2002%		Pro Forma Net Book Value	%
Mark and Bonnie Barnes	$ 2,136	0.19	$ 2,136	0.19
Linda Black	209	0.02	209	0.02
Jess Blann	1,170	0.11	1,170	0.11
Jacob Bowler	407	0.04	407	0.04
Jocean Bowler	1,932	0.17	1,932	0.17
John Bowler	3,153	0.29	3,153	0.29
Sarah Bowler	407	0.04	407	0.04
Debbie Cariaga	1,080	0.10	1,080	0.10
Brad Davis	1,068	0.10	1,068	0.10
Bob Dexter	51	0.00	51	0.00
Chris Ford	814	0.07	814	0.07
John Hays	254	0.02	254	0.02
Charles Kolligian	11,564	1.05	11,564	1.05
E. Thomas Martin	65,100	5.89	402,255	36.40
John Mirolla	69	0.01	69	0.01
Greg Morris	1,220	0.11	1,220	0.11
MVII, LLC	609,648	55.16	609,648	55.16
Joseph Nargie	203	0.02	203	0.02
Walter S. Reiling	54,535	4.93	54,535	4.93
Sausal Corp.	1,302	0.12	1,302	0.12
Paul Wallace	95	0.01	95	0.01
Jim Ward	3,390	0.31	3,390	0.31
Donald Westfall	7,658	0.69	7,658	0.69
Joseph S. Whitaker	203	0.02	203	0.02
Thomas Wood	346	0.03	346	0.03

              The following table shows the pro forma net book value of the Company as of December 31, 2002, after giving effect to the Merger and with the assumption that all of the Warrants were exercised. In such event, all of the members of the Buyer Group (or, in the case of MVII, its members) would own all of the outstanding shares of DSI Acquisition immediately prior to the Merger.

Member of Buyer Group	Net Book Value at December 31, 2002%		Pro Forma Net Book Value	%
Mark and Bonnie Barnes	$ 2,136	0.19	$ 3,073	0.28
Linda Black	209	0.02	301	0.03
Jess Blann	1,170	0.11	1,683	0.15
Jacob Bowler	407	0.04	585	0.05
Jocean Bowler	1,932	0.17	2,781	0.25
John Bowler	3,153	0.29	4,537	0.41
Sarah Bowler	407	0.04	585	0.05
Debbie Cariaga	1,080	0.10	1,554	0.14
Brad Davis	1,068	0.10	1,537	0.14
Bob Dexter	51	0.00	73	0.01
Chris Ford	814	0.07	1,171	0.11
John Hays	254	0.02	366	0.03
Charles Kolligian	11,564	1.05	16,640	1.51
E. Thomas Martin	65,100	5.89	93,679	8.48
John Mirolla	69	0.01	100	0.01
Greg Morris	1,220	0.11	1,756	0.16
MVII, LLC(1)	609,648	55.16	877,280	79.38
Joseph Nargie	203	0.02	293	0.03
Walter S. Reiling	54,535	4.93	78,476	7.10
Sausal Corp.	1,302	0.12	1,873	0.17
Paul Wallace	95	0.01	137	0.01
Jim Ward	3,390	0.31	4,879	0.44
Donald Westfall	7,658	0.69	11,020	1.00
Joseph S. Whitaker	203	0.02	293	0.03
Thomas Wood	346	0.03	498	0.05

(1)        Pro forma calculation represents the holdings of MVII pursuant to its membership in the Buyer Group and the aggregate holdings of its members if they were to exercise all of their Warrants. MVII does not hold any Warrants. The members of MVII hold Warrants pro rata in proportion to their respective ownership interests in MVII.

Conduct of the Business of the Company if the Merger is Not Completed

              If the Merger is not consummated, the board of directors expects that the Company's current management will continue to operate the Company's business substantially as currently operated, subject to the business and financial conditions affecting the Company. No other alternative methods of operation are being considered. There can be no assurance that the Company will be able to continue as a going concern in the event that the Merger is not consummated.

Interests of Certain Persons in the Merger

              When you consider the recommendation of the Company's board of directors in favor of the Merger Agreement and the Merger, you should keep in mind that the directors and executive officers of the Company described below have interests in the Merger that are in addition to the interests of other shareholders of the Company generally. The additional interests of these directors and executive officers arise primarily because of their participation as members of the Buyer Group. Although the Merger Agreement does not provide directors or executive officers with any right of continued employment or any special bonuses, the directors and executive officers of the Company described below will continue their employment with the Company pursuant to their existing employment agreements. The special committee and the board of directors were aware of these potential or actual conflicts of interest and considered them along with other matters when they determined to recommend and approve the Merger.

Agreements with the Company

              The Company entered into an employment agreement with Mr. Joseph S. Whitaker on June 1, 1999, and amended the agreement effective December 1, 2001. Pursuant to the amended agreement, Mr. Whitaker shall serve as President and Chief Executive Officer of the Company for a term ending November 30, 2004, and will be paid an annual salary of $180,000, which salary shall be raised on an annual basis in accordance with the Consumer Price Index, and may be additionally raised at the discretion of the board of directors. The agreement contains non-disclosure, non-competition and non-solicitation provisions applicable during the term of employment and for one year thereafter.

              Pursuant to the terms of a Shareholders' and Voting Agreement dated April 15, 1999 (the "1999 Voting Agreement"), among the Company, M.D. Davis, Barry Conrad, Joseph Matlock, Douglas Smith and Rust Capital, Ltd., a Texas limited partnership, (the "DSI Group") and MVII, the DSI Group is entitled to nominate two of the directors of the Company, and MVII is entitled to nominate the remaining directors of the Company. Further, each member of the DSI Group has given MVII an irrevocable proxy to vote his or its respective shares of common stock of the Company for MVII's nominees for director, and MVII is obligated under the 1999 Voting Agreement to vote its shares of common stock of the Company for the nominees of the DSI Group.

              Pursuant to the terms of a Shareholders' and Voting Agreement dated January 7, 2000 (the "2000 Voting Agreement"), among the Company, MVII and Susan and Walter Reiling (the "Reilings"), the number of directors of the Company was increased by one for a total of seven directors, and the Reilings were entitled to nominate Mr. Reiling to fill the newly-created director position. Mr. Reiling was appointed to the Board of Directors on February 1, 2000, and was subsequently elected to his current term by the shareholders at the 2000 Annual Meeting of Shareholders. The Reilings also have given MVII an irrevocable proxy to vote their shares of common stock of the Company for MVII's nominees for director, and MVII is obligated under the 2000 Voting Agreement to vote its shares of common stock of the Company for the Reilings' nominee.

Prior Stock Purchases and Other Securities Transactions

              The executive officers and directors of the Company engaged in the following transactions involving the Company's common stock in the last 60 days:

•
William J. Kerner, the Company's former Vice President of Research and Development, left the Company's employment on March 7, 2003. At such time, Mr. Kerner forfeited options to purchase 10,000 shares of the Company's common stock at $3.125 per share.

•
Walter S. Reiling, a director of the Company, had options to purchase 5,000 shares of the Company's common stock vest at $3.49 on March 21, 2003.

•
Gregory A. Barth, the Company's Senior Vice President of Worldwide Operations, Business Planning and Logistics, left the Company's employment on March 31, 2003. At such time, Mr. Barth forfeited options to purchase 50,000 shares of the Company's common stock at $3.125 per share.

              Except as described above, no executive officer or director of the Company has engaged in any transactions in the Company's common stock during the past 60 days.

Financing the Merger

              The Company anticipates that the total amount of funds required in connection with the Merger and related transactions is approximately $1,600,000, including approximately $1,558,053 to pay the Merger consideration to the Company's shareholders. In addition, the Company and DSI Acquisition estimate that there will be approximately $            in filing, legal, accounting and other fees and expenses that will be payable in connection with the completion of the proposed Merger, as described in more detail below in "– Fees and Expenses of the Merger."

              DSI Acquisition anticipates that it will have sufficient cash on hand on the effective date of the Merger to cover the total amount of funds required in connection with the Merger. The proposed Merger is not subject to a financing contingency.

Fees and Expenses of the Merger

              Except as disclosed in this proxy statement and as described in the Merger Agreement, all fees and expenses incurred in connection with the Merger, the Merger Agreement and any other transactions connected with the Merger will be by the party incurring such fees and expenses, regardless of whether the Merger is completed. Estimated fees and expenses to be incurred by the Company and DSI Acquisition in connection with the Merger are as follows:

Filing fees	$
Financial advisor's fees and expenses (estimated total for the special committee)
Legal fees and expenses (estimated total for DSI Acquisition, the Company and the special committee)
Accounting fees and expenses
Printing and mailing costs
Miscellaneous
Total

Anticipated Accounting Treatment of the Merger

              The Company anticipates that the Merger will be accounted for by the Company using the purchase method of accounting in accordance with generally accepted accounting principles.

U.S. Federal Income Tax Consequences of the Merger

              The following is a summary of material U.S. federal income tax considerations relevant to both beneficial owners whose shares of the Company's common stock are converted to cash in the Merger and beneficial owners who, as members of the Buyer Group, remain as shareholders of the Company subsequent to the Merger. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change possibly, with retroactive effect. The summary does not address beneficial owners of shares of common stock in whose hands the shares are not capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, nor does it address beneficial owners of common stock who received the shares as part of a hedging, "straddle," conversion or other integrated transaction, upon conversion of securities or exercise of warrants or other rights to acquire shares, or pursuant to the exercise of employee stock options or otherwise as compensation, and may not apply to certain types of beneficial owners of common stock (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules. This summary does not address the U.S. federal income tax consequences to a beneficial owner of common stock who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws or estate and gift tax laws. Furthermore, the discussion does not address the tax treatment of beneficial owners of common stock who exercise dissenters' appraisal rights in the Merger.

              The U.S. federal income tax consequences described below are included for general information purposes only. Because individual circumstances may differ, each beneficial owner of shares of the Company's common stock should consult his or her own tax advisor to determine the applicability of the rules discussed below to him and the particular tax effects to him or her of the merger, including the application and effect of state, local and other tax laws.

Beneficial Owners Who Receive Cash as Merger Consideration.

              The receipt of cash for shares of the Company's common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a beneficial owner of shares of common stock will recognize gain or loss in an amount equal to the difference between the beneficial owner's adjusted tax basis in the shares of common stock converted to cash in the Merger and the amount of cash received. A beneficial owner's adjusted basis in the shares of common stock generally will equal the beneficial owner's purchase price for those shares of common stock. Gain or loss must be determined separately for each block of common stock (i.e., common stock acquired at the same cost in a single transaction) converted to cash in the Merger. Such gain or loss will be capital gain or loss provided that the beneficial owner held the Company's common stock as a capital asset.

              Net capital gain recognized by non-corporate taxpayers from the sale of property held more than one year will generally be taxed at a rate not to exceed 20% for U.S. federal income tax purposes. Net capital gain from property held for one year or less will be subject to tax at ordinary income tax rates. In addition, capital gains recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of capital losses against ordinary income.

              Payments in connection with the Merger may be subject to "backup withholding" at a rate of 31%, unless a beneficial owner of common stock, either (1) comes within certain exempt categories (generally including corporations, financial institutions and certain foreign individuals), or (2) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax but merely an advance payment; any amounts so withheld may be credited against the U.S. federal income tax liability of the beneficial owner subject to the withholding and may be refunded to the extent it results in an overpayment of tax. Each beneficial owner of common stock should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining this exemption.

Beneficial Owners Who Remain as Shareholders of the Company Subsequent to the Merger.

              The Merger will not be a taxable transaction for U.S. federal income tax purposes for those beneficial owners of the Company's common stock who, as members of the Buyer Group, remain as shareholders of the Company subsequent to the Merger. In general, for U.S. federal income tax purposes, each such beneficial owner of shares of the Company's common stock will have an adjusted tax basis and holding period in his or her common stock identical to his or her adjusted tax basis and holding period in the common stock immediately before the Merger.

Regulatory Matters

              We do not believe that any material federal or state regulatory approvals, filings or notices are required in connection with the Merger other than approvals, filings or notices required under federal securities laws and the filing of Articles of Merger with the Secretary of State of the State of Texas.

Provisions for Unaffiliated Security Holders

              Neither the Company nor DSI Acquisition has made any provision to grant unaffiliated shareholders of the Company access to the corporate files of the Company or DSI Acquisition or to assist such shareholders to obtain counsel or appraisal services.

FINANCIAL INFORMATION

Selected Historical Financial Data

              This data and the comparative per share data set forth below are extracted from, and should be read in conjunction with, the audited consolidated financial statements and other financial information contained in the Company's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1999, and Annual Reports on Form 10-K for the fiscal years ended December 31, 1999; December 31, 2000; December 31, 2001 and December 31, 2002, including the notes thereto. More comprehensive financial information (including management's discussion and analysis of financial condition and results of operation) is included in such report and other documents filed by the Company with the Securities and Exchange Commission, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. Copies of such reports and other documents may be examined at or obtained from the Securities and Exchange Commission. See "Where You Can Find More Information."

DSI Toys, Inc.
Selected Consolidated Financial Information
(in thousands, except per share data)

	Years Ended
	Jan 31, 1999	Dec 31, 1999*	Dec 31, 2000	Dec 31, 2001	Dec 31, 2002
Income Statement:
Revenues	$52,722	$47,560	$70,438	$67,906	$49,754
Income (loss) before income taxes	(1,337)	2,150	(1,326)	(1,059)	(5,736)
Net Income (loss)	(1,004)	1,281	(849)	(1,450)	(8,012)
Earnings (loss) per share
Basic	(0.17)	0.17	(0.09)	(0.16)	(0.82)
Diluted	(0.17)	0.16	(0.09)	(0.16)	(0.82)
Balance Sheet:
Working Capital	391	6,326	4,536	9,144	(6,480)
Total Assets	11,411	15,027	29,999	31,313	28,671
Long-term debt obligations	2,541	2,393	10,755	12,500	4,554
Shareholder's Equity	861	6,989	7,927	9,134	1,105

*The Company changed the fiscal year effective December 31, 1999; as a result, the year ended December 31, 1999 is only an eleven-month period.

              The Company has not provided any pro forma data giving effect to the Merger as the Company does not believe such information is material to the Company's shareholders in evaluating the Merger and the Merger Agreement since the Merger consideration consists solely of cash and, if the Merger is consummated, the Company's common stock would cease to be publicly traded. Members of the Buyer Group are encouraged to review the Risk Factors and Forward Looking Statements that begin on page    .

RECENT DEVELOPMENTS

[Insert description of any developments subsequent to the fiscal 2002 10-K filed in March 2003.]

LITIGATION

              The Company is the defendant in a lawsuit styled Rymax Corp. d/b/a Rymax Marketing Services, Inc, ("Rymax") v. DSI Toys, Inc. in the Superior Court of New Jersey Law Division: Morris County; civil action docket number MRSL-3799-02. In the lawsuit, Rymax claims that the Company failed to pay commissions due to Rymax and demands judgment for damages in the amount of $45,061.67 plus interest, attorney fees and costs of court. The Company does not believe it owes these damages and may bring a counterclaim against Rymax for an amount exceeding $75,000.00 for goods shipped and sold to them. At this time, the Company is attempting to negotiate a settlement of the entire controversy.

              The Company is the defendant in a lawsuit styled The Cartoon Network, LP, LLLP ("TCN") v. DSI Toys, Inc. in the State Court of Fulton County, State of Georgia, Civil Action File No. 03VS046924C. In the lawsuit, TCN claims the Company is indebted to TCN for $725,051.70 for television advertisements aired by TCN, together with interest at the rate of 18% per annum until paid. The Company is in negotiations with TCN and believes it has recorded an adequate amount for the ultimate settlement.

              The Company has received a demand letter from the Chapter 7 Trustee for bankruptcy cases that are pending in the Southern District of New York involving Play Co. Toys & Entertainment Corp., Toys International.Com, Inc. and Play Co. Toys Canyon Country, Inc. The Trustee alleges that a payment received by the Company from Toys International.Com, Inc. in the amount of $93,834.56 was a preferential transfer that is recoverable under Bankruptcy Code Sections 547 and 550. The Company has responded to the demand letter that the payment was a payment on an invoice for delivered goods made in the regular course of business. At this time the Company and the Trustee are in negotiations to settle the matter in its entirety.

              In addition, in the normal course of business the Company is involved in product and intellectual property issues which sometimes result in litigation. It is the opinion of management that the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows, taken as a whole.

MARKET PRICES AND DIVIDEND INFORMATION

              The Company's common stock traded on the Nasdaq National Market System from the Company's initial public offering on May 29, 1997 until August 17, 1998. Effective August 17, 1998, the Company moved from the Nasdaq National Market System to the Nasdaq SmallCap Market because the Company's net tangible assets no longer met the maintenance standards for continued listing on the Nasdaq National Market System. The Company's common stock traded on the Nasdaq SmallCap Market from August 17, 1998 until March 27, 2003. Effective March 27, 2003, the Company moved from the Nasdaq SmallCap Market to the over-the-counter Bulletin Board electronic quotation system because the Company no longer met the US$1.00 minimum bid price per share maintenance standard for continued listing on the Nasdaq SmallCap Market. The Company's common stock is traded under the symbol "DSIT." On            , 2003, the Company had approximately 111 shareholders of record of the Company's common stock.

              The following table describes the high and low sale prices for the Company's common stock for the quarters indicated.

PRICE RANGE OF COMMON STOCK

	High		Low
Fiscal Year Ended December 31, 2001
1st Quarter		$1.938		$1.250
2nd Quarter		$1.620		$1.000
3rd Quarter		$1.180		$0.950
4th Quarter		$1.100		$0.750
Fiscal Year Ended December 31, 2002
1st Quarter		$0.950		$0.460
2nd Quarter		$0.750		$0.480
3rd Quarter		$0.650		$0.300
4th Quarter		$0.550		$0.270
Fiscal Year Ended December 31, 2003
1st Quarter	$		$
2nd Quarter (up to , 2003)	$		$

              Such over-the-counter market quotations reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

              Since the Company's initial public offering, the Company has not declared or paid any cash dividends on the common stock. The Company presently intends to retain all earnings, if any, to provide funds for its operations and expansion, and therefore does not anticipate paying cash dividends or making any other distributions on its shares of common stock in the foreseeable future. The terms of certain of the Company's debt documents restrict the Company's ability to pay dividends to its shareholders and acquire capital stock.

RISK FACTORS AND FORWARD LOOKING STATEMENTS

              We are including the following discussion to inform you generally of some of the risks and uncertainties that can affect the Company and your investment in the Company. If the Merger is consummated and you are not a member of the Buyer Group, you will receive cash consideration in exchange for your investment in the Company, and the following risk factors will no longer affect you. If the Merger is not consummated or you are a member of the Buyer Group, the following risks and uncertainties may affect your investment in the Company. You should carefully consider these risk factors and how they could effect your investment in the Company when making your decision on whether to vote in favor of the merger.

              We believe the factors discussed below are important factors that could cause actual results to differ materially from those expressed in a forward-looking statement made in this proxy statement or elsewhere by us or on our behalf. Unpredictable or unknown factors not discussed below could also have material adverse effects on actual results. We do not intend to update our description of important factors each time a potential important factor arises. You should be aware that important factors not described below could affect the accuracy of our forward-looking statements, and you should use caution and common sense when analyzing our forward-looking statements.

Risk Factors Relating to All Shareholders

The Company is subject to changing consumer preferences and new product introductions.

              Consumer preferences are difficult to predict and the introduction of new products is critical in the toy industry. Our business and operating results depend largely upon the appeal of our products. A decline in the popularity of our existing products and product lines or the failure of new products and product lines to achieve and sustain market acceptance could result in lower overall revenues and margins, which in turn could have a material adverse effect on our business, financial condition, and results of operations. Our continued success in the toy industry will depend on our ability to redesign, restyle and extend our existing core products and product lines, and to develop, introduce and gain customer acceptance of new products and product lines. As a result of changing consumer preferences, individual products typically have short life cycles of two years or less. There can be no assurance that:

              – any of our current products or product lines will continue to be popular with consumers for any significant period of time;

              – any new products and product lines introduced by us will achieve an adequate degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time; and

              – any new products' life cycles will be sufficient to permit us to recover development, manufacturing, marketing and other costs of the products.

The Company depends on a limited number of customers.

              A small number of our customers account for a large share of our net sales. For fiscal 2002, our five largest customers accounted for approximately 53% of our net sales. Sales to Wal-Mart, the Kmart Corporation ("Kmart"), and QVC, our three largest customers, accounted for approximately 45% of our net sales during the same period.

              On January 22, 2002, Kmart filed for Chapter 11 bankruptcy. Kmart was our second largest customer in 2002 and 2001, comprising 9.5% and 10% of sales, respectively. Kmart required normal trade terms from companies desiring to do business with them in 2002, and in return offered a second-priority lien or "Trade Creditor Lien" in Kmart's owned merchandise inventory. Due to Kmart's market share we accepted this lien position and sold to Kmart in 2002. Kmart is continuing business and is currently scheduled to exit bankruptcy in April 2003. Kmart has either closed, or announced the closing of, approximately 600 stores, which reduces our distribution outlets with Kmart and could result in reduced sales to Kmart.

              We expect to continue to rely on Kmart and a relatively small number of other customers for a significant percentage of sales for the foreseeable future. If some of these customers were to cease doing business with us, or to significantly reduce the amount of their purchases from us, it could have a material adverse effect on our business, financial condition and results of operations.

The Company's liquidity is dependent upon third-party financing.

              We utilize borrowings under the Revolver and the Company's lines of credit with Dao Heng Bank Limited (the "Dao Heng Facility") and Standard Chartered Bank (the "Standard Chartered Facility"), and the discounting of customers' letters of credit with other banks to finance accounts receivable, inventory, and other operating and capital requirements. We entered into the Revolver on February 21, 1999, and amended the Revolver on March 30, 2001, to increase the Company's credit line from $10 million to $17.5 million. The Revolver matures March 31, 2004, and contains covenants relating to our financial condition. If we fail to maintain compliance with the financial covenants contained in the Revolver, the maturity date can or will be accelerated, among other remedies which may be pursued by the lender.

              The Company's net losses for the period ended December 31, 2002, and its overall financial condition resulted in the Company being out of compliance with certain financial covenants required under the Revolver. Therefore, the Company's $7.0 million debt under the Revolver as of December 31, 2002, has been reclassified as a current liability. As a result, the Company's current liabilities exceeded its current assets by $6.5 million as of December 31, 2002. If Sunrock were to accelerate the Revolver, which it has the option to do, the $7.0 million debt would become immediately due and payable.

              Sunrock has recently completed a transaction with Wells Fargo & Company in which Wells Fargo purchased most of Sunrock's existing loans. Sunrock has retained certain credit facilities, including the Revolver. Based on discussions with Sunrock, the Company's management believes that although Sunrock will not amend the Revolver, nor grant a waiver for the Company's non-compliance, Sunrock will not accelerate the Revolver at this time.

              The Dao Heng Facility and the Standard Chartered Facility were obtained on December 4, 2001, and April 29, 2002, respectively, are subject to periodic review, and may be canceled by the bank upon notice. The Standard Chartered Facility affords DSI(HK) a credit limit in the aggregate of up to HKD 19,000,000 (approximately US $2.4 million as of December 31, 2002) in the form of a line of credit financing facility based on actual shipments of product and opened letters of credit. The Dao Heng Facility affords DSI(HK) a credit limit in the aggregate of up to US$6,000,000. The Company has guaranteed DSI(HK)'s obligations under the Dao Heng Credit Facility and the Standard Chartered Facility.

              The Company purchases goods, services and supplies from a number of vendors. The Company currently is in arrears in making its payment obligations to certain of these vendors.

              To the extent the Company's cash reserves and cash flows from operations are insufficient to meet future cash requirements, the Company will need to successfully raise additional capital through additional equity infusion or the issuance of debt. The Company's executive management believes that the Company will be required to either obtain a new revolving loan or obtain necessary additional capital to allow the Company to continue its normal operations for the foreseeable future. However, there can be no assurance the Company will meet its projected operating results or be successful either in obtaining additional capital, or obtaining a new revolving loan.

              The Company has held discussions and negotiations with several lenders regarding a credit facility to replace the Revolver. Management is negotiating with one of those institutions regarding a replacement credit facility that would become effective at the close of the Merger, if consummated.

The Company depends on independent designers, licenses and other proprietary rights.

              We are dependent on concepts, technologies and other intellectual property rights licensed from third parties, such as rights to trademarks, with respect to several of our proprietary products. For each of these proprietary products and product lines, we typically enter into a license agreement with the owner of the intellectual property to permit us to use the intellectual property. These license agreements typically provide for the Company to pay royalties to the licensor based on the net sales of the product incorporating the licensed property. For fiscal 2002, net sales of products developed and sold under our license agreements accounted for approximately 75% of our net sales, of which approximately 24% of net sales were attributable to sales of products incorporating the KAWASAKI® trademark. In November 2002, the license agreement with Kawasaki® was renewed, extending the license agreement for an additional 5 years. The license now expires on December 31, 2007. The failure to procure new license agreements, renew existing license agreements (on commercially reasonable terms, or at all), or maintain existing license agreements could have a material adverse effect on our business, financial condition and results of operations.

              In addition to the foregoing, we are dependent on our intellectual property rights and we cannot give assurances that we will be able to successfully protect such rights. We rely on a combination of trade secret, copyright, trademark, patent and other proprietary rights laws to protect our rights to valuable intellectual property related to our proprietary products. We also rely on license and other agreements that establish ownership rights and maintain confidentiality. We cannot assure you that such intellectual property rights can be successfully asserted in the future or will not be invalidated, circumvented or challenged. Laws of certain foreign countries in which our products may be sold do not protect intellectual property rights to the same extent as the laws of the United States. The failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse effect on our business, financial condition and results of operations.

              We do not believe that any of our products infringe on the proprietary rights of third parties in any material respect. There can be no assurance, however, that third parties will not claim infringement by us with respect to current or future products. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, financial condition, and results of operations.

The demand for the Company's products is dependent upon the inventory management systems of its customers.

              Most of our larger retail customers utilize an inventory management system to track sales of products and rely on reorders being rapidly filled by us and other suppliers rather than maintaining large product inventories. These types of systems put pressure on suppliers like us to promptly fill customer orders and also shift a significant portion of inventory risk and carrying costs from the retailer to the supplier. The limited amount of inventory carried by retailers may serve to reduce or delay retail sales of our products. In addition, the logistics of supplying more product within shorter time periods will increase the risk that we fail to achieve tight and compressed shipping schedules. These inventory management systems require us to accurately forecast demand for products. The failure to accurately predict and respond to retail demand could result in our overproducing items, which could in turn result in price markdowns and increased inventory carrying costs for us, as well as underproducing more popular items.

The Company's business may be adversely affected by returns and markdowns.

              As is customary in the toy industry, we historically have permitted certain customers to return slow-moving items for credit and have allowed price reductions as to certain products then held by retailers in inventory. We expect that we will continue to make such accommodations in the future. Any significant increase in the amount of returns or markdowns could have a material adverse effect on our business, financial condition and results of operations.

The toy industry is highly seasonal, and the Company's financial performance depends upon the results of the third and fourth quarter of each fiscal year.

              Our business is seasonal and therefore our annual operating results depend, in large part, on our sales during the relatively brief Christmas holiday season. A substantial portion of our net sales is made to retailers in anticipation of the Christmas holiday season. This seasonality is increasing as large toy retailers become more efficient in their control of inventory levels through quick response management techniques. This seasonal pattern requires significant use of working capital mainly to manufacture inventory during the year, prior to the Christmas holiday season, and requires accurate forecasting of demand for products during the Christmas holiday season. During fiscal 2002, 72% of the Company's net sales were made during the third and fourth fiscal quarters. Adverse business or economic conditions during these periods could adversely affect our results of operations for the full year. In addition, failure to accurately predict and respond to consumer demand may have a material adverse effect on our business, financial condition and results of operations.

Economic, political and other risks associated with our international operations could adversely affect our business.

              Our sales and manufacturing operations outside the United States subject us to risks normally associated with international operations. Various international risks, including the war with Iraq, could negatively impact our international sales and manufacturing operations, which could have a material adverse effect on our business, financial condition and results of operations. For the 2002 fiscal year, our international net revenues comprised approximately 19% of our total consolidated net revenues. We expect international sales to continue to account for a significant portion of our total revenues. In addition, we utilize third-party manufacturers principally located in the Peoples' Republic of China. Our international sales and manufacturing operations are subject to the risks normally associated with international operations, including:

              – limitations, including taxes, on the repatriation of earnings;

              – political instability, civil unrest and economic instability;

              – greater difficulty enforcing intellectual property rights and weaker laws protecting such rights;

              – greater difficulty and expense in conducting business abroad;

              – complications in complying with foreign laws and changes in governmental policies;

              – transportation delays and interruptions;

              – currency conversion risks and currency fluctuations; and

              – the imposition of tariffs.

These risks could negatively impact our international sales and manufacturing operations, which could have a material adverse effect on our business, financial condition and results of operations.

              During fiscal 2002, two manufacturers accounted for approximately 44% of our purchases of products. The loss of either of these manufacturers, or a substantial interruption of our manufacturing arrangements with any of these manufacturers, could cause a delay in the production of our products for delivery to our customers and could have a material adverse effect on our business, financial condition and results of operations. While we believe that our reliance on external sources of manufacturing can be shifted, over a period of time, to alternative sources of supply, there can be no assurance that alternate arrangements could be provided in a timely manner or on terms acceptable to us. Furthermore, the imposition of trade sanctions by the United States or the European Union against a class of products imported by us from, or the loss of "permanent normal trade relations" status by, the Peoples' Republic of China could significantly increase our cost of products imported into the United States or Europe.

Acquisitions by the Company are inherently subject to risk.

              We may from time to time evaluate and pursue acquisition opportunities on terms that we consider favorable. A successful acquisition involves an assessment of the business condition and prospects of the acquisition target, which includes factors beyond our control. This assessment is necessarily inexact, and its accuracy is inherently uncertain. In connection with such an assessment, we perform a review that we believe to be generally consistent with industry practices. This review, however, will not reveal all existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the acquisition target to assess fully its deficiencies. There can be no assurance that any such acquisition would be successful or that the operations of the acquisition target could be successfully integrated with our operations. Any unsuccessful acquisition could have a material adverse effect on our business, financial condition and results of operations.

The Company is subject to product liability claims on its products.

              Products that have been or may be developed or sold by us may expose us to potential liability from personal injury or property damage claims by end-users of such products. We currently maintain product liability insurance coverage in amounts which we believe to be sufficient for our business risks. There can be no assurance that we will be able to maintain such coverage or obtain additional coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our business, financial condition, and results of operations.

              In addition to the foregoing, the United States Consumer Products Safety Commission ("CPSC") has the authority under certain federal laws and regulations to protect consumers from hazardous goods. The CPSC may exclude from the market goods it determines are hazardous and may require a manufacturer to repurchase such goods under certain circumstances. Some state, local and foreign governments have similar laws and regulations. In the event that such laws or regulations change or in the future we are found to have violated any such law or regulation, the sale of the relevant product could be prohibited, and we could be required to repurchase such products.

The toy industry is highly competitive.

              The toy industry is highly competitive. Many of our competitors have longer operating histories, broader product lines and greater financial resources and advertising budgets than us. In addition, the toy industry has nominal barriers to entry. Competition is based primarily on the ability to design and develop new toys, procure licenses for popular products, characters and trademarks, and successfully market products. Many of our competitors offer similar products or alternatives to our products. Our products compete with other products for retail shelf space. There can be no assurance that shelf space in retail stores will continue to be available to support our existing products or any expansion of our current products and product lines. There can be no assurance that we will be able to continue to compete effectively in this marketplace.

The Company is controlled by a small number of insiders.

              As of March 24, 2003, our directors and executive officers beneficially owned an aggregate of 7,627,391 shares of common stock (excluding convertible securities and the shares underlying same), which represents approximately 70% of the total issued and outstanding shares of common stock of the Company. As a result, it would be extremely difficult, if not impossible, to obtain majority support for shareholder proposals opposed by management and the board of directors.

The Company's stock price is potentially volatile.

              The market price of the Company's common stock has been and may continue to be highly volatile and has been and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of new products by us or our competitors, changes in financial estimates by securities analysts, or other events or factors. In the event our operating results are below the expectations of public market analysts and investors in one or more future quarters, it is likely that the price of the Company's common stock would be materially adversely affected. In addition, general market fluctuations may adversely affect the market price of the Company's common stock.

The Company is subject to additional regulation because its stock does not meet certain minimum price and volume standards.

              As a result of the delisting of the Company's common stock from the Nasdaq SmallCap Market and the trading of the Company's common stock at a price less than $5.00 per share, trading in the common stock is subject to the requirements of Rule 15g-9 under the Exchange Act. Under Rule 15g-9, broker/dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. These requirements include determining the suitability of each purchaser in writing, and receiving the purchaser's written consent prior to the transaction.

              The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, according to regulations adopted by the Securities and Exchange Commission, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). This additional disclosure must include the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated with the market. These extra requirements could severely limit the ability of purchasers to sell their securities in the secondary market. If the Merger is completed, the Company intends to apply for delisting as soon as possible after the completion of the Merger. We cannot assure you that the price of the common stock per share will trade above $5.00 in the future.

Risk Factors Relating to Members of the Buyer Group

The Company will be controlled by one individual.

              If the Merger is completed, a majority of the outstanding shares of the Company's common stock will be controlled by E. Thomas Martin, both directly and pursuant to his controlling interest in MVII. Accordingly, Mr. Martin will have the power to control the direction and policies of the Company, subject to the Company's bylaws, including the power to elect a majority of its directors and approve many actions requiring the approval of its shareholders, such as adopting most amendments to the Company's articles of incorporation and approving mergers or sales of substantially all of the Company's assets. The directors so elected will have certain authority to issue additional stock and stock options, implement stock repurchase programs, declare dividends and make other such decisions about the Company's capital stock. These actions may dilute, reduce or eliminate the ownership of minority shareholders in the Company. In addition, the existence of a controlling shareholder may have the effect of discouraging or making it more difficult for a third party to acquire a majority of the Company's outstanding equity securities. A third party would be required to negotiate any proposed transaction with Mr. Martin, who may have differing interests from the Company's other shareholders.

Because the Company's common stock will not be listed on a national exchange, its liquidity will be limited and its market value may be reduced.

              The Company's common stock will not be listed on a national securities exchange. Because there will be no public trading market for the Company's common stock, it will be difficult or impossible for shareholders to resell their shares of common stock.

Your access to information about the Company will be restricted.

              Because the Company's common stock will be held by so few shareholders, the Company will not register its common stock under the Exchange Act. If the Company's common stock is not registered, it will not be required to comply with the proxy or periodic reporting requirements of the Exchange Act. Therefore, the Company will not be required to provide any reports or information to you other than in accordance with your right to inspect its books and records under Texas law. As a result, the information available to shareholders with respect to the Company's business and financial condition will be reduced, which could adversely affect the market value of its common stock.

THE PARTIES

DSI Toys, Inc.

              The Company designs, develops, markets and distributes high quality, innovative dolls, toys and consumer electronics products. Core products include Tech-Link® communications products, KAWASAKI® electronic musical instruments, GearHead™ remote control vehicles, DJ Skribble®'s Spinheads™ musical figures and toys, a full range of special feature doll brands including Sweet Faith®, Pride & Joy®, Too Cute Twins® and Lovin' Touch™ life-like dolls, Baby Knows Her Name™ talking doll, Childhood Verses™ nursery rhyme dolls, Little Darlings® dolls and Collectible Plush, including Kitty, Kitty, Kittens® and Puppy, Puppy, Puppies®.

              Effective January 7, 2000, the Company acquired by way of merger Meritus Industries, Inc. ("Meritus"), a privately held toy manufacturer, engaged in the manufacturing and marketing of dolls, doll houses, doll accessories, and girls' toys. As a result of the merger, the Company added the Forever Girl Friends® brand accessories for 11 1/2" fashion dolls, and Little Darlings® brand value-priced action feature dolls to its product offerings, as well as the Elite Dolls™ brand, which was created by Meritus specifically to manufacture and market Lifetime Play Dolls™, a line of exquisite 18" dolls and accessories suitable for playing or collecting.

              The Company also acquired three wholly-owned Hong Kong subsidiaries in the merger with Meritus: Meritus Industries Limited, RSP Products Limited, and Elite Dolls Limited, each of which were engaged in doll manufacturing operations. The Company transferred the operations of these entities to DSI (HK) Limited, another Hong Kong subsidiary of the Company, and liquidated the three acquired subsidiaries effective October 22, 2002.

              The Company, a Texas corporation, was incorporated in Texas in 1970. Its executive offices are located at 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099, telephone (713) 365-9900. The Company maintains its primary worldwide website at www.dsitoys.com. As of April 1, 2003, the Company had 73 full-time employees.

              The Company has not, during the past five years, been convicted in a criminal proceeding, nor has it been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the Company from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

DSI Acquisition, Inc.

              DSI Acquisition, a Texas corporation, was incorporated on March 20, 2003. DSI Acquisition has not conducted any activity except that incident to its formation and in connection with the Merger. DSI Acquisition's principal executive offices are located at 1432 Higuera Street, P.O. Box 12060, San Luis Obispo, California 93406, and its telephone number is (805) 545-7900. DSI Acquisition has no full-time employees.

              E. Thomas Martin, the Chairman of the Company's Board of Directors, is the controlling shareholder and President of DSI Acquisition. Further information about Mr. Martin may be found immediately below in the section entitled "The Buyer Group." DSI Acquisition has issued Warrants to each member of the Buyer Group (including, in the case of MVII, its members) to acquire a specified number of shares of the common stock of DSI Acquisition at $0.47 per share. The term of the Warrants is 45 days.

              DSI Acquisition and its affiliates have not, during the past five years, been convicted in a criminal proceeding, nor have any of them been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining DSI Acquisition or any such affiliate from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The Buyer Group

              The Buyer Group consists of the following individuals and entities affiliated with the Company. Additional information on those members of the Buyer Group serving as directors or executive officers of the Company may be found in the section entitled "Directors and Officers" elsewhere in this proxy statement.

              Robert L. Burke is a director of the Company and will serve in the same capacity after completion of the Merger. The principal business address of Mr. Burke is 16176 Matthew Court, Lake Oswego, Oregon 97034, and his business telephone number is (503) 697-8731.

              E. Thomas Martin is the Chairman of the Board of the Company and will serve in the same capacity after completion of the Merger. The principal business address of Mr. Martin is 1432 Higuera Street, P.O. Box 12060, San Luis Obispo, California 93406, and his business telephone number is (805) 545-7900.

              John McSorley is a director of the Company and will serve in the same capacity after completion of the Merger. The principal business address of Mr. McSorley is 76 Moncada Way, San Rafael, California 94901, and his business telephone number is (415) 460-6541.

              MVII, LLC is a California limited liability company controlled by Mr. Martin. The principal business address of the company is 1432 Higuera Street, P.O. Box 12060, San Luis Obispo, California 93406, and its business telephone number is (805) 545-7900. The company is engaged in investment activities.

              Walter S. Reiling is a director of the Company and will serve in the same capacity after completion of the Merger. The principal business address of Mr. Reiling is 15 Woodcrest Drive, Morristown, New Jersey 07960, and his business telephone number is (973) 898-1930.

              Joseph S. Whitaker is the President, Chief Executive Officer and a director of the Company and will serve in the same capacities after completion of the Merger. The principal business address of Mr. Whitaker is 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099, and his business telephone number is (713) 365-9900.

              The remaining members of the Buyer Group are currently minority shareholders of the Company who have a preexisting personal or business relationship with Mr. Martin.

              No member of the Buyer Group during the past five years has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of violations of such laws.

SECURITIES OWNERSHIP

              This section provides information as of March 24, 2003, with respect to the beneficial ownership of the Company's common stock before and after the Merger, if the Merger were consummated, by the persons or entities identified below. A person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or to direct the disposition of such security.

Current Beneficial Ownership of the Company's Common Stock.

              As of                        , 2003, the record date, the Company had outstanding 10,866,365 shares of common stock. Each share of common stock is entitled to one vote.

              The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 24, 2003, by: (i) each director and officer of the Company; (ii) persons or groups known to management to beneficially own more than 5% of the Company's common stock; and (iii) all directors and executive officers as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed:

SHARES OWNED BENEFICIALLY

Name of Beneficial Owner	Common Stock Beneficially Owned
	Number of Shares		Percent of Class
Gregory A. Barth (1)	22,000	(5)	0
Robert L. Burke (1)	15,000	(5)(7)	*
Tit Yu Chan (2)	0		0
M.D. Davis (1)	354,951	(6)(7)	3.19%
E. Thomas Martin (3)(9)	6,649,323	(8)	58.95%
Martin Group (9)	7,280,568	(10)	65.47%
Joseph N. Matlock (1)	117,000	(6)(7)	1.05%
John McSorley (1)	15,000	(5)(7)	*
MVII, LLC (3)	5,994,238	(11)	53.94%
Walter S. Reiling (4)	551,208	(7)(12)	4.96%
Walter S. and Susan Reiling, joint tenants (4)	551,208	(7)(12)	4.96%
Milan Seda (1)	0		0
Robert L. Weisgarber (1)	30,000	(7)	*
Joseph S. Whitaker (1)	77,000	(5)(7)	*
All directors and executive officers as a group (18 persons)	7,871,591	(7)	70.83%

*    Represents less than 1%.

(1)        The business address for each named person is 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099.

(2)        The business address for the named person is Suite 1401, New T&T Centre, Harbour City, Tsimshatsui, Kowloon, Hong Kong.

(3)        The business address for each named person is 1432 Higuera Street, P.O. Box 12060, San Luis Obispo, California 93406.

(4)        The business address for each named person is 15 Woodcrest Drive, Morristown, New Jersey 07960.

(5)        Excludes shares owned of record by MVII. Messrs. Burke and McSorley each own a 2.22% membership interest in MVII; Mr. Whitaker owns less than a 1% membership interest in MVII.

(6)        Excludes shares owned of record by other members of the Martin Group (as defined in footnote 9) that are to be voted in accordance with a Shareholders' and Voting Agreement dated April 15, 1999 (the "1999 Voting Agreement"), among the Company, MVII, M.D. Davis, Barry Conrad, Joseph Matlock, Douglas Smith and Rust Capital, Ltd., a Texas limited partnership, (collectively, the "DSI Group"). Pursuant to the 1999 Voting Agreement, the DSI Group is entitled to nominate two of the directors of the Company and MVII is entitled to nominate the remaining directors of the Company. Further, each member of the DSI Group has given MVII an irrevocable proxy to vote his or its respective shares of common stock of the Company for MVII's nominees for director, and MVII is obligated under the 1999 Voting Agreement to vote its shares of common stock of the Company for the nominees of the DSI Group. For a discussion of the Martin Group, see footnote number 9 to this table.

(7)        Includes shares of common stock not outstanding but subject to options currently exercisable, or exercisable within 60 days, as follows: Mr. Barth – 20,000 shares (options will expire March 31, 2003); Mr. Burke – 15,000 shares; Mr. Davis – 15,000 shares; Mr. Matlock – 17,000 shares; Mr. McSorley – 15,000 shares; Mr. Reiling – 15,000 shares; Mr. Weisgarber – 30,000 shares; Mr. Whitaker – 75,000 shares; and group – 246,200 shares.

(8)        Includes 640,085 shares owned of record by E. Thomas Martin; 15,000 shares of common stock not outstanding but subject to options currently exercisable, or exercisable within 60 days; 5,994,238 shares owned of record by MVII, but excludes shares owned of record by the other members of the Martin Group.

(9)        The Martin Group is comprised of the DSI Group and Walter and Susan Reiling (the "Reilings"). Pursuant to the 1999 Voting Agreement, each member of the DSI Group has given MVII an irrevocable proxy to vote its respective shares of common stock of the Company for, among other things, MVII's nominees for director, and MVII is obligated under the 1999 Voting Agreement to vote its shares of common stock of the Company for the nominees of the DSI Group. Pursuant to a Shareholders' and Voting Agreement dated January 7, 2000 (the "2000 Voting Agreement"), among the Company, MVII and the Reilings, the Reilings have given MVII an irrevocable proxy to vote their shares of common stock of the Company for, among other things, MVII's nominees for director, and MVII is obligated under the 2000 Voting Agreement to vote its shares of common stock of the Company for the Reilings' nominee.

(10)          Includes 5,994,238 shares owned of record by MVII; 354,951 shares owned of record (including 15,000 shares not outstanding but subject to options currently exercisable) by M.D. Davis; 117,000 shares owned of record (including 17,000 shares not outstanding but subject to options currently exercisable) by Joseph N. Matlock; 261,171 shares owned of record (including 2,000 shares not outstanding but subject to options currently exercisable) by Douglas A. Smith; 2,000 shares not outstanding but subject to options currently exercisable owned of record by Barry B. Conrad; and 551,208 shares owned of record (including 15,000 shares not outstanding but subject to options currently exercisable) by the Reilings.

(11)          Excludes shares owned of record by other members of the Martin Group that are to be voted in accordance with the 1999 Voting Agreement and the 2000 Voting Agreement.

(12)          Excludes shares owned of record by other members of the Martin Group that are to be voted in accordance with the 2000 Voting Agreement.

Beneficial Ownership of the Company's Common Stock Upon Consummation of the Merger.

              The following tables presents information about the beneficial ownership of the Company's common stock immediately after the Merger, if it were consummated, by: (i) each director and officer of the Company; (ii) persons or groups known to management who shall beneficially own more than 5% of the Company's common stock; and (iii) all directors and executive officers as a group. Unless otherwise indicated, the beneficial owner would have sole voting and investment power with respect to all shares listed.

              The first table assumes that none of the Warrants issued to the members of the Buyer Group (or, in the case of MVII, its members) to acquire a specified number of shares of the common stock of DSI Acquisition at $0.47 per share are exercised. In such event, Mr. Martin would own all of the outstanding shares of DSI Acquisition immediately prior to the Merger.

              The second table assumes that all of the Warrants issued to the members of the Buyer Group are exercised. In such event, all of the members of the Buyer Group (or, in the case of MVII, its members) would own all of the outstanding shares of DSI Acquisition immediately prior to the Merger.

SHARES OWNED BENEFICIALLY – ASSUMES NO EXERCISE OF WARRANTS

Name of Beneficial Owner	Common Stock Beneficially Owned
	Number of Shares		Percent of Class
Gregory A. Barth (1)	0		*
Robert L. Burke (1)	15,000	(5)(7)	*
Tit Yu Chan (2)	0		0
M.D. Davis (1)	15,000	(6)(7)	*
E. Thomas Martin (3)(9)	9,964,329	(8)	89.59%
Martin Group (9)	6,581,446	(10)	59.17%
Joseph N. Matlock (1)	17,000	(6)(7)	*
John McSorley (1)	15,000	(5)(7)	*
MVII, LLC (3)	5,994,238	(11)	53.89%
Walter S. Reiling (4)	551,208	(7)(12)	4.96%
Walter S. and Susan Reiling, joint tenants (4)	551,208	(7)(12)	4.96%
Milan Seda (1)	0		0
Robert L. Weisgarber (1)	40,000	(7)	*
Joseph S. Whitaker (1)	97,000	(5)(7)	*
All directors and executive officers as a group (18 persons)	10,743,737	(7)	96.59%

*    Represents less than 1%.

(1)        The business address for each named person is 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099.

(2)        The business address for the named person is Suite 1401, New T&T Centre, Harbour City, Tsimshatsui, Kowloon, Hong Kong.

(3)        The business address for each named person is 1432 Higuera Street, P.O. Box 12060, San Luis Obispo, California 93406.

(4)        The business address for each named person is 15 Woodcrest Drive, Morristown, New Jersey 07960.

(5)        Excludes shares owned of record by MVII. Messrs. Burke and McSorley each own a 2.22% membership interest in MVII; Mr. Whitaker owns less than a 1% membership interest in MVII.

(6)        Excludes shares owned of record by other members of the Martin Group (as defined in footnote 9) that are to be voted in accordance with a Shareholders' and Voting Agreement dated April 15, 1999 (the "1999 Voting Agreement"), among the Company, MVII, M.D. Davis, Barry Conrad, Joseph Matlock, Douglas Smith and Rust Capital, Ltd., a Texas limited partnership, (collectively, the "DSI Group"). Pursuant to the 1999 Voting Agreement, the DSI Group is entitled to nominate two of the directors of the Company and MVII is entitled to nominate the remaining directors of the Company. Further, each member of the DSI Group has given MVII an irrevocable proxy to vote his or its respective shares of common stock of the Company for MVII's nominees for director, and MVII is obligated under the 1999 Voting Agreement to vote its shares of common stock of the Company for the nominees of the DSI Group. For a discussion of the Martin Group, see footnote number 9 to this table.

(7)        Includes shares of common stock not outstanding but subject to options currently exercisable, or exercisable within 60 days, as follows: Mr. Burke – 15,000 shares; Mr. Davis – 15,000 shares; Mr. Matlock – 17,000 shares; Mr. McSorley – 15,000 shares; Mr. Reiling – 15,000 shares; Mr. Weisgarber – 40,000 shares; Mr. Whitaker – 95,000 shares; and group – 248,200 shares.

(8)        Includes 3,955,091 shares owned of record by E. Thomas Martin; 15,000 shares of common stock not outstanding but subject to options currently exercisable, or exercisable within 60 days; 5,994,238 shares owned of record by MVII, but excludes shares owned of record by the other members of the Martin Group.

(9)        The Martin Group is comprised of the DSI Group and Walter and Susan Reiling (the "Reilings"). Pursuant to the 1999 Voting Agreement, each member of the DSI Group has given MVII an irrevocable proxy to vote its respective shares of common stock of the Company for, among other things, MVII's nominees for director, and MVII is obligated under the 1999 Voting Agreement to vote its shares of common stock of the Company for the nominees of the DSI Group. Pursuant to a Shareholders' and Voting Agreement dated January 7, 2000 (the "2000 Voting Agreement"), among the Company, MVII and the Reilings, the Reilings have given MVII an irrevocable proxy to vote their shares of common stock of the Company for, among other things, MVII's nominees for director, and MVII is obligated under the 2000 Voting Agreement to vote its shares of common stock of the Company for the Reilings' nominee.

(10)          Includes 5,994,238 shares owned of record by MVII; 15,000 shares not outstanding but subject to options currently exercisable by M.D. Davis; 17,000 shares not outstanding but subject to options currently exercisable by Joseph N. Matlock; 2,000 shares not outstanding but subject to options currently exercisable by Douglas A. Smith; 2,000 shares not outstanding but subject to options currently exercisable owned of record by Barry B. Conrad; and 551,208 shares owned of record (including 15,000 shares not outstanding but subject to options currently exercisable) by the Reilings.

(11)          Excludes shares owned of record by other members of the Martin Group that are to be voted in accordance with the 1999 Voting Agreement and the 2000 Voting Agreement.

(12)          Excludes shares owned of record by other members of the Martin Group that are to be voted in accordance with the 2000 Voting Agreement.

SHARES OWNED BENEFICIALLY – ASSUMES FULL EXERCISE OF ALL WARRANTS

Name of Beneficial Owner	Common Stock Beneficially Owned
	Number of Shares		Percent of Class
Gregory A. Barth (1)	0		0
Robert L. Burke (1)	73,749	(5)(7)	*
Tit Yu Chan (2)	0		0
M.D. Davis (1)	15,000	(6)(7)	*
E. Thomas Martin (3)(9)	8,888,867	(8)	79.92%
Martin Group (9)	6,816,838	(10)	61.29%
Joseph N. Matlock (1)	17,000	(6)(7)	*
John McSorley (1)	73,749	(5)(7)	*
MVII, LLC (3)	5,994,238	(11)	53.89%
Walter S. Reiling (4)	786,600	(7)(12)	7.07%
Walter S. and Susan Reiling, joint tenants (4)	786,600	(7)(12)	7.07%
Milan Seda (1)	0		0
Robert L. Weisgarber (1)	40,000	(7)	*
Joseph S. Whitaker (1)	117,475	(5)(7)	1.06%
All directors and executive officers as a group (18 persons)	10,041,640	(7)	90.28%

*    Represents less than 1%.

(1)        The business address for each named person is 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099.

(2)        The business address for the named person is Suite 1401, New T&T Centre, Harbour City, Tsimshatsui, Kowloon, Hong Kong.

(3)        The business address for each named person is 1432 Higuera Street, P.O. Box 12060, San Luis Obispo, California 93406.

(4)        The business address for each named person is 15 Woodcrest Drive, Morristown, New Jersey 07960.

(5)        Excludes shares owned of record by MVII. Messrs. Burke and McSorley each own a 2.22% membership interest in MVII; Mr. Whitaker owns less than a 1% membership interest in MVII. Includes 58,749 shares of common stock acquired by Mr. Burke by virtue of his ownership interest in DSI Acquisition as a result of the exercise by Mr. Burke of all of his Warrants. Includes 58,749 shares of common stock acquired by Mr. McSorley (or an affiliated entity) by virtue of his ownership interest in DSI Acquisition as a result of the exercise by Mr. McSorley of all of his Warrants. Includes 20,475 shares of common stock acquired by Mr. Whitaker by virtue of his ownership interest in DSI Acquisition as a result of the exercise by Mr. Whitaker of all of his Warrants.

(6)        Excludes shares owned of record by other members of the Martin Group (as defined in footnote 9) that are to be voted in accordance with a Shareholders' and Voting Agreement dated April 15, 1999 (the "1999 Voting Agreement"), among the Company, MVII, M.D. Davis, Barry Conrad, Joseph Matlock, Douglas Smith and Rust Capital, Ltd., a Texas limited partnership, (collectively, the "DSI Group"). Pursuant to the 1999 Voting Agreement, the DSI Group is entitled to nominate two of the directors of the Company and MVII is entitled to nominate the remaining directors of the Company. Further, each member of the DSI Group has given MVII an irrevocable proxy to vote his or its respective shares of common stock of the Company for MVII's nominees for director, and MVII is obligated under the 1999 Voting Agreement to vote its shares of common stock of the Company for the nominees of the DSI Group. For a discussion of the Martin Group, see footnote number 9 to this table.

(7)        Includes shares of common stock not outstanding but subject to options currently exercisable, or exercisable within 60 days, as follows: Mr. Burke – 15,000 shares; Mr. Davis – 15,000 shares; Mr. Matlock – 17,000 shares; Mr. McSorley – 15,000 shares; Mr. Reiling – 15,000 shares; Mr. Weisgarber – 40,000 shares; Mr. Whitaker – 95,000 shares; and group – 248,200 shares.

(8)        Includes 2,879,629 shares owned of record by E. Thomas Martin (including 1,958,550 shares of common stock acquired by Mr. Martin by virtue of his additional ownership interest in DSI Acquisition as a result of the exercise of all of his Warrants obtained due to his 74.43% membership interest in MVII); 15,000 shares of common stock not outstanding but subject to options currently exercisable, or exercisable within 60 days; 5,994,238 shares owned of record by MVII, but excludes shares owned of record by the other members of the Martin Group.

(9)        The Martin Group is comprised of the DSI Group and Walter and Susan Reiling (the "Reilings"). Pursuant to the 1999 Voting Agreement, each member of the DSI Group has given MVII an irrevocable proxy to vote its respective shares of common stock of the Company for, among other things, MVII's nominees for director, and MVII is obligated under the 1999 Voting Agreement to vote its shares of common stock of the Company for the nominees of the DSI Group. Pursuant to a Shareholders' and Voting Agreement dated January 7, 2000 (the "2000 Voting Agreement"), among the Company, MVII and the Reilings, the Reilings have given MVII an irrevocable proxy to vote their shares of common stock of the Company for, among other things, MVII's nominees for director, and MVII is obligated under the 2000 Voting Agreement to vote its shares of common stock of the Company for the Reilings' nominee.

(10)          Includes 5,994,238 shares owned of record by MVII; 15,000 shares not outstanding but subject to options currently exercisable by M.D. Davis; 17,000 shares not outstanding but subject to options currently exercisable by Joseph N. Matlock; 2,000 shares not outstanding but subject to options currently exercisable by Douglas A. Smith; 2,000 shares not outstanding but subject to options currently exercisable owned of record by Barry B. Conrad; and 786,600 shares owned of record (including 15,000 shares not outstanding but subject to options currently exercisable) by the Reilings.

(11)          Excludes shares owned of record by other members of the Martin Group that are to be voted in accordance with the 1999 Voting Agreement and the 2000 Voting Agreement.

(12)          Excludes shares owned of record by other members of the Martin Group that are to be voted in accordance with the 2000 Voting Agreement. Includes 235,392 shares of common stock acquired by Mr. Reiling by virtue of his ownership interest in DSI Acquisition as a result of the exercise by Mr. Reiling of all of his Warrants.

DIRECTORS AND EXECUTIVE OFFICERS

              The following information describes each director and executive officer of the Company. Unless otherwise indicated below, the business address of each director and executive officer is c/o DSI Toys, Inc., 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099. None of these persons during the past five years has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of violations of such laws. Unless otherwise indicated below, each director and officer of the Company is a United States citizen.

              The directors and executive officer of the Company immediately after the Merger, if it is consummated, will be identical to the current directors and executive officers of the Company.

Name	Age	Current Position
Class I Directors Term to expire in 2004(1)
Robert L. Burke	59	Director
John McSorley	57	Director
Class II Directors Term to expire in 2005
E. Thomas Martin (2)	59	Chairman of the Board of Directors
Joseph S. Whitaker	62	Director, Chief Executive Officer and President
Class III Directors Term to expire in 2003
M.D. Davis	68	Director
Joseph N. Matlock	54	Director
Walter S. Reiling (3)	68	Director
Executive Officers
Chan Tit Yu (Alfred Chan) (4)	55	Managing Director, DSI(HK)
Robert M. Erickson	49	Vice President, Marketing
C. Shelton Suter	44	Vice President and Controller
Milan Seda	55	Vice President, Research and Development
Robert L. Weisgarber	51	Chief Financial Officer
Thomas V. Yarnell	49	Administrative Vice President, Corporate Secretary and General Counsel

(1)        One Class I Director position has been vacant since November, 2001.

(2)        The business address for the named person is 1432 Higuera Street, P.O. Box 12060, San Luis Obispo, California 93406.

(3)        The business address for the named person is 15 Woodcrest Drive, Morristown, New Jersey 07960.

(4)        The business address for the named person is Suite 1401, New T&T Centre, Harbour City, Tsimshatsui, Kowloon, Hong Kong. Mr. Chan is a citizen of Hong Kong.

A description of the background of each of the directors and executive officers of the Company is provided below in alphabetical order.

              ROBERT L. BURKE has served as a director of the Company since June 1, 1999. After a successful career in the financial business arena, pursuant to which Mr. Burke held various positions including as an officer of Security Pacific Bank, a Registered Representative with Bache & Company (now Prudential Bache), Sales Manager of Beverly Sales, Inc., Vice President of Calmark Asset Management, Inc., and President of Continental Western Securities, Inc., he returned to school and earned a Masters Degree in Education in 1993. From 1993 until his retirement in 1999, he was an educator with the Lake Oswego School District in Lake Oswego, Oregon. He is the Chairman of the Audit Committee and a member of the Compensation Committee.

              CHAN TIT YU (ALFRED CHAN) has served as the Managing Director of the Company's wholly-owned subsidiary, DSI(HK) since January 2002. From 2000 to 2002, he was Director and Chief Operating Officer for Toy Options, Ltd., a UK listed group. He served as Vice President, Product Development and Engineering for PLAYMATES Toys (HK) Ltd. from 1997 to 2000, and was Senior Director, Engineering and Quality for TYCO Hong Kong Ltd. from 1996 to 1997.

              M. D. DAVIS has served as a director of the Company since December 11, 1995. He served as the Chairman of the Board and Chief Executive Officer of the Company from December 1995 through June 1, 1999. Mr. Davis is a member of the Executive Committee.

              ROBERT M. ERICKSON has been an employee of the Company since September 2000. Until September 2001, he served as Director of Marketing – Boys Division. From September 2001 through November 2002, he served as Director of Marketing, and he now serves as Vice President of Marketing. Prior to employment with the Company, Mr. Erickson was Director of Marketing for The Ertl Company, Inc. from February 1995 through April 1999, and Director of Marketing for Toymax, Inc. from August 1999 until September 2000.

              E. THOMAS MARTIN has served as the Chairman of the Board of the Company since June 1, 1999. He is the sole Manager and President of MVII. Mr. Martin is President of Martin Resorts, Inc., a private California corporation which owns and operates coastal hotels in California. Mr. Martin was the Chief Executive Officer and a partner in Martin & MacFarlane, Inc. and Martin Media, L.P., national outdoor advertising companies, until their sale to Chancellor Media in September of 1998. Mr. Martin also manages various real estate ventures. He is the Chairman of the Executive Committee.

              JOSEPH N. MATLOCK has served as a director of the Company since December 11, 1995. Mr. Matlock has served the financial services industry for over 25 years, including seven years as a chief executive officer and nine years as a director for various companies. From January 1996 to March 1998, Mr. Matlock served as Executive Vice President for Bank of America. In September 1995, he founded Afford America, Inc., which provides home ownership for low-income families, and has served as its President since its inception. Mr. Matlock is the managing partner of Iliad Partners, a late stage technology investment partnership. Since November 2001, he has been the chief executive officer of Neuro-Enhancement Centers of America, formerly Ensignia, a medical technology company. He is a member of the Audit Committee and the Compensation Committee.

              JOHN MCSORLEY has served as a director of the Company since June 1, 1999. From March 1997 to the present, he has served as President of Double Bogey, LLC, a California limited liability company based in San Rafael, California, that is engaged in the investment of private capital. From November 1989 to October 1996, Mr. McSorley served as Chief Operating Officer and General Partner of BayCom Partners LP, a California limited partnership engaged in the ownership of radio stations in California and Oregon. Double Bogey, LLC owns a 2.22% membership interest in MVII. Mr. McSorley is the Chairman of the Compensation Committee and a member of the Audit Committee.

              WALTER S. REILING has served as a director of the Company since February 1, 2000. Mr. Reiling has 45 years of experience in the toy industry and founded Meritus Industries in 1981. Mr. Reiling served as the principal manager of Meritus from its formation until its acquisition by the Company on January 7, 2000. He is a member of the Executive Committee.

              MILAN SEDA joined the Company on April 1, 2003. Prior to joining the Company, from October 1999 he served as the President and CEO of Toy Works Centre, Inc., a company that provides design and development services to toy companies and toy inventors. From February 1998 through January 2000, Mr. Seda was the President and General Partner of Business By Design, Inc., a graphic and design services company.

              C. SHELTON SUTER has served as Vice President and Controller of the Company since January 2000. Prior to joining the Company, he was the Treasurer and Controller of Ansaldo Ross Hill, Inc., in Houston, Texas, from July 1997 through December 1999.

              ROBERT L. WEISGARBER has served as Chief Financial Officer of the Company since March 1999. Prior to his employment by the Company, he served as Executive Vice President and Chief Financial Officer for SteelWorks, Inc., an office products manufacturer in Des Moines, Iowa. From 1993 to 1995, he was Vice President, Administration for Texberry Container Corporation in Houston, Texas.

              JOSEPH S. WHITAKER has served as a director since June 1, 1999, and President and Chief Executive Officer since December 1, 2001. He joined the Company on June 1, 1999 as Senior Vice President, New Business Development. He also serves as Vice President of, and owns less than a 1% membership interest in MVII. For the five years prior to joining the Company, Mr. Whitaker operated a consulting business in La Jolla, California, providing services related to marketing, licensing and product development to the toy industry.

              THOMAS V. YARNELL has been an employee of the Company since February 1989, serving as Administrative Vice President since October 1989, Corporate Secretary since April 1991, and General Counsel since December 1995.

THE MERGER AGREEMENT

              The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Appendix A to this proxy statement. This summary is qualified in its entirety by reference to the full text of the Merger Agreement and you are urged to carefully read the full text of the Merger Agreement. The Merger Agreement is incorporated into this proxy statement by this reference.

Structure and Completion of the Merger

              On the day the Merger is completed, DSI Acquisition will merge with and into the Company, with the Company surviving the Merger. Shareholders other than members of the Buyer Group will receive $0.47 in cash for each of their shares of the Company's common stock. DSI Acquisition will cease to exist as a separate entity and the shareholders thereof will receive one share of the Company's common stock for each share of DSI Acquisition common stock held by them immediately prior to the Merger. All outstanding shares of the Company, other than shares held by the Buyer Group, will be converted into the right to receive the Merger consideration. The members of the Buyer Group will not receive any Merger consideration for the common stock they own but will instead remain as shareholders of the Company subsequent to the Merger. The Company intends to immediately seek to have the Company's shares delisted from the over-the-counter Bulletin Board electronic quotation system and deregistered under the Exchange Act. The articles of incorporation and bylaws of the Company prior to the Merger will remain as the articles of incorporation and bylaws of the Company as of the Merger, and the directors and officers of the Company prior to the Merger will remain as the directors and officers of the Company as of the Merger.

Effect of the Merger on Capital Stock

              At the completion of the Merger, as a result of the Merger, each share of the Company's common stock issued and outstanding immediately prior to the completion of the Merger, other than those shares listed below as excluded shares, will be automatically converted into the right to receive and become exchangeable for $0.47 in cash without interest, which represents the Merger consideration per share of common stock of the Company. At the completion of the Merger, all shares of the Company's common stock other than the excluded shares listed below will no longer be outstanding and will be cancelled and retired and will cease to exist, and each certificate formerly representing such shares will thereafter represent only the right to receive the Merger consideration.

              The shares of the Company's common stock that will not be converted into the Merger consideration (which we refer to as "excluded shares") are:

•
shares that are owned by members of the Buyer Group, which will remain outstanding after the Merger;

•
shares that are held in treasury or owned by the Company, which will be canceled and retired; and

•
shares that are owned by shareholders exercising appraisal rights pursuant to Article 5.11 of the Texas Business Corporation Act (we refer to these shares as "dissenting shares"), which will be converted into the right to receive an amount per share as decided by a court of competent jurisdiction.

              All outstanding options and warrants to purchase shares of common stock of the Company will remain outstanding after the Merger.

Payment Procedures

              The Company has selected American Stock Transfer & Trust Company as payment agent in connection with the Merger. DSI Acquisition will arrange for the payment agent to receive sufficient funds to provide all necessary payments to holders of shares, other than excluded shares, that are issued and outstanding immediately before the completion of the Merger. Following the Merger, the Company will pay all charges and expenses, including those of the payment agent, in connection with the exchange of cash for shares.

              As soon as practicable, but no more than five business days after the completion of the Merger, the Company will instruct the payment agent to mail to each holder of a share certificate, other than excluded shares, a letter of transmittal and instructions on how to surrender the certificates in exchange for the Merger consideration.

              If you are not a member of the Buyer Group and do not exercise your appraisal rights, after you surrender to the payment agent your Company stock certificate(s) with the letter of transmittal, you will be paid in cash the amount you are entitled to under the Merger Agreement, without interest. After the completion of the Merger, there will not be any transfers by any shareholder who is not a member of the Buyer Group of the shares that were outstanding immediately prior to the completion of the Merger on the Company's stock transfer books.

Dissenters' Rights

              Dissenting shares will not be converted into or represent the right to receive the Merger consideration. Holders of dissenting shares will be entitled to receive payment of the fair value of their shares in accordance with Article 5.11 of the Texas Business Corporation Act, except that all dissenting shares held by shareholders who fail to perfect or withdraw or lose their rights to dissent under Article 5.11 of the Texas Business Corporation Act will be deemed to have been converted into, and to represent only the right to receive, the $0.47 per share Merger consideration. For a description of dissenters' rights, see "Dissenters' Rights of Appraisal" beginning on page    .

Representations and Warranties

              The Merger Agreement contains representations and warranties by each of the Company and DSI Acquisition. The representations of the Company relate to, among other things:

•
the existence and good standing of the Company and each of its corporate subsidiaries in their jurisdictions of organization; the Company's qualification to do business as a foreign corporation in good standing in other jurisdictions; and the completeness and correctness of the Company's articles of incorporation and bylaws;

•
the Company's corporate power and authority to execute and deliver the Merger Agreement and all other agreements and documents contemplated by the Merger Agreement; the authorization and approval of the Merger Agreement by a unanimous vote of the special committee and the board of directors and by all other requisite corporate action; and the valid and legally binding nature of the Merger Agreement, enforceable against the Company in accordance with its terms;

•
the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company and the capitalization of each subsidiary of the Company;

•
the composition of the authorized capital stock of the Company and the number of issued and outstanding shares of the Company's stock, as well as the number of shares reserved for issuance pursuant to option grants or warrants; and the nature of the issued shares as duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights;

•
the lack of any conflict with or breach of any provisions of the Company's articles of incorporation or bylaws; any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument; or any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its subsidiaries;

•
the lack of requirement for any consent, approval or authorization of, or filing or registration with, any governmental, regulatory authority or other third party, other than the consent of Sunrock, filing evidence of the Merger and requisite filings required by the Exchange Act;

•
the completeness and correctness of the information provided to Chaffe in connection with the Merger and the favorable fairness opinion rendered by Chaffe;

•
the lack of any payment of finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the Merger other than the payment to Chaffe;

•
the requirement for an affirmative vote of the holders of at least a majority of the outstanding shares of Company's common stock to approve the Merger Agreement and the Merger;

•
the delivery of the fairness opinion by Chaffe to the board of directors of the Company and the special committee;

•
the filing by the Company of all reports required to be filed by it since its formation under the Exchange Act, the Securities Act of 1933, as amended, and the Sarbanes-Oxley Act of 2002 ("Company Reports"); the completeness and correctness of the Company Reports and the financial information contained therein; and the fair presentation of the consolidated financial position of the Company and its subsidiaries as of the date of the financial information contained in the Company Reports in accordance with generally accepted accounting principles;

•
except as disclosed in the Company Reports, the lack of any civil, criminal or administrative actions against the Company or any of its subsidiaries or any current or former director or officer of the Company or any of its subsidiaries;

•
that the Company has not taken any action prohibited by the Sarbanes-Oxley Act of 2002 since the effective date of such act;

•
the lack of obligations or liabilities that are reasonably likely to prevent or impair the ability of the Company to consummate the Merger;

•
the compliance by the Company and its subsidiaries with applicable federal, state, local and foreign laws and the procurement by the Company and its subsidiaries of all necessary permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals;

•
the compliance by the Company and its subsidiaries with all environmental laws;

•
the timely filing by the Company and its subsidiaries of all required tax returns; the completeness and correctness of such tax returns; the payment of all required taxes; and the lack of any audit or other matter in controversy with respect to any taxes;

•
the ownership by the Company and/or its subsidiaries of all right, title and interest to, or the right to use pursuant to a valid license, all intellectual property rights used in the business of the Company and its subsidiaries; the validity and enforceability of such intellectual property rights; and the lack of any infringement, misappropriation, or violation of the intellectual property rights of any other person by the Company or its subsidiaries;

•
the validity of all material contracts and arrangements to which the Company or its Subsidiaries are a party and the lack of any material breach of any such contract or arrangement, other than the disclosed notice from Sunrock that the Company is not in compliance with certain covenants contained in the Revolver;

•
that all notes receivable and accounts receivable are properly reflected on the books and records of the Company and its Subsidiaries;

•
that certain events have not taken place since January 1, 2003, except as disclosed in the prior Company Reports and the Form 10-K for its fiscal year ended December 31, 2002;

•
that the Company has disclosed all material agreements, documents and books and records to DSI Acquisition, none of which contains any untrue statements of a material fact or omits to state any material fact necessary to make the statements made therein not misleading; and

•
that the Company maintains valid and enforceable insurance policies of a nature consistent with industry practice and that all premiums have been timely paid.

              The representations of DSI Acquisition relate to, among other things:

•
the existence and good standing of DSI Acquisition in its state of organization; DSI Acquisition's qualification to do business as a foreign corporation in good standing in any other jurisdictions; and the completeness and correctness of DSI Acquisition's articles of incorporation and bylaws;

•
DSI Acquisition's corporate power and authority to execute and deliver the Merger Agreement and all other agreements and documents contemplated by the Merger Agreement; the authorization and approval of the Merger Agreement by all requisite corporate action on the part of DSI Acquisition; the valid and legally binding nature of the Merger Agreement, enforceable against DSI Acquisition in accordance with its terms;

•
the composition of the authorized capital stock of DSI Acquisition and the number of issued and outstanding shares of DSI Acquisition's stock; and the nature of the issued shares as duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights;

•
the lack of any conflict with or breach of any provisions of DSI Acquisition's articles of incorporation or bylaws; any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument; or any law, rule, regulation, judgment, order or decree binding upon or applicable to DSI Acquisition;

•
the lack of requirement for any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than filing evidence of the Merger and requisite filings required by the Exchange Act;

•
the lack of any payment of finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to the Merger; and

•
the fact that since the date of its incorporation, DSI Acquisition has not carried on any business or conducted any operations other than the execution of the Merger Agreement and the performance of its obligations thereunder.

Ordinary Course of Business Covenant

              The Company has agreed in the Merger Agreement that before the completion of the Merger, it will operate its business in the ordinary and usual course. In particular, the Company has agreed as to itself and its subsidiaries that it will use its commercially reasonable efforts to preserve its business organization intact and maintain its existing business relationships, and that it will not:

•
amend its articles of incorporation or bylaws;

•
issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof;

•
grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire any shares of its capital stock;

•
increase any compensation or benefits, except in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, except with new employees consistent with past practice;

•
adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

•
declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its subsidiaries, or make any commitment for any such action;

•
sell, lease or otherwise dispose of any of its assets (including capital stock of subsidiaries) that are material to the Company, individually or in the aggregate, except in the ordinary course of business, or agree in writing or otherwise to take any of the foregoing actions;

•
take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto (i) to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or (ii) to consummate the Merger;

•
make or rescind any express or deemed election relating to taxes or settle or compromise any material tax liability; or

•
make any material change to its accounting methods, principles or practices.

Actions to be Taken to Complete the Merger

              In the Merger Agreement, the Company and DSI Acquisition each agreed to take all necessary action to complete the Merger, including sharing information with each other in order to file all necessary documents with third parties and governmental entities.

              In particular, the Company and DSI Acquisition each agreed that the information they have supplied for inclusion or incorporation by reference in this proxy statement and the Schedule 13E-3 to be filed with the Securities and Exchange Commission in connection with the Merger will not contain any untrue statement of a material fact or omit to state any material fact required to be stated in these documents or necessary to make the statements in these documents, in light of the circumstances under which they were made, not misleading. The Company and DSI Acquisition have also agreed to ensure that this proxy statement and the Schedule 13E-3 comply as to form in all material respects with the applicable provisions of all applicable securities laws and regulations. The Company agreed to promptly prepare and file this proxy statement, and the Company and DSI Acquisition agreed promptly to prepare and file the Schedule 13E-3.

              The Company agreed to take all action necessary to convene a shareholders meeting promptly after the date of the Merger Agreement in order for the Company's shareholders to consider and vote upon the adoption of the Merger Agreement and the authorization of the Merger. The Company also agreed that its board of directors would recommend that its shareholders vote in favor of adoption of the Merger Agreement.

              The Company and DSI Acquisition each agreed that, upon a request by the other party, it would furnish the other with all information concerning itself, its subsidiaries, directors, officers and shareholders and other matters as may be reasonably necessary in connection with the preparation of this proxy statement, the Schedule 13E-3 or any other filing or notice made by or on behalf of the Company, DSI Acquisition or any of their respective subsidiaries to any third party or any governmental entity in connection with the Merger.

              The Company and DSI Acquisition agreed to consult with each other before making any public announcements with respect to the Merger or the effect of the Merger on the Company's employees, and before making any filings with any third party or any governmental entity with respect to the Merger, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

Expenses

              Unless specified otherwise, all fees and expenses incurred in connection with the Merger, the Merger Agreement and any other transactions connected with the Merger will be paid by the party incurring such fees and expenses, regardless of whether the Merger is completed.

Conditions

              The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the closing date of the following conditions:

•
the Merger Agreement and Merger shall have been approved by the affirmative vote of holders of not less than a majority of the issued and outstanding shares of the Company's common stock entitled to vote thereon and at least two-thirds of the issued and outstanding shares of common stock of DSI Acquisition;

•
none of the parties shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger;

•
no statute, rule or regulation shall have been enacted by any governmental authority that prohibits or makes unlawful the consummation of the Merger; and

•
Chaffe, at the time of mailing of the proxy statement to the shareholders of the Company and at the effective date of the Merger, shall have orally reaffirmed the fairness opinion previously prepared and delivered by it to the special committee and board of directors of the Company and shall not have withdrawn such opinion.

              The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the closing date of the following conditions:

•
DSI Acquisition shall have performed in all material respects its covenants and agreements required to be performed on or prior to the closing date, and the representations and warranties of DSI Acquisition shall be true and correct in all material respects, and the Company shall have received a certificate of DSI Acquisition certifying to such effect;

•
at any time after the date of the Merger Agreement, there shall not have been any event or occurrence that has had or is likely to have a material adverse effect on DSI Acquisition; and

•
the special committee shall not have withdrawn or materially modified its approval or recommendation of the Merger.

              The obligations of DSI Acquisition to effect the Merger shall be subject to the fulfillment or waiver at or prior to the closing date of the following conditions:

•
the Company shall have performed in all material respects its covenants and agreements required to be performed on or prior to the closing date, and the representations and warranties of the Company shall be true and correct in all material respects, and DSI Acquisition shall have received a certificate of the Company certifying to such effect;

•
at any time after the date of the Merger Agreement, there shall not have been any event or occurrence that has had or is likely to have a material adverse effect on the Company; and

•
dissenting shares shall not exceed 1% of the outstanding shares of the Company's common stock.

Termination

•
The Merger Agreement may be terminated and the Merger abandoned at any time before the completion of the Merger, including after approval of the Merger Agreement and the authorization of the Merger at the special meeting of shareholders of the Company, by mutual written consent of the Company and DSI Acquisition by action of their respective boards of directors.

              The Merger Agreement may be terminated by the Company or DSI Acquisition if:

•
a meeting (including adjournments and postponements) of the Company's shareholders or DSI Acquisition's shareholders for the purpose of obtaining approval of the Merger Agreement shall have been held and such shareholder approval shall not have been obtained;

•
a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate the Merger Agreement shall have used commercially reasonable efforts to remove such injunction, order or decree; or

•
the Merger shall not have been consummated 90 days after the Company files its definitive proxy statement with the Securities and Exchange Commission, subject to extension upon the mutual agreement of the parties; provided, however, that this right to terminate the Merger Agreement shall not be available to any party whose breach of any provision of the Merger Agreement was a significant cause of the failure of the Merger to occur on or before such date.

              The Merger Agreement may be terminated by action of the board of directors of the Company if:

•
there has been a breach by DSI Acquisition of any material representation, warranty, covenant or agreement or if any representation or warranty of DSI Acquisition shall have become materially untrue, in either case such that the conditions set forth in the Merger Agreement would not be satisfied and such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to DSI Acquisition by the Company; or

•
the special committee or board of directors determines, after consultation with outside legal counsel, that failure to do so would be inconsistent with the board of directors' or the special committee's fiduciary duties under applicable law.

              The Merger Agreement may be terminated by action of the board of directors of DSI Acquisition if:

•
there has been a breach by the Company of any material representation, warranty covenant or agreement or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in the Merger Agreement would not be satisfied and such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by DSI Acquisition to the Company; or

•
the board of directors of the Company or the special committee shall have withdrawn or materially modified, in a manner adverse to DSI Acquisition, its approval or recommendation of the Merger, or resolved to do so, or taken any action having the foregoing effect.

Miscellaneous Provisions

•
The articles of incorporation and the bylaws of the Company in effect immediately prior to the effective time shall be the articles of incorporation and the bylaws of the Company as of the Merger.

•
The directors and officers of the Company immediately prior to the effective time shall be the directors and officers of the Company as of the Merger.

•
The Company shall be entitled to deduct and withhold from the consideration otherwise payable such amounts as the Company reasonably determines is required to be deducted under the United States Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law.

•
If the Company effects a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction without receipt of consideration with respect to the Company's common stock, the cash consideration shall be appropriately adjusted.

•
The Merger Agreement may be amended by the parties (in the case of the Company, only if authorized by the special committee), at any time before or after approval of matters presented in connection with the Merger by the shareholders of the Company. After any such shareholder approval, however, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

•
No waiver by any party of a breach of any provision of the Merger Agreement shall operate or be construed as a waiver of any other breach of any provision of the Merger Agreement.

DISSENTERS' RIGHTS OF APPRAISAL

              The Company is incorporated under Texas law, and the Texas Business Corporation Act governs the rights of the Company's shareholders who as a result of the Merger seek appraisal, under Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, of the "fair value" of the holder's common stock. DSI Acquisition may terminate the merger agreement and abandon the Merger if the holders of more than 1% of the Company's common stock give written demands exercising their dissenters' rights. The following is a summary of the principal provisions of the articles of the Texas Business Corporation Act concerning dissenters' rights, a copy of which is attached to this proxy statement as Appendix C and incorporated in this proxy statement by reference. This summary is not a complete description and should be read in conjunction with the full text of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act. Failure to take any action required by Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act will result in a termination or waiver of a shareholder's rights under the act.

              A shareholder who intends to exercise dissenters' rights must: (1) file with the Company, before the Company's special meeting, a written objection to the Merger that identifies the holder, as of the record date, of the shares of Company common stock for which dissenters' rights will be exercised, states that the holder's dissenters' rights will be exercised if the Merger Agreement is approved and provides the holder's address; and (2) not vote in favor of the approval and adoption of the Merger Agreement and approval of the Merger. The written objection must be filed with Thomas V. Yarnell, Administrative Vice President, Corporate Secretary and General Counsel of the Company. A proxy or vote against the approval and adoption of the Merger Agreement and approval of the Merger will not constitute a written objection. Because a proxy left blank will, unless revoked, be voted "FOR" approval and adoption of the Merger Agreement and approval of the Merger, a holder of common stock who intends to exercise his or her dissenters' rights who votes by proxy must not leave the proxy blank but must vote "AGAINST" or "ABSTAIN" from voting for or against approval and adoption of the Merger Agreement and approval of the Merger.

              Only a holder of common stock as of the record date is entitled to demand appraisal for the common stock registered in that holder's name. Accordingly, the written objection described above must be signed by or for the record holder, fully and correctly, as the holder's name appears on the holder's stock certificates. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, then the written objection should be signed in that capacity. If the stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, then the written objection should be signed by or for all owners. An authorized agent, including one of two or more joint owners, may sign the written objection for a record holder, however, the agent must identify the record owner or owners and expressly disclose that, in signing the written objection, the agent is acting as agent for the record owner or owners. A record holder, such as a broker, who holds common stock as nominee for beneficial owners, may exercise a holder's dissenters' rights with respect to the stock held for all or some of such beneficial owners. In that case, the written objection should set forth the number of shares of common stock covered by the objection. If no number of shares is expressly mentioned, the written objection will be presumed to cover all of the stock standing in the record holder's name.

              Within 10 days after the effective time of the Merger, the Company will deliver or mail a notice of effectiveness of the Merger to each person who satisfied the foregoing conditions. Within 10 days after the Company delivers or mails notice of the effectiveness of the Merger to a dissenting shareholder, the dissenting shareholder must deliver to the Company a written demand for payment of the fair value of the dissenting shareholder's common stock. The demand must state the number of shares of common stock that the dissenting shareholder owns and the dissenting shareholder's estimate of the fair value of the shares. The fair value of the shares will be determined as of the day immediately preceding the special meeting, excluding any appreciation or depreciation in anticipation of the Merger. The written demand must be signed by or for the record holder of the shares in the same manner that the written objection described above must be signed.

              Any dissenting shareholder who has demanded payment in accordance with their dissenters' rights under the Texas Business Corporation Act will not be entitled to vote or exercise any other shareholder rights, except the right to receive payment of the fair value pursuant to the applicable articles of the Texas Business Corporation Act and the right to maintain an appropriate action to obtain relief on the ground that the Merger would be or is fraudulent. Furthermore, the shares of common stock for which payment has been demanded in accordance with the appraisal rights under Texas law will not be considered outstanding for the purposes of any subsequent vote of shareholders.

              Within 20 days after demanding payment in accordance with the Texas Business Corporation Act, the dissenting shareholder must surrender the certificates representing the shareholder's shares of common stock to the Company. The Company will then make a notation on each certificate that a demand for payment has been made. The Company may terminate the dissenting shareholder's rights under Texas law if the dissenting shareholder fails to deliver the certificates, unless a court directs otherwise for good cause. Within 20 days after the Company receives a demand for payment from a dissenting shareholder, the Company must deliver or mail to the dissenting shareholder a written notice that either: (1) accepts the dissenting shareholder's fair value estimate and agrees to pay that amount for the shareholder's shares within 90 days after the effective time of the Merger, or (2) contains the Company's estimate of the fair value of the dissenting shareholder's shares and offers to pay the amount of the Company's estimate within 90 days after the effective time of the Merger. If, within 60 days after the effective time of the Merger, the Company and the dissenting shareholder agree on the fair value of the shareholder's shares, the Company will pay for the shares within 90 days after the effective time of the Merger and upon surrender of the certificates representing the shares duly endorsed. Upon payment of the agreed value, the dissenting shareholder will no longer have any interest in the shareholder's shares of the Company's common stock or in the Company.

              If, within 60 days after the effective time of the Merger, the dissenting shareholder and the Company do not agree on fair value, then either the dissenting shareholder or the Company may, between 60 days and 120 days after the effective time of the Merger, file a petition in any court of competent jurisdiction in Harris County, Texas, seeking a determination of the fair value of the shareholder's shares. If the dissenting shareholder files the petition, service of a copy thereof will be made upon the Company, which must, within 10 days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all the shareholders who have demanded payment for their shares and with whom the Company has not reached agreement as to the fair value of their shares. If the Company files the petition, then the petition will be accompanied by such a list.

              Dissenting shareholders should not assume that the Company will file a petition seeking to appraise dissenting shareholders' shares or that the Company will initiate any negotiations with respect to the fair value of the shares. Accordingly, dissenting shareholders should initiate all necessary action to perfect their dissenters' rights within the time periods specified in the applicable sections of the Texas Business Corporation Act. Dissenting shareholders lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the Merger.

              If a petition for an appraisal is timely filed, then after a hearing on the petition, the court will determine the shareholders who have complied with the applicable provisions of the Texas Business Corporation Act and will appoint one or more qualified appraisers to determine the fair value of the shares of the Company's common stock. After the appraiser files its report with the court, the court will determine the fair value of the shares and will direct the Company to pay that value, together with interest to the date of judgment, to the shareholders entitled to such payment upon the surrender of duly endorsed certificates representing the shares. Upon payment of the judgment, the dissenting shareholders will no longer have any interest in their shares or in the Company.

              Any judicial determination of the "fair value" of the shares could be based on considerations other than or in addition to the Merger consideration and the market value of the shares, including asset values, the investment value of the shares and any other valuation considerations generally accepted in the investment community. The value determined for the shares could be more, less than, or the same as the Merger consideration. The court may also order that all or a portion of any shareholder's expenses incurred in connection with an appraisal proceeding, including reasonable attorneys' fees and fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of dissenting shareholders entitled to appraisal. The court will allow the appraisers a reasonable fee as court costs, and all court costs will be allotted among the parties in the manner that the court determines to be fair and equitable.

              Any dissenting shareholder who has demanded payment under Texas law may withdraw the demand at any time before payment for his or her shares or before any petition has been filed requesting a determination of fair value. A demand may not be withdrawn after payment has been made or, unless the Company consents, after any such petition has been filed. If (a) a demand is properly withdrawn, (b) the Company terminates the shareholder's dissenters' rights for failure to submit certificates for notation of demand, (c) no petition is filed within 120 days after the effective time of the Merger, or (d) after a hearing on any such petition, the court determines that a shareholder is not entitled to the relief provided under Texas law, then, in any such case, a dissenting shareholder and all persons claiming under him or her will be conclusively presumed to have approved and adopted the Merger Agreement and approved the Merger and will be bound by the terms of it, the right of the shareholder pursuant to the applicable sections of the Texas Business Corporation Act to be paid for his or her shares will cease, his or her status as a shareholder will be restored without prejudice to any corporate proceedings that may have been taken place during the interim, and the shareholder will be entitled to receive any dividends or other distributions made to the Company's shareholders in the interim.

              In the absence of fraud in the Merger, the right to dissent as described above is the exclusive remedy for the recovery of the value of the shares or money damages to shareholders with respect to the Merger.

INDEPENDENT ACCOUNTANTS

              The financial statements incorporated in this proxy statement by reference from the Company's Annual Report on Form 10-K for the years ended December 31, 2002 and 2001, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

              The Company files reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy any document the Company files with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Securities and Exchange Commission also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, including the Company, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about the Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

              The Securities and Exchange Commission allows the Company to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

              This document incorporates by reference the Company's annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 28, 2003. This document contains important information about the Company and our financial condition.

              We incorporate by reference any additional documents that we may file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the Company's special meeting.

              We will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits. You may obtain a copy of these documents and any amendments thereto by writing to our Investor Relations Department at the following address: DSI Toys, Inc., 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099, Telephone (713) 365-9900. We will furnish copies of exhibits for 25 cents per page, prepaid.

              We have not authorized anyone to give any information or make any representation about the Merger or us that differs from, or adds to, the information in this document or in our documents that are publicly filed with the Securities and Exchange Commission. If anyone does give you different or additional information, you should not rely on it.

              The information contained in this document speaks only as of                        , 2003 unless the information specifically indicates that another date applies.

SHAREHOLDER PROPOSALS

              The Company's 2003 Annual Meeting of Shareholders will be held only if the Merger is not consummated prior to the final date on which such meeting may be held under the Company's bylaws. Rule 14a-8 promulgated under the Exchange Act requires that we include certain shareholder proposals in our proxy statement for an annual shareholders meeting if the proposal is submitted prior to the deadline calculated under the rule. Shareholder proposals for inclusion in the Company's proxy materials in connection with the 2003 Annual Meeting of Shareholders must have been received by the Company at its office at 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099, addressed to the Secretary of the Company, no later than January 20, 2003, in accordance with Rule 14a-8.

              With respect to shareholder proposals which are not intended to be included in the Company's proxy statement, the bylaws of the Company provide that notice of any such shareholder proposal must be received at the Company's principal executive office not less than 80 days prior to the annual meeting or, in the event that the date of the meeting has not been publicly announced by the Company in the manner specified in the bylaws more than 90 days prior to the meeting, not later than the close of business on the tenth day following the day on which the date of the meeting is publicly announced.

OTHER BUSINESS

              There is no other business to be brought before the special meeting of shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,
E. Thomas Martin Chairman of the Board of Directors

Houston, Texas
                        , 2003

APPENDIX A

Agreement and Plan of Merger

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
DSI TOYS, INC.
AND
DSI ACQUISITION, INC.
DATED AS OF MARCH 27, 2003

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AGREEMENT AND PLAN OF MERGER

              THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of March 27, 2003, is made by and between DSI Toys, Inc., a Texas corporation (the "Company"), and DSI Acquisition, Inc. a Texas corporation ("Acquisition"). Defined terms, definitions for which are not otherwise given in the text of this Agreement, are defined in Section 10.9 below.

RECITALS:

              WHEREAS, a special committee of the Board of Directors of the Company consisting solely of independent directors (the "Special Committee") has determined that the merger of Acquisition with and into the Company upon the terms and conditions stated herein, pursuant to which each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than (i) shares owned by the Company, (ii) shares owned by the persons listed and as set forth in Exhibit A attached hereto (collectively, the "Buyer Group"), and (iii) Dissenting Shares (as defined in Section 4.3 below), will be converted into the right to receive $0.47 in cash; and pursuant to which each issued and outstanding share of the common stock of Acquisition ("Acquisition Common Stock") will be converted to one share of Company Common Stock (the "Merger"), is desirable, fair and in the best interests of the Company and its shareholders and has recommended approval of this Agreement by the Board of Directors of the Company;

              WHEREAS, the Board of Directors of the Company has determined that the Merger is desirable, fair and in the best interests of the Company and its shareholders and is consistent with, and in furtherance of, its business strategies and goals, and, by resolutions duly adopted, has approved and adopted this Agreement and recommended approval of this Agreement by the shareholders of the Company;

              WHEREAS, the Board of Directors of Acquisition has determined that the Merger is desirable, fair and in the best interests of Acquisition and its shareholders and is consistent with, and in furtherance of, its business strategies and goals, and, by resolutions duly adopted, has approved and adopted this Agreement and recommended approval of this Agreement by the shareholders of Acquisition; and

              WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

AGREEMENT:

              NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I
THE MERGER

              Section 1.1. The Merger.

              Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 below), Acquisition shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Acquisition shall thereupon cease, with the Company being the surviving entity (the Company is also sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Texas Business Corporation Act (the "TBCA").

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              Section 1.2. The Closing.

              Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Carrington, Coleman, Sloman & Blumenthal, L.L.P., 200 Crescent Court, Suite 1500, Dallas, Texas 75201, at 9:00 a.m., local time, on the first business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as the Company and Acquisition may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

              Section 1.3. Effective Time.

              If all the conditions to the Merger set forth in Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article IX, the Company and Acquisition shall, on the Closing Date, cause Articles of Merger meeting the requirements of Section 5.04 of the TBCA to be properly executed and filed in accordance with such Section. The Merger shall become effective at such time as the Articles of Merger have been filed with the Secretary of State of the State of Texas in accordance with the TBCA, or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

ARTICLE II
ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

              Section 2.1. Articles of Incorporation.

              The articles of incorporation of the Company in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation.

              Section 2.2. Bylaws.

              The bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.

ARTICLE III
DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

              Section 3.1. Directors of Surviving Corporation.

              The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

              Section 3.2. Officers of Surviving Corporation.

              The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

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ARTICLE IV
EFFECT OF THE MERGER ON THE OWNERSHIP
INTERESTS OF THE CONSTITUENT ENTITIES

              Section 4.1. Effect of Merger on Capital Stock of the Company.

        (a)  At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares and (ii) shares of Company Common Stock (A) held in the Company's treasury or (B) owned by the Buyer Group) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $0.47 in cash (the "Consideration"), subject to the exchange process contemplated in Section 4.2(a) and to adjustment as provided in Section 4.4.

        (b)  At the Effective Time, and without any action on the part of the holder of Company Common Stock, each share of Company Common Stock (other than treasury shares and shares owned by the Buyer Group) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Company Common Stock that shall be converted into the right to receive the Consideration pursuant to Section 4.1(a) shall thereafter cease to have any rights with respect to such shares, except the right to receive, without interest, upon the surrender of such Certificate, the Consideration in accordance with Section 4.2(a) or payment in accordance with Section 4.3.

        (c)  Each share of Company Common Stock, if any, held in the Company's treasury shall, at the Effective Time and by virtue of the Merger, cease to be outstanding, be canceled and retired and cease to exist without payment of any consideration therefor, and no Consideration or other consideration shall be delivered in exchange therefor.

        (d)  At the Effective Time, each share of Company Common Stock owned by the members of the Buyer Group shall continue in existence upon the consummation of the Merger and shall constitute issued and outstanding shares of capital stock of the Surviving Corporation on the Closing Date.

        (e)  Each issued and outstanding share of common stock of Acquisition at the Effective Time of the Merger shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

              Section 4.2. Exchange of Certificates Representing Company Common Stock.

        (a)  As soon as reasonably practicable after the Effective Time, but in no event later than five days following the Closing, the Surviving Corporation shall mail to each holder of record of one or more Certificates (other than to members of the Buyer Group and holders of Dissenting Shares): (i) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Surviving Corporation and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Consideration. Upon surrender of a Certificate for cancellation to the Surviving Corporation, together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange for each share of Company Common Stock represented by such Certificate cash in an amount equal to the Consideration, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be marked as canceled. No interest will be paid or accrued on the Consideration payable to holders of Certificates. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Consideration shall be paid to such a transferee if the Certificate representing such Company Common Stock is presented to the Surviving Corporation, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

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        (b)  At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. However, subsequent to the Effective Time, subject to applicable federal and state securities laws and any contractual restrictions on transfer then applicable, the shares of Company Common Stock will be transferable.

        (c)  None of the Company, the Surviving Corporation or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (d)  The Surviving Corporation shall be entitled to deduct and withhold from the Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation reasonably determines are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

        (e)  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Corporation will deliver in exchange for such lost, stolen or destroyed Certificate cash in an amount equal to the Consideration deliverable in respect thereof pursuant to this Agreement.

              Section 4.3. Dissenting Shares.

              Notwithstanding anything in this Agreement to the contrary, no share of Company Common Stock, the holder of which shall not have voted shares in favor of the Merger and shall have properly complied with the provisions of Section 5.12 of the TBCA as to appraisal rights (a "Dissenting Share"), shall be deemed converted into and to represent the right to receive the Consideration hereunder; and the holders of Dissenting Shares, if any, shall, as of the Effective Time, cease to retain any rights with respect to the Company Common Stock other than the right to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 5.13 of the TBCA; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the TBCA, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 5.12, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 5.12, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Sections 5.11 and 5.12 of the TBCA and each such Dissenting Share shall thereupon be deemed to be converted into the right to receive the Consideration in accordance with Sections 4.1 and 4.2 of this Agreement.

              Section 4.4. Adjustment of Consideration.

              In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the Company changes the number of shares of the Company Common Stock issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction without receipt of consideration with respect to Company Common Stock, the Consideration shall be appropriately adjusted.

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              Section 4.5. Payment of Consideration.

              At the Effective Time, Acquisition shall have assets that include cash or immediately available funds of not less than the aggregate amount of the Consideration. As soon as practicable after the Effective Time, the Surviving Corporation shall deposit with a bank, trust company, or other insured depository which is organized and doing business under the laws of the United States or any state thereof (the "Disbursing Agent") cash in the aggregate amount required to pay the Consideration. The Disbursing Agent shall act as agent for the Surviving Corporation in making all required payments pursuant to Section 4.2(a) hereof.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF COMPANY

              Except as set forth in the Disclosure Schedule of the Company (the "Disclosure Schedule"), the Company represents and warrants to Acquisition that:

              Section 5.1. Existence; Good Standing; Corporate Authority.

              The Company and each of its corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or other organization in good standing in each state or jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where failure to be so qualified, individually or in the aggregate, would not have a Company Material Adverse Effect. The copies of the Company's articles of incorporation and bylaws previously made available to Acquisition are true, complete and correct and contain all amendments as of the date hereof.

              Section 5.2. Authorization, Validity and Effect of Agreements.

              The Company has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. This Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized and approved by a unanimous vote of the Special Committee and the Board of Directors of the Company and by all other requisite corporate action, other than, with respect to the Merger, the approval and adoption of this Agreement by the Company's shareholders and the filing of the Articles of Merger. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

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              Section 5.3. Subsidiaries.

              Each of the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company is duly authorized, validly issued and outstanding, fully paid and nonassessable and owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, in each case free and clear of any lien, pledge, security interest, claim or other encumbrance. As of the date of this Agreement, there are no outstanding rights (including stock appreciation rights, subscriptions, warrants, puts, calls, preemptive rights and options), obligations to repurchase or redeem, or other agreements of any kind, relating to, or the value of which is tied to the value of, any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of any of the Subsidiaries of the Company and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. The Subsidiaries of the Company do not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders of the Company or its Subsidiaries on any matter. Neither the Company nor any of the its Subsidiaries owns any capital stock or other ownership interests of any Person other than the Subsidiaries of the Company. The Subsidiaries of the Company do not own any Company Common Stock.

              Section 5.4. Capitalization.

              The authorized capital stock of the Company consists of 35,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share, of the Company ("Company Preferred Stock"). As of November 12, 2002, (i) 10,866,365 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) 1,200,000 shares of Company Common Stock were reserved for issuance pursuant to Company Options and (iii) no shares of Company Common Stock were held as treasury stock. All such issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than the Company Options, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of the Company or any of its Subsidiaries. The Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

              Section 5.5. No Conflict.

        (a)  Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of the Company; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a Company Material Adverse Effect.

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        (b)  Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any third party or governmental or regulatory authority, other than: (i) the filings provided for in Article I; (ii) filings required by the Securities Exchange Act of 1934 (the "Exchange Act "), with respect to the special meeting of the shareholders of the Company to approve and adopt this Agreement and the transactions contemplated hereby, and the Rule 13e-3 Transaction Statement on Schedule 13E-3 ("Schedule 13E-3") (items i and ii being referred to collectively as the "Filings"); (iii) the consent of Sunrock Capital Corp.; and (iv) any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have a Company Material Adverse Effect.

              Section 5.6. Information Provided to Investment Bankers.

              To the Knowledge of the Company, the information provided by the Company to Chaffe & Associates, Inc. ("Chaffe") in connection with the Merger does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              Section 5.7. No Brokers.

              The Company has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of Acquisition or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Chaffe has been retained by the Special Committee as its financial advisor and by the Company to render a fairness opinion, the arrangements with whom have been disclosed in writing to Acquisition prior to the date hereof.

              Section 5.8. Vote Required.

              The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock contemplated by Section 8.1(a) is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

              Section 5.9. Opinion of Financial Advisor.

              The Board of Directors of the Company and the Special Committee have received from Chaffe an opinion to the effect that the Consideration is fair to the holders of the Company Common Stock (other than the Buyer Group) from a financial point of view (the "Opinion"). A copy of the Opinion has been delivered to Acquisition for informational purposes. Chaffe has agreed to the inclusion of, and reference to, the Opinion in all filings made with the Securities and Exchange Commission (the "SEC") and all materials to be submitted to stockholders of the Company in connection with the Merger and the other transactions contemplated by this Agreement.

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              Section 5.10. Company Reports; Financial Statements.

              The Company has filed all reports and other documents required to be filed by it since its formation (the "Company Reports") under the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the Company Reports complied in all material respects with the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations thereunder. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income, shareholders' equity and of cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) (together with such consolidated balance sheets, the "Financial Statements") fairly presents, in all material respects, the results of consolidated operations, shareholders' equity and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

              Section 5.11. Related Party Transactions.

              The Company has not since the effective date of the Sarbanes-Oxley Act of 2002, taken any action prohibited by the Sarbanes-Oxley Act of 2002 and the adopted rules promulgated thereunder.

              Section 5.12. Litigation and Liabilities.

              Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries (in their capacity as such), or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 5.14 below), that, in the case of either clause (i) or (ii), individually or in the aggregate, are reasonably likely in either such case to have a Company Material Adverse Effect or prevent or impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as disclosed in the Company Reports filed prior to the date hereof, there are no outstanding orders, judgments, injunctions, awards or decrees of any governmental entity against the Company or any of its Subsidiaries, any of its or their properties, assets or business, or, to the Knowledge of the Company, any of its or their current or former directors or officers, in their capacities as directors or officers of the Company, as such, that is reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

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              Section 5.13. Compliance with Laws; Permits.

              Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries are being conducted in compliance with applicable federal, state, local and foreign laws, except for such violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to own or lease and operate their respective properties and conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. The Company and each of its Subsidiaries has complied and is in compliance with all laws respecting international trade applicable in connection with the conduct of their respective businesses (including as the same relates to record keeping requirements) except for possible violations which do not, individually or in the aggregate, constitute a Company Material Adverse Effect.

              Section 5.14. Environmental Matters.

              Except as disclosed in the Company Reports filed prior to the date hereof, (i) to the Knowledge of the Company, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) the Company and its Subsidiaries have not received any written notices from any governmental entity or any other person or entity alleging the violation of any applicable Environmental Law; (iii) the Company and its Subsidiaries are not the subject of any court order, administrative order or decree arising under any Environmental Law; (iv) to the Knowledge of the Company, there has not been a release of Hazardous Substances (as defined below) in violation of any Environmental Law on any of the properties owned or operated by the Company or any of its Subsidiaries; and (v) to the Knowledge of the Company neither the Company nor any Subsidiary has generated, stored, used, emitted, discharged or disposed of any Hazardous Substances in violation of or giving rise to liability under applicable Environmental Laws. As used herein, "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, order, decree or injunction relating to the protection of the environment (including air, water, soil and natural resources), or regulating or imposing standards of care with respect to the use, storage, handling, release or disposal of any Hazardous Substance, including petroleum. As used herein, "Hazardous Substance" means any substance listed, defined, designated, regulated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and petroleum products.

              Section 5.15. Tax Matters.

        (a)  The Company and each of its Subsidiaries (the Company and each Subsidiary of the Company are hereinafter referred to collectively in this Section 5.15 as the "Taxpayers" or individually, as a "Taxpayer") has (i) prepared in good faith and duly and timely filed (or there have been filed on its behalf) with the appropriate tax authorities all Tax Returns required to be filed by it on or prior to the date hereof, and such Tax Returns are true, complete, and correct in all material respects, except to the extent that any failure to file any Tax Return or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Company Material Adverse Effect; and (ii) paid in full all Taxes that are shown as due on such filed Tax Returns except for Taxes provided for in a reserve which is adequate for the payment of such Taxes and is reflected in the financial statements included in the Company Reports filed prior to the date hereof or the books and records of the Company. There is no audit or other matter in controversy with respect to any Taxes due and owing by any Taxpayer, and there is no Tax deficiency or claim assessed or, to the Knowledge of the Company, proposed or threatened (whether orally or in writing) against any Taxpayer, other than (x) in respect of any such audits, controversies, deficiencies, assessments, or proposed assessments that are being contested in good faith, for which adequate reserves have been established in accordance with GAAP or (y) would not, individually or in the aggregate, have a Company Material Adverse Effect.

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        (b)  None of the Taxpayers has waived any statutory period of limitations for the assessment of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than in the case of any such waivers or extensions in respect of an assessment or deficiency, the Tax liability of which has been satisfied or settled, except to the extent that any such waiver, or extension would not, individually or in the aggregate, have a Company Material Adverse Effect.

        (c)  No claim has been made since January 1, 2001 by any authority in a jurisdiction where the Taxpayer does not file Tax Returns that a Taxpayer is or may be subject to taxation by that jurisdiction, other than in the case of any such claims the liability of which has been satisfied or settled.

        (d)  None of the Taxpayers has requested an extension of the time within which to file any foreign, federal or state Tax Return for which such Tax Return has not been filed.

              Section 5.16. Intellectual Property.

        (a)  The Company and/or each of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, as the case may be all Intellectual Property Rights (as defined below) used in the business of the Company and its Subsidiaries as presently conducted. To the Knowledge of the Company, all registrations for Intellectual Property Rights owned by the Company or any Subsidiary are valid and in force. To the Knowledge of the Company, the Intellectual Property Rights owned by the Company or any of its Subsidiaries are valid and enforceable, except for any invalidity or unenforceability that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. The Company or its Subsidiaries have the sole and exclusive right to bring actions for infringement, misappropriation or unauthorized use the Intellectual Property Rights owned by the Company and its Subsidiaries, except for any rights that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

        (b)  To the Knowledge of the Company, (i) no infringement, misappropriation, or violation of any Intellectual Property Rights of any other person has occurred or results in any way from the operations of the respective businesses of the Company or its Subsidiaries; and (ii) no claim of any infringement, misappropriation or violation of any Intellectual Property Rights of any other person has been made or asserted in respect of the operations of the respective businesses of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has had notice of, nor does the Company have Knowledge of any valid grounds for any bona fide claim against the Company or its Subsidiaries that its Intellectual Property Rights infringe, misappropriate or violate any Intellectual Property Rights of any other person.

        (c)  To the Knowledge of the Company, all employees who have contributed to or participated in the creation or development of inventions, discoveries, trade secrets, copyrightable works, or ideas on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto, if and only if necessary to vest ownership rights in such material with the Company and/or the Subsidiaries, have executed an assignment or an agreement to assign in favor of the Company, or its Subsidiary (or such predecessor in interest, as applicable), all right, title and interest in such inventions, discoveries, trade secrets, copyrightable works, or ideas.

        (d)  As used herein, the term "Intellectual Property Rights" shall mean: (i) all United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, extensions, re-examinations, inventions (whether or not patentable) or improvements thereto; (ii) all United States, state, foreign and common law trademarks, service marks, domain names, logos, trade dress and trade names (including all assumed or fictitious names under which the Company and each Subsidiary is conducting its business or has within the previous five years conducted its business), whether registered or unregistered, and pending applications to register the foregoing; (iii) all United States and foreign copyrights, whether registered or unregistered and pending applications to register the same; and (iv) all confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

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              Section 5.17. Contracts.

              All material contracts and arrangements to which the Company or its Subsidiaries are a party are valid and binding agreements and are in full force and effect as to the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is, and no other party is in material breach or default, and no event has occurred on the part of the Company or any of its Subsidiaries, or, to the Company's Knowledge, on the part of any other party to any such contract or arrangement, which with notice or lapse of time would constitute a material breach or default or permit termination under any such contract or arrangement except for those instances in which the Company has a good faith belief that the contractors would not terminate such contract because of the Company's breach. Neither the Company nor any of its Subsidiaries is a party to any material verbal contract or arrangement.

              Section 5.18. Accounts Receivable.

              There are properly reflected on their respective books and records all notes receivable and accounts receivable of the Company and the Subsidiaries.

              Section 5.19. Events Subsequent to Financial Statements.

              Except as disclosed in the Company Reports filed prior to the date hereof and, except as will be disclosed in the Company's Form 10-K, dated December 31, 2002, since January 1, 2003, there has not been:

        (a)  Any sale, lease, conveyance, license or assignment of any material assets, tangible or intangible, of the Company or any of its Subsidiaries, other than sales in the ordinary course of business;

        (b)  Any damage, destruction or property loss in excess of Fifty Thousand Dollars ($50,000.00), individually or in the aggregate, in each instance not covered by insurance, affecting adversely and materially the properties or business of the Company or any of its Subsidiaries;

        (c)  Any mortgage or pledge of, or subjection to any lien, charge, security interest or encumbrance of any kind on any of the assets, tangible or intangible, of the Company or any of its Subsidiaries (other than liens arising by operation of law which secure obligations which are not yet due and payable), nor any incurrence of indebtedness or liability or assumption of obligations by the Company or any of its Subsidiaries other than (i) those incurred in the ordinary course of business, which would include any working capital loans pursuant to the Company's credit line with Sunrock Credit Corp.; (ii) those which do not exceed Fifty Thousand Dollars ($50,000.00) in the aggregate; and (iii) those incurred in the course of negotiating, documenting and consummating the transactions contemplated and provided for in this Agreement;

        (d)  Any loan to or other transaction with any officer, director or Shareholder of the Company or any of its Subsidiaries giving rise to any claim or right of the Company or any of its Subsidiaries against any such person or of such person against the Company or any of its Subsidiaries other than normal recurring travel and expense advances and expense accounts made in the ordinary course of business;

        (e)  Any pledge or gift of any charitable or other capital contribution outside the ordinary course of business;

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              Section 5.20. Undisclosed Liabilities.

              The Company has made available to Acquisition and its officers, attorneys, accountants, and representatives true and correct copies of all material agreements and documents of the Company, and all books and records of the Company and its Subsidiaries, and neither this Agreement nor any information, agreements, or documents delivered to or made available to Acquisition or its officers, attorneys, accountants, or representatives pursuant to this Agreement, contain any untrue statements of a material fact or omits to state any material fact necessary to make the statements made herein or therein, as the case may be, not misleading.

              Section 5.21. Insurance.

              The Company and its Subsidiaries maintain in force insurance policies in such amounts and against such liabilities and hazards as are consistent with industry practice. To the Knowledge of the Company, all policies maintained by the Company and/or its Subsidiaries are valid and enforceable and in full force and effect (except as the enforceability of any such policy may be limited by the insurer's bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles). All premiums owing in respect of such policies have been timely paid, and neither the Company nor any of its Subsidiaries has received any notice of premium increase or cancellation with respect to any of its insurance policies or bonds. There are no claims pending with respect to insurance policies maintained by the Company or its Subsidiaries as to which the insurer has denied liability or is reserving its rights, and all claims have been timely and properly filed.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF ACQUISITION

              Acquisition represents and warrants to the Company that:

              Section 6.1. Existence; Good Standing; Authority.

              Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Acquisition has all requisite company power and authority to own, operate and lease its properties and to carry on its business as now conducted. Acquisition is duly qualified to do business as a foreign entity in good standing in each state or jurisdiction in which its ownership or leasing of property or conduct of business legally requires such qualification, except where failure to be so qualified, individually or in the aggregate, would not have a Acquisition Material Adverse Effect. The copies of Acquisition's articles of incorporation previously made available to the Company are true, complete and correct and contain all amendments as of the date hereof.

              Section 6.2. Authorization, Validity and Effect of Agreements.

              Acquisition has the requisite company power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. This Agreement and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Acquisition. This Agreement constitutes the valid and legally binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

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              Section 6.3. Capitalization.

              The authorized capital stock of Acquisition consists of 10,000,000 shares of a single class of Acquisition Common Stock ("Acquisition Common Stock"). As of the date hereof, 2,500 shares of Acquisition Common Stock were issued and outstanding. All issued and outstanding shares of Acquisition Common Stock, which shall not exceed the number of shares of Company Common Stock subject to conversion pursuant to Section 4.1(a) at the Effective Time, are and will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

              Section 6.4. No Conflict.

        (a)  Neither the execution and delivery by Acquisition of this Agreement nor the consummation by Acquisition of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of Acquisition; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any lien upon any of the properties of Acquisition under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Acquisition under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Acquisition is a party, or by which Acquisition or any of its properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Acquisition, except, in the case of matters described in clause (ii) or (iii), as would not have, individually or in the aggregate, a Acquisition Material Adverse Effect.

        (b)  Neither the execution and delivery by Acquisition of this Agreement nor the consummation by Acquisition of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Filings, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have a Acquisition Material Adverse Effect.

              Section 6.5. No Brokers.

              Acquisition has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of Acquisition or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

              Section 6.6. Operations.

              Since the date of its incorporation, Acquisition has not carried on any business or conducted any operations other than the negotiation and execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

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ARTICLE VII
COVENANTS

              Section 7.1. Conduct of Businesses.

              Prior to the Effective Time, except as expressly contemplated by any other provision of this Agreement or as required by applicable law, unless Acquisition has consented in writing thereto, the Company:

        (a)  shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

        (b)  shall use its commercially reasonable efforts, and shall cause each of its Subsidiaries to use its commercially reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

        (c)  shall not amend its articles of incorporation or bylaws;

        (d)  shall not (i) issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (iii) increase any compensation or benefits, except in the ordinary course of business consistent with past practice, or enter into or amend any employment agreement with any of its present or future officers or directors, except with new employees consistent with past practice, or (iv) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

        (e)  shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (ii) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

        (f)    shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) that are material to the Company, individually or in the aggregate, except in the ordinary course of business; shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions;

        (g)  shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto (i) to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or (ii) to consummate the Merger;

        (h)  shall not make or rescind any express or deemed election relating to Taxes or settle or compromise any material Tax liability; and

        (i)    shall not make any material change to its accounting methods, principles or practices.

              Section 7.2. Meetings of Shareholders.

        (a)  The Company will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval and adoption of this Agreement and the Merger.

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        (b)  The Company, through the Special Committee and its Board of Directors, shall recommend approval of such matters subject to the determination by the Special Committee and its Board of Directors after consultation with their respective counsel that recommending approval of such matters would not be inconsistent with their respective fiduciary obligations. Additionally, the Board of Directors and the Special Committee may at any time prior to the Effective Time withdraw, modify, or change any recommendation and declaration regarding this Agreement or the Merger if in the opinion of the Special Committee after consultation with its counsel the failure to so withdraw, modify, or change its recommendation and declaration would be inconsistent with their respective fiduciary obligations.

              Section 7.3. Proxy Statement.

        (a)  Each of the Company and Acquisition shall cooperate and promptly prepare and the Company shall file as soon as possible with the SEC under the Exchange Act a proxy statement with respect to the meeting of the shareholders of the Company to approve and adopt this Agreement and the transactions contemplated hereby (the "Proxy Statement"). The respective parties will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including Rule 13e-3 of the Exchange Act. The Company will advise Acquisition, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

        (b)  The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders as promptly as practicable after the date hereof.

        (c)  Each of the Company and Acquisition agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of shareholders of the Company, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) will comply as to form in all material respects with the provisions of the Exchange Act.

        (d)  Concurrently with the filing of the Proxy Statement, the Company and Acquisition shall file with the SEC a Schedule 13E-3 with respect to the Merger. Each of the parties hereto agrees to use its commercially reasonable efforts to cooperate and to provide each other with such information as any of such parties may reasonably request in connection with the preparation of the Schedule 13E-3. Each party hereto agrees promptly to supplement, update and correct any information provided by it for use in the Schedule 13E-3 if and to the extent that it is or shall have become incomplete, false or misleading.

              Section 7.4. Expenses.

              Except as expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

              Section 7.5. Consents.

              Each of Acquisition and the Company shall cooperate, and use commercially reasonable efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement.

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              Section 7.6. Publicity.

              The parties will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or the National Association of Securities Dealers automated quotation system, in which case the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before issuing any such press releases or making any such public announcements.

ARTICLE VIII
CONDITIONS

              Section 8.1. Conditions to Each Party's Obligation to Effect the Merger.

              The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a)  This Agreement and the Merger shall have been adopted and approved by the affirmative vote of holders of not less than a majority of the issued and outstanding shares of Company Common Stock entitled to vote thereon and by the affirmative vote of holders of at least two-thirds of the issued and outstanding shares of Acquisition Common Stock entitled to vote thereon;

        (b)  None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or foreign, which prohibits the consummation of the Merger; provided, however, that prior to invoking this condition each party agrees to use its commercially reasonable efforts to have any such decree, order or injunction lifted or vacated;

        (c)  No statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger; and

        (d)  At the time of mailing of the Proxy Statement to the shareholders of the Company and at the Effective Time, Chaffe shall have orally reaffirmed the fairness opinion previously prepared and delivered by it to the Board of Directors of the Company and Chaffe shall not have withdrawn such opinion.

              Section 8.2. Conditions to Obligation of the Company to Effect the Merger.

              The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a)  Acquisition shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Acquisition contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all material respects only as of the specified date), and the Company shall have received a certificate of Acquisition, executed on its behalf by its President and dated the Closing Date, certifying to such effect;

        (b)  At any time after the date of this Agreement, there shall not have been any event or occurrence that has had or is likely to have a Acquisition Material Adverse Effect; and

        (c)  The Special Committee shall not have withdrawn or materially modified its approval or recommendation of the Merger, or resolved to do so, or taken any action having the foregoing effect.

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              Section 8.3. Conditions to Obligation of Acquisition to Effect the Merger.

              The obligations of Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a)  The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct in all material respects only as of the specified date), and Acquisition shall have received a certificate of the Company, executed on its behalf by its Chief Executive Officer and dated the Closing Date, certifying to such effect;

        (b)  At any time after the date of this Agreement, there shall not have been any event or occurrence that has had or is likely to have a Company Material Adverse Effect; and

        (c)  The Dissenting Shares shall not exceed one percent (1%) of the outstanding shares of Company Common Stock, and there shall be no material legal claims brought against the Company with respect to the Merger.

ARTICLE IX
TERMINATION

              Section 9.1. Termination by Mutual Consent.

              This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Acquisition and the Company.

              Section 9.2. Termination by the Company or Acquisition.

              This Agreement may be terminated by the Company or Acquisition if:

        (a)  a meeting (including adjournments and postponements) of the Company's shareholders or Acquisition's shareholders for the purpose of obtaining the approvals required by Section 8.1(a) shall have been held and such shareholder approvals shall not have been obtained;

        (b)  a court of competent jurisdiction (U.S. or foreign) or a U.S. or foreign governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (b) shall have used commercially reasonable efforts to remove such injunction, order or decree;

        (c)  the transactions contemplated by this Agreement shall not have been consummated within 90 days after the Company's definitive Proxy Statement is filed with the SEC (the "End Date") (subject to extension upon the mutual agreement of the parties); provided, however, that the right to terminate this Agreement under this Section 9.2(c) shall not be available to any party whose breach of any provision of this Agreement was a significant cause of the failure of the Merger to occur on or before the End Date.

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              Section 9.3. Termination by the Company.

              This Agreement may be terminated prior to the Effective Time, by action of the Board of Directors of the Company, if:

        (a)  (i) there has been a breach by Acquisition of any material representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Acquisition shall have become materially untrue, in either case such that the conditions set forth in Section 8.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Acquisition by the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 9.3(a) shall not be available to the Company if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) shall not be satisfied; or

        (b)  the Special Committee or the Board of Directors of the Company determines, after consultation with outside legal counsel, that failure to do so would be inconsistent with the Board of Directors' or the Special Committee's fiduciary duties under applicable law.

              Section 9.4. Termination by Acquisition.

              This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of Acquisition, if:

        (a)  (i) there has been a breach by the Company of any material representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in Section 8.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Acquisition to the Company; provided, however, that the right to terminate this Agreement pursuant to this Section 9.4(a) shall not be available to Acquisition if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.2(a) shall not be satisfied; or

        (b)  the Board of Directors of the Company or the Special Committee shall have withdrawn or materially modified, in a manner adverse to Acquisition, its approval or recommendation of the Merger, or resolved to do so, or taken any action having the foregoing effect.

              Section 9.5. Effect of Termination.

              In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5 and Section 7.4 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, and 10.11; provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved.

              Section 9.6. Extension; Waiver.

              At any time prior to the Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party and, in the case of the Company, only if authorized by the Special Committee.

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ARTICLE X
GENERAL PROVISIONS

              Section 10.1. Nonsurvival of Representations, Warranties and Agreements.

              All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided however, that the agreements contained in Article IV, in Section 7.4 and this Article X shall survive the Merger.

              Section 10.2. Notices.

              Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Company:	DSI Toys, Inc. 10110 West Sam Houston Parkway South, Suite 150 Houston, Texas 77099 Attention: Chief Executive Officer Facsimile: (713) 365-9911
with a copy to:	Gregg R. Cannady, Esq. Carrington, Coleman, Sloman & Blumenthal, L.L.P. 200 Crescent Court, Suite 1500 Dallas, Texas 75201 Facsimile: (214) 855-1333
and to:	Greg R. Samuel, Esq. Haynes and Boone, LLP 901 Main Street, Suite 3100 Dallas, Texas 75202 Facsimile: (214) 200-0577
If to Acquisition:	DSI Acquisition, Inc. E. Thomas Martin, President 1432 Higuera Street P.O. Box 12060 San Luis Obispo, California 93406 Facsimile: (805) 545-7590
with a copy to:	J. Todd Mirolla, Esq. Andre, Morris & Buttery 1102 Laurel Lane P.O. Box 730 San Luis Obispo, California 93406 Facsimile: (805) 543-0752

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

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              Section 10.3. Assignment; Binding Effect; Benefit.

              Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Article IV may be enforced by the beneficiaries thereof.

              Section 10.4. Entire Agreement.

              This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

              Section 10.5. Amendments.

              This Agreement may be amended by the parties hereto (in the case of the Company, only if authorized by the Special Committee), at any time before or after approval of matters presented in connection with the Merger by the shareholders of the Company, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

              Section 10.6. Governing Law.

              This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws. Each of Acquisition and the Company hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States of America located in the State of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Texas Courts and agrees not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

              Section 10.7. Counterparts.

              This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

              Section 10.8. Headings.

              Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

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              Section 10.9. Interpretation.

              In this Agreement:

        (a)  Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

        (b)  "Company Material Adverse Effect" shall mean a material adverse effect or change on (a) the business or financial condition of the Company and its Subsidiaries on a consolidated basis, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the retail toy industry, or (b) the ability of the Company to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing.

        (c)  "Acquisition Material Adverse Effect" shall mean a material adverse effect or change on (a) the business or financial condition of Acquisition, or (b) the ability of Acquisition to consummate the transactions contemplated by this Agreement or fulfill the conditions to Closing.

        (d)  "Subsidiary," when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

        (e)  "Knowledge of the Company" shall mean to the best knowledge of Joseph Whitaker, Robert Weisgarber, Thomas Yarnell and Chan Tit Yu (Alfred Chan).

        (f)    "Taxes" shall mean all federal, state, local and foreign taxes, net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, social security, (or similar) unemployment, disability, registration, value added, estimated, alternative or add-on minimum taxes, customs duties or other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by a Tax authority.

        (g)  "Tax Returns" shall mean means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns an any amendments thereto.

              Section 10.10. Waivers.

              Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

21

              Section 10.11. Further Acts.

              In addition to complying with all of the other covenants set forth in this Agreement, each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated by this Agreement. The Company shall use (and shall cause its Subsidiaries to use) commercially reasonable efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable law to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; provided that neither the Company nor any Company Subsidiary shall agree in connection with the foregoing to the sale, transfer, divestiture or other disposition of any assets, properties or businesses of the Company or any Company Subsidiary without the prior written consent of Acquisition; (ii) obtain all consents (including consents from any governmental authority) required to be obtained from any third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement; provided further that neither the Company nor any of its Subsidiaries shall in connection with the foregoing make any payments (other than governmental or regulatory filing or similar fees), amend or modify any agreement or agree to the foregoing without the prior written consent of Acquisition; and (iii) defend any litigation challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or governmental authority vacated or reversed; provided that the Company shall keep Acquisition reasonably apprised of any such litigation against the Company or any of its Subsidiaries, Acquisition may at its option participate in the defense of any such litigation against the Company or any of its Subsidiaries, and the Company shall not enter into any settlement or consent to any judgment without the prior written consent of Acquisition, which shall not be unreasonably withheld. The Company and Acquisition shall each use (and shall cause their respective officers and employees to use) reasonable commercial efforts to promptly make all necessary filings required to be made with the SEC pursuant to the Exchange Act. Subject to applicable law relating to the exchange of information, the Company and Acquisition shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and its Subsidiaries or Acquisition and its affiliates, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

              Section 10.12. Attorneys' Fees.

              If any legal proceeding, arbitration or other action is brought or threatened for the enforcement or interpretation of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, and the prevailing party in any such action(s) should incur any legal fees, including, but not limited to, attorneys' fees, paralegal fees, expert witness fees and other similar costs, the successful or prevailing party or parties to any such dispute or action shall be entitled to recover their reasonable attorneys' fees and additional legal costs incurred, together with any other relief to which they may otherwise be entitled, as determined by an arbitrator, judge at trial, or upon appeal or petition.

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              Section 10.13. Severability.

              Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broadly as is enforceable.

              IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

DSI Toys, Inc., a Texas corporation
By:	Joseph S. Whitaker, Chief Executive Officer and President
DSI Acquisition, Inc., a Texas corporation
By:	E. Thomas Martin President

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EXHIBIT A
Buyer Group

Shareholder	DSI Shares
Barnes, Mark and Bonnie	21,000
Black, Linda	2,056
Blann, Jess	11,500
Bowler, Jacob	4,000
Bowler, Jocean	19,000
Bowler, John	31,000
Bowler, Sarah	4,000
Cariaga, Debbie	10,621
Davis, Brad	10,500
Dexter, Bob	500
Ford, Chris	8,000
Hays, John	2,500
Kolligian, Charles	113,700
Martin, Tom	640,085
Mirolla, John and Peg	681
Morris, Greg	12,000
MVII, LLC	5,994,238
Nargie, Joseph	2,000
Reiling, Walter and Susan	536,208
Sausal Corp.	12,800
Wallace, Paul	935
Ward, Jim	33,335
Westfall, Donald	75,300
Whitaker, Joe	2,000
Wood, Thomas	3,400

TOTAL	7,551,359

APPENDIX B

Opinion of Chaffe & Associates, Inc.

March 26, 2003

Special Committee of the
Board of Directors
D.S.I. Toys, Inc.
10110 West Sam Houston Pkwy, South
Suite 150
Houston, TX

Gentlemen:

              We understand that D.S.I. Toys, Inc. (the "Company") proposes to enter into an Agreement and Plan of Merger (the "Merger Agreement") with DSI Acquisition, Inc. ("DSI Acquisition"), which Merger Agreement provides, among other things, that: (i) DSI Acquisition will be merged with and into the Company (the "Merger"); (ii) each holder of Company common stock (other than a group of certain existing shareholders of the Company led by MVII, LLC (the "Buyer Group") and any shareholder that properly perfects his or her appraisal rights under Texas law) will receive $0.47 per share of such common stock in cash; and (iii) members of the Buyer Group will not receive any consideration but will instead remain shareholders of the Company after the Merger.

              You have asked our opinion as to whether as of the date hereof, the total Merger consideration of $0.47 per share of common stock is fair, from a financial point of view, to the shareholders of the Company, other than the members of the Buyer Group.

              Chaffe & Associates, Inc. ("Chaffe"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, security financings, and valuations for estate, corporate, and various other purposes. Neither Chaffe nor any of its principal officers or shareholders have an ownership interest in the Company or DSI Acquisition. In 1999, Chaffe provided a fairness opinion for the Company regarding the price of certain shares of Company common stock sold to MVII, LLC, for which we received customary compensation. In the current matter, we are financial advisors to the special committee of the board of directors of the Company in connection with the Merger, and we will receive a fee for our services, which include the rendering of an oral opinion on this matter as of March 5, 2003, the confirmation of our opinion in writing as of this date, and if requested, the rendering of a further oral opinion at or prior to the closing date of the Merger. Compensation for our services, including the preparation and delivery of these opinions, is not dependent or contingent upon the completion of a transaction and is not related to or based upon the nature of the findings made herein. The Company has agreed to indemnify us for certain liabilities that may arise out of rendering these opinions.

              In connection with rendering this opinion, Chaffe, among other things: (i) reviewed the form of the Merger Agreement, (ii) reviewed the financial statements of the Company included in its SEC Form 10-Ks for the four years ended December 31, 2001, a draft dated March 26, 2003 of the Company SEC Form 10-K for the year ended December 31, 2002, the SEC Form 10-Q for the quarter ended September 30, 2002, and certain other Company historical financial and operating information prepared by its management that we deemed relevant; (iii) reviewed pro forma financial projections for the Company for the fiscal year ended December 31, 2003, also prepared by Company management; (iv) reviewed and discussed the past and current operations, financial condition and prospects of the Company with members of the Company's senior management and board of directors; (v) reviewed and discussed the strategic rationale for the Merger with members of the Company's senior management and board of directors; (vi) reviewed the publicly reported prices and trading activity for the Company common stock; (vii) compared the financial performance of the Company and the prices and trading activity of the Company's common stock with similar publicly available information for certain comparable publicly-traded companies and their securities; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable business combinations among toy companies specifically, and other industries generally; and (ix) performed such other analyses and examinations, and considered such other financial, economic and market criteria as Chaffe deemed appropriate to this opinion.

              In our review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, appraisals and all other information publicly available or furnished to us by the Company or otherwise reviewed by us for purposes of our opinion, and we have assumed such accuracy and completeness for purpose of rendering this opinion. Chaffe has not been asked to perform and has not undertaken an independent verification of any such information, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the value of the Company's assets or liabilities (contingent or otherwise). With respect to the Company's projected financial results, Chaffe has assumed, with your consent, that they were reasonably prepared on bases reflecting the Company senior management's best currently available estimates and judgments of future financial performance. We have further relied upon the assurances of the Company's senior management that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. Chaffe notes that the Company's senior management is composed of certain members of the Buyer Group or affiliated with the Buyer Group. We express no opinion as to such financial projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated as of the date hereof.

              In connection with the preparation of our opinions, we were not authorized to solicit, and did not solicit, third parties regarding alternatives to the Merger. We have not considered the relative merits of the Merger as compared to (i) any alternative business strategy that might exist for the Company or (ii) the effect of any other transaction in which the Company might engage. The Company has informed us of certain discussions that the Company has had over the past year with a potential transaction partner. We have relied, with your consent, on the information provided by Company management about the nature and outcome of such discussions, without independent verification. Although we evaluated the Merger consideration from a financial point of view, we were not asked, and did not recommend, the specific consideration payable in the Merger. We have assumed that the Merger will be consummated on substantially the same terms as set forth in the Merger Agreement. It should be understood that subsequent developments may affect this opinion. Further, we express no opinion as to the prices or trading ranges at which the Company common stock will trade at any time.

              Our opinion is addressed to the special committee of the board of directors of the Company; it does not constitute a recommendation to any Company shareholder as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger; and it should not be relied upon by any shareholder as a recommendation as to how to vote his or her shares. This opinion is directed only to the fairness, from a financial point of view, of the total Merger consideration of $0.47 per share of common stock to be received by Company shareholders, other than the members of the Buyer Group, and does not address the underlying business decision to engage in the Merger, or the relative merits of the Merger as compared to any alternative business strategy that might exist for the Company. Our opinions may not be reproduced, summarized, described or referred to or given to any other person without our prior consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of Company's common stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel.

              Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion as of the date hereof, that the total Merger consideration of $0.47 per share of common stock is fair, from a financial point of view, to the holders of the Company's common stock, other than the members of the Buyer Group.

Very truly yours,

CHAFFE & ASSOCIATES, INC.

APPENDIX C

Provisions of the Texas Business Corporation Act Regarding Appraisal Rights

Art. 5.11    Rights of Dissenting Shareholders in the Event of Certain Corporation Actions

A.    Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

        (1)  Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (2)  Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

        (3)  Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

B.    Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

        (1)  the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

          (a)  listed on a national securities exchange;

          (b)  listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

          (c)  held of record by not less than 2,000 holders;

        (2)  the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

        (3)  the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

          (a)  shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

            (i)    listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

            (ii)  approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

            (iii)  held of record by not less than 2,000 holders;

          (b)  cash in lieu of fractional shares otherwise entitled to be received; or

          (c)  any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

Art. 5.12    Procedure for Dissent by Shareholders as to Said Corporation Actions

A.    Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

        (1)  (a)    With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

                      (b)    With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

        (2)  Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

        (3)  If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

B.    If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

C.    After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

D.    The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

E.    Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

F.    The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

G.    In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

Art. 5.13    Provisions Affecting Remedies of Dissenting Shareholders

A.    Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

B.    Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

C.    Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

PROXY

DSI TOYS, INC.

              The undersigned hereby appoints E. Thomas Martin and Joseph S. Whitaker, together or either of them acting individually, as proxy, with power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all shares of voting stock of DSI Toys, Inc. (the "Company") standing in the name of the undersigned at the special meeting of shareholders to be held at 1:30 p.m. local time on May 13, 2003, at the Company's corporate offices, 10110 West Sam Houston Parkway South, Suite 150, Houston, Texas 77099, and especially to vote on the item of business specified below, as more fully described in the notice of the special meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.

For ( )	Against ( )	Abstain ( )	Approval of the Merger and the Merger Agreement

              In his discretion, each proxy is authorized to vote upon any adjournment of the special meeting.

              THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED IN FAVOR OF THE MERGER AND THE MERGER AGREEMENT.

              The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such shares and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

Dated: , 2003
Signature of Shareolder
Printed Name

This proxy should be signed exactly as your name appears hereon. When signing as attorney, executor, administrator, guardian, trustee, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.
PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

QuickLinks

DSI TOYS, INC.
SUMMARY TERM SHEET
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
THE SPECIAL MEETING
SPECIAL FACTORS
FINANCIAL INFORMATION
RECENT DEVELOPMENTS
LITIGATION
MARKET PRICES AND DIVIDEND INFORMATION
PRICE RANGE OF COMMON STOCK
RISK FACTORS AND FORWARD LOOKING STATEMENTS
THE PARTIES
SECURITIES OWNERSHIP
DIRECTORS AND EXECUTIVE OFFICERS
THE MERGER AGREEMENT
DISSENTERS' RIGHTS OF APPRAISAL
INDEPENDENT ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
SHAREHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX A Agreement and Plan of Merger
APPENDIX B Opinion of Chaffe & Associates, Inc.
APPENDIX C Provisions of the Texas Business Corporation Act Regarding Appraisal Rights
PROXY DSI TOYS, INC.